UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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Kelly Services, Inc.

(Name of Registrant as Specified In Its Charter)

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Connecting people to work for 75 years. 2022 PROXY STATEMENT AND NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Letter to Stockholders

April 18, 2022

Dear Stockholders:

2021 was a year of challenges and hopeful progress as the world’s companies and talent learned to navigate an uneven recovery from the COVID-19 pandemic. Kelly entered our 75th year with solid momentum, bolstered by the swift actions and strategic decisions we implemented in the depths of the pandemic-driven crisis. Our new operating model was solidly in place, and with our business organized around our existing strengths and significant market opportunities, our specialty strategy began gaining traction. As the year unfolded and brought the Delta and Omicron variants, recurring global supply chain shortages, and new dynamics in a tight talent market, Kelly persevered and ended 2021 better than we began it. Through it all, our commitment to our specialty growth strategy never wavered. We not only rose to the challenges of 2021, but also laid the groundwork for unleashing significant growth in the years ahead. Our actions make clear that Kelly has no intention of returning to “normal.” We have our sights set on exceptional, and we will settle for nothing less.

Confirming Our Financial Resilience

Customer demand for our services increased throughout 2021, reaching or exceeding pre-pandemic levels at various speeds across specialties. Our Professional & Industrial and Education segments – the hardest-hit by the pandemic and its restrictions – put the worst of the pandemic behind them by year’s end and exited 2021 with new customer wins and strong sales pipelines. Our Science, Engineering, and Technology segment drove double-digit growth in outcome-based business and scientific solutions. Our International segment navigated the uneven recovery across EMEA, led by growth in key European countries. And, OCG, the most resilient of our business segments throughout the pandemic, continued to deliver double-digit growth every quarter in 2021.

Kelly entered the pandemic with a healthy balance sheet and we not only protected it, we put it to work for our specialty growth strategy. We made the Company’s largest ever acquisition with the purchase of Softworld, a leader in the fast-growing technology staffing and solutions space – and still ended the year with ample cash and available capacity to pursue other strategic opportunities. We made structural improvements in our businesses, driving growth in our gross profit rate; and we reinstated a dividend for our stockholders, which had been temporarily suspended during the worst of the pandemic.

Sustained fee momentum in 2021 points toward our customers’ investments in their future workforce, and increased demand in our staffing and outsourcing businesses reflects a market eager for the specialty solutions we provide. We move forward with our business firmly arranged around specialties that target these areas of robust demand, promising growth opportunities, and Kelly’s proven ability to win.

Strong Governance Practices

Our governance practices continue to inform Kelly’s ethical and disciplined approach to growth. Our board of directors is at the heart of these practices, and brings diverse insights gathered across varying industries, backgrounds, and tenures, with women and diverse members making up 44% of the board. Each of the board’s three committees – audit; compensation and talent management; and corporate governance and nominating – continue to be comprised exclusively of independent directors.

The board itself also continues to evolve. Board member Carol Adderley, who has served with distinction since 2010 and has provided an invaluable linkage to the Kelly family legacy, will not stand for reelection in 2022. And after more than 17 years of distinguished service – including a long tenure as chair of the corporate governance and nominating committee – board member Jane Dutton will be retiring in 2022. Both have our gratitude for the insights, integrity, and value they brought to Kelly throughout the years.

We are also pleased to welcome dynamic new members to our board of directors in 2022. In January, the board appointed Amala Duggirala, executive vice president and enterprise chief information officer at USAA, and InaMarie Johnson, former chief people and diversity officer at Zendesk. Our two new directors bring to the Board skills and experiences that will be invaluable additions to the attributes of the existing members of the Board.

Letter to Stockholders

Committed to Diversity, Equity, and Inclusion (DEI)

The modern workforce increasingly weighs companies’ values and viewpoints on diversity, equity, and inclusion when making their career decisions. Guided by our noble purpose of connecting people to work in ways that enrich their lives, we remain committed to making Kelly – and all workplaces – more inclusive and equitable. In 2021, we continued to redesign our hiring practices to remove unnecessary barriers to employment, simultaneously unlocking new talent sources amidst historic U.S. labor shortages. We also launched new companywide training and amplified the voices of diverse talent through our employee affinity groups.

Externally, 2021 saw expansion of our Equity@Work initiative, which is designed to remove systemic barriers that make it difficult for many people to participate or realize their full potential in the labor market. Through innovative programs, media campaigns, community outreach, partnerships with like-minded associations, and one-on-one client education, Kelly is bringing the message of diversity, equity, and inclusion to the marketplace. Two new programs gained considerable traction in 2021. Our Kelly 33 program opens doors for former non-violent offenders and has led to significant reduction in employee turnover rates for key clients. Our Kelly Certification Institute is helping talent reskill and upskill in a fast-changing world and providing them an opportunity to gain alternative credentials that improve their ability to secure meaningful work. We’re proud of the recognition Kelly continues to receive for our intentional DEI focus, including accolades for our work with the LGBTQ+ community, minority-owned businesses, women, military families, and more.

DEI remains a vital component of Kelly’s integrated Environmental, Social, and Governance (“ESG”) reporting framework, which we formally communicate through our Corporate Sustainability and ESG Report 2021 titled Growing with Purpose. The report is prepared in alignment with the Global Reporting Initiative Standards set forth by the United Nations Global Compact Guidelines and discloses our corporate sustainability strategy as aligned to the ESG framework.

A Strategic Path Forward

We are moving forward in 2022 having fully shifted from recovery to the relentless pursuit of aggressive growth. As we execute our specialty strategy, we are remixing our portfolio toward higher-margin, higher-growth specialties that can deliver increased shareholder value.

In February 2022, we took a significant step in our growth strategy by unwinding our cross ownership with Persol and reducing our ownership interest in our APAC joint venture, PersolKelly. These actions unlocked an unprecedented amount of capital to invest in Kelly’s specialty growth strategy. Between monetizing our APAC investments and leveraging the strength of our balance sheet, we stand ready with nearly a half-billion dollars available to accelerate the speed and scope of change at Kelly. We are excited at the possibilities and well-positioned to make bold decisions that drive inorganic growth and deliver outsized value for our stakeholders.

We are wasting no time in moving forward. In March 2022, we announced the acquisition of RocketPower, a leading provider of Recruitment Process Outsourcing (“RPO”) and other outsourced talent solutions. RocketPower’s customers include rapidly scaling U.S. tech companies known for disrupting industries and changing the world. Talent acquisition trends are driving tremendous growth in the RPO market, and this addition to the KellyOCG segment expands our RPO capabilities across the globe while providing another entry point into the fast-growing world of high-tech companies.

As we pursue aggressive inorganic growth, we will also invest in key value drivers. We know that Kelly’s success is powered by our people, and we are investing in the talent experience of our full-time employees, strengthening our people leaders as coaches and leveraging performance management systems to help our employees thrive in their Kelly careers. At the same time, we have committed resources to focus on the temporary employee experience and ensure we are supporting their shifting needs as they navigate a post-pandemic labor market. To underpin our efforts and enable growth, we are mapping a digital transformation journey to optimize our business and deliver personalized, user-friendly experiences for talent and clients alike.

Looking Ahead

The past two years have reshaped lives, labor markets, and long-range plans of industries around the world, but Kelly faces the future with renewed energy and strength. Our executive leadership team and board of directors have been fully engaged and committed to Kelly’s success at every stage of this winding journey, protecting the Company while

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Letter to Stockholders

charting a course for dynamic new growth. Our talented employees, temporary workers, and suppliers continue to bring our noble purpose to life around the world, inspiring us every day by connecting talented people to meaningful work.

We are grateful to our customers for their continued partnership as we move forward together into a brighter future. And we thank you, our stockholders, for your confidence that Kelly’s best days lie ahead. Together, we can usher in a new era of growth and progress for all.

With appreciation,

Donald Parfet Chairman of the Board	Peter Quigley President and CEO

“I believe everyone deserves the right to meaningful work and I’ve seen firsthand how work can change lives. At Kelly, we have an incredible opportunity to knock down barriers to employment and create a more inclusive, equitable and prosperous future.”

Peter Quigley

President and CEO

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Notice of Annual Meeting of Stockholders

2022 Annual Meeting of Stockholders

Date and Time:	Place:	Record Date:

Wednesday, May 18, 2022 at 11:00 a.m., Eastern Daylight Time	Virtual Meeting: kellyservices.com	Close of Business, Eastern Daylight Time, March 28, 2022

Voting Matters	How to Vote

At the Annual Meeting, you
will be asked to consider
the following proposals

Proposal 1.

Election of nine Board-recommended director nominees

Proposal 2.

Advisory approval of the Company’s executive compensation

Proposal 3.

Ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2022 fiscal year

Proposal 4.

Transaction of any other business as may properly come before the Meeting

	Online - www.envisionreports.com/kelyb	QR code - Scan and vote with your mobile device
	Calling - 1-800-652-VOTE (8683) Within the U.S., U.S. territories & Canada on a touch tone telephone	Mail - Return the signed proxy card

Proxies submitted online or by telephone must be received by 11:59 p.m., Central Daylight Time, on May 17, 2022. If you vote by mail, your proxy card must be received before the Annual Meeting.

Beneficial owners, who own shares through a bank, brokerage firm, or other financial institution, can vote by returning the voting instruction form, or by following the instructions for voting via telephone or the Internet, provided by the bank, broker, or other organization. If you own shares in different accounts or in more than one name, you may receive different voting instructions for each type of ownership. Please vote all your shares.

If you are a stockholder of record or a beneficial owner who has a legal proxy to vote the shares, you may choose to vote online by attending the Annual Meeting by webcast.

If you were a holder of record of the Company’s Class B Common Stock at the close of business on the Record Date, March 28, 2022, you are entitled to vote at the Annual Meeting.

Please promptly submit your vote by internet, telephone, or by signing, dating, and returning the enclosed proxy card or voting instructions form in the postage-paid envelope provided so that your shares will be represented and voted at the meeting.

Thank you for your interest in Kelly.

By Order of the Board of Directors

JAMES M. POLEHNA

Corporate Secretary

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CEO and Other Named Executive Officers Pay Mix	53
Elements of Compensation for Named Executive Officers	54
2022 Executive Incentive Plans	54
Process for Determining Executive Compensation	54
Role of the Compensation and Talent Management Committee	54
Role of the Independent Compensation Consultant	55
Role of Management	55
Comparator Data	55
Tally Sheets	56
Senior Officer Performance Reviews and Succession Planning	57
Compensation Programs: Decisions and Actions in 2021	57
Base Salary	57
Annual Cash Incentive	58
Long-Term Incentives	61
Retirement Benefits	65
Health and Welfare Benefits	65
Perquisites	66
Senior Executive Severance Plan	66
Governance of Executive Compensation Programs	67
Annual Say on Pay Vote	67
Executive Stock Ownership and Retention Requirements	67
Incentive Compensation Recovery (“Clawback”) Policy	67
Hedging and Pledging of Shares	68
Tax Considerations: Deductibility of Executive Compensation	68
Compensation and Talent Management Committee Report	68

2021 Executive Compensation Tables	69
Summary Compensation Table 2021	69
Grants of Plan-Based Awards 2021	70
Outstanding Equity Awards at Fiscal Year End 2021	71
Option Exercises and Stock Vested 2021	72
Nonqualified Deferred Compensation 2021	72
Potential Payments Upon Termination or Change In Control 2021	72
Summary of Potential Payments	72
Senior Executive Severance Plan	73
Treatment of Long-Term Incentive Awards	74

CEO Pay Ratio	78

Proposal 3: Ratification of the Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for the 2022 Fiscal Year	80
Audit and Non-Audit Fees	80
Report of the Audit Committee	81

Questions and Answers About the Proxy Statement and the Annual Meeting	82

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Proxy Summary

This summary highlights information contained elsewhere in this Proxy Statement. Please refer to the complete Proxy Statement and Kelly’s 2021 Annual Report before you vote.

2022 Annual Meeting of Stockholders Details

Date and Time Wednesday, May 18, 2022 at 11:00 a.m., Eastern Daylight Time	Place Virtual Meeting: kellyservices.com	Record Date Close of Business, Eastern Daylight Time, March 28, 2022

Voting

Class B Stockholders as of the Record Date are entitled to vote. Each share of Class B Common Stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on.

Admission

All holders of the Company’s Class A and Class B Common Stock are invited to attend the Annual Meeting of Stockholders.

Meeting Agenda

PROPOSAL 1. Election of nine directors	PROPOSAL 2. Advisory vote to approve the Company’s executive compensation	PROPOSAL 3. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2022 fiscal year
✓ FOR Each Nominee	✓ FOR	✓ FOR
page 13	page 46	page 80

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Proxy Summary

Director Nominees

The following table provides summary information about each director nominee. Each director is elected annually by a plurality vote.

Name	Age	Director Since	Principal Occupation	Independent	Other Public Company Boards

Donald R. Parfet Chairman of the Board	69	2004	Managing Director, Apjohn Group, LLC; General Partner, Apjohn Ventures Fund; General Partner, Apjohn Ventures Annex Fund	✓	2

Peter W. Quigley President and CEO	60	2019	President and Chief Executive Officer, Kelly Services, Inc.

Gerald S. Adolph	68	2018	Retired Senior Partner, Booz & Co.	✓	1

George S. Corona	63	2017	Retired President and Chief Executive Officer, Kelly Services, Inc.

Robert S. Cubbin	64	2014	Retired President and Chief Executive Officer, Meadowbrook Insurance Group, Inc.	✓	1

Amala Duggirala	47	2022	Executive Vice President, Enterprise Chief Information Officer, United Services Automobile Association (USAA)	✓

InaMarie F. Johnson	57	2022	Former Chief People and Diversity Officer, Zendesk, Inc.	✓

Terrence B. Larkin	67	2010	Retired Executive Vice President, Business Development, General Counsel and Corporate Secretary, Lear Corporation	✓

Leslie A. Murphy	70	2008	President and CEO, Murphy Consulting, Inc.; Former Chair, American Institute of Certified Public Accountants	✓	1

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Proxy Summary

Corporate Governance Highlights

Kelly is committed to sound corporate governance as means of enhancing long-term stockholder value. The following table summarizes certain of our governance practices and processes.

Independence	Accountability	Best Practices

• Majority independent Board	• Annual election of all directors	• Robust director selection process resulting in diverse Board relative to gender, race, ethnicity, experience, and skills

• Independent Chairman of the Board	• Annual election of Chairman of the Board	• Board attendance of 100% during 2021

• 100% Independent Board Committees	• Annual evaluation of CEO (including compensation) by independent directors	• Strong oversight of strategic planning and objectives, financial performance, and Enterprise Risk Management (“ERM”) by the Board and Audit Committee

• Frequent executive sessions where independent directors meet without management and non-independent directors	• Annual Board and Committee self-evaluations and bi-annual peer review	• CEO and executive leadership succession planning by the Board and Compensation and Talent Management Committee

• Committees may hire independent advisors	• Annual review of corporate governance documents to ensure they reflect best practices	• Policies prohibiting short-sales, hedging, pledging, and margin accounts

• No related party transactions between the Company and members of the Board or senior management	• Clawback policy that applies to short-term and long-term incentive compensation plans for senior management	• Strong oversight of Environmental, Social and Governance (“ESG”) standards by the Board and Corporate Governance and Nominating Committee

	• Stock ownership requirements for directors and senior management	• Orientation program for new directors

Meet Today’s Kelly

We’re building on 75 years of industry leadership.

Top 1 & 2	Top 5	Leading	Delivering

on Staffing Industry Analysts 2021 list of largest U.S. workforce providers: #1 in education and #2 in engineering.	science and office talent provider in the U.S.	managed services provider with $9.4 billion spend under management.	workforce solutions across Americas, EMEA, and APAC.

Supported	Powering	#2 out of 250	#2 Globally

by 4,600+ supplier partners globally.	the Fortune 500 with workforce solutions.	on Forbes’ 2021 list of America’s Best Professional Recruiting Firms.	on list of Top Ten Global Champions for Supplier Diversity & Inclusion.

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Proxy Summary

A Year in Review

As we entered 2021, Kelly was positioned to take advantage of improving economic conditions and the beginning of a recovery in customer demand. While 2021 had its share of headwinds, most notably the emergence of the Delta and Omicron variants of the COVID-19 virus, continued global supply chain shortages, and a talent supply shortage, we ended the year better than we began it. We achieved revenue of $4.9 billion and earnings from operations of $48.6 million in a year of solid progress in Kelly’s overall growth journey. Kelly’s gross profit increased 11.1% from the prior year to $919 million. We made our largest ever acquisition in April 2021 with the purchase of Softworld, a leader in the fast-growing technology staffing and solutions space. We made structural improvements in our businesses, driving growth in our gross profit rate to 18.7%, an increase of 40 basis points.

Customer demand for our services increased throughout 2021, reaching our pre-pandemic levels at various rates across specialties. Our Professional & Industrial and Education segments, the hardest hit by COVID, put the worst of the pandemic behind them by year’s end. The 1.1% decrease in revenue from services for the Professional & Industrial segment resulting primarily from lower demand in our outcome-based call center specialty and lower hours volume in staffing services, was partially offset by higher average staffing bill rates, increased outcome-based revenue in other specialties, and higher permanent placement income. Revenue from services for our Education business segment increased 45.2%, reflecting the return to in-school instruction by many schools, resulting in increased demand for our services as compared to 2020. Our Science, Engineering & Technology business segment drove growth of 13.5% in revenue from services, including from the acquisition of Softworld. Organic growth was driven by increased hours in our staffing business, coupled with an increase in outcome-based revenue and permanent placement income. Our International business segment continued its recovery, with increased revenue from services of 8%, primarily due to higher hours volume, particularly in Switzerland, Portugal, Italy and France. And OCG, the most resilient of our business segments, delivered revenue from services growth of 18.9% in 2021 due primarily to increased hours revenue in our Payroll Process Outsourcing specialty, coupled with revenue growth in both Recruiting Process Outsourcing and Master Service Provider products. Across all segments and in an evolving industry, we were well prepared for meeting our clients’ changing talent needs.

2021 Financial Highlights

Full Year 2021 Financial Summary

	Actual Results	Change Increase/(Decrease)
		As Reported	As Adjusted(1)

Revenue	$4.9B	8.7% 7.8% CC(2)	8.7% 7.8% CC(2)

Gross Profit %	18.7%	40 bps	40 bps

Earnings from Operations	$48.6M	NM NM CC(2)	18.7% 15.5% CC(2)

Adjusted EBITDA	$84.1M		21.8%

Adjusted EBITDA Margin	1.7%		20 bps

(1)	See reconciliation of Non-GAAP Measures included in Form 8-K dated February 14, 2022

(2)	Constant Currency (“CC”) represents year-over-year changes resulting from translating 2021 financial data into USD using 2020 exchange rates.

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Proxy Summary

Our Operating Model Aligns to these Specialties

(As Reported, by Business Unit)

We have redesigned our operating model to drive profitable growth in our chosen specialties.

	Kelly Professional & Industrial	Kelly Science, Engineering, Technology & Telecom	Kelly Education	Kelly OCG	Kelly International

Revenue	$1.8B	$1.2B(1)	$0.4B	$0.4B	$1.1B

GP Rate	16.9%	21.9%(1)	15.6%	32.7%	13.9%

Geographic Span	North America	North America	U.S.	Global	EMEA & Mexico

Specialties	– Industrial – Contact Center – Office – Professional	– Engineering – Science & Clinical – Technology – Telecom	– K-12 – Early Childhood – Higher Ed – Special Needs	– MSP(2) – RPO(2) – PPO(2) – Consulting	– EMEA Regional Life Sciences – Local Niches

Kelly size and margin profiles are based on 2021 full year results.

(1)	Kelly SET revenue and GP rate was $1.2B and 22.3% respectively, including the results of Softworld on a proforma basis.

(2)	Managed Service Provider (“MSP”); Recruitment Process Outsourcing (“RPO”); Professional Payroll Outsourcing (“PPO”)

Portfolio Progress

Our M&A activities are shifting our portfolio.

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Proxy Summary

Awards and Recognitions

National Minority Supplier Development Council (NMSDC) – Class 1 honors – 2020 Corporation of the Year	Michigan Minority Supplier Diversity Council (MMSDC) – 2021 ACE Award – Corporation of the Year for Professional Services & Staffing	Kelly was awarded the 2022 Military Friendly Employer and Military Friendly Spouse Employer designations by VIQTORY

For the 11th consecutive year, Kelly was recognized as one of America’s Top Corporations for Women-Owned Businesses by WBENC	For the 5th consecutive year, Kelly received a top score on the Human Rights Foundation’s Corporate Equality Index for Best Places to Work for LGBTQ Equality	Kelly earned 2021 Silver Supplier status in business sustainability from EcoVadis, ranking among the top 6% of companies assessed in the temporary employment agency activities industry

Kelly was named to FlexJobs® Top 100 Companies for Remote Jobs in each of the nine years the award has been in existence, 2014-2022	For the third year in a row, Kelly earned a Top 10 spot on the global diversity award by WEConnect International	Kelly was recognized for its outsourcing excellence on the International Association of Outsourcing Professionals (IAOP) 2022 Global Outsourcing 100 List

HR Vendor of the Year by Human Resources Online 2021 – Gold & Silvers Awards for Best Recruitment Process Outsourcing Partner – KellyOCG Malaysia & Singapore	Forbes named Kelly the No. 2 Professional Recruiting and Temporary Staffing Firm in America in 2021, as well as one of America’s Best Employers for Women and Diversity	Everest Group named Kelly a 2021 Leader for U.S. Contingent Workforce Staffing and Management, as well as Services Procurement

In November 2021, Kelly Portugal was officially awarded the seal of Inclusive Employer Entity Brand 2022. The seal – an initiative of the Portuguese Employment and Vocational Training Institute (IEFP) – certifies Kelly as an inclusive organization, as having “inclusive management practices developed by employers in relation to people with disabilities”.

In February 2022, Kelly Services Italy was awarded the Top Employer 2022 certification for fourth consecutive year. The recognition confirms the quality of work that Kelly is carrying out and represents an additional incentive to achieve our aim of offering people an environment that can inspire them, involve them, make them collaborative, and help them to grow and be successful.

In February 2022, Computrabajo named Kelly as the Best HR Company to Work for in Mexico in their Best WorkPlaces 2022 ranking. Users of this job portal rated the companies and choose Kelly as No. 1.

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Proxy Summary

Executive Compensation Highlights

•  Align pay with performance using balanced performance measures that are linked to strategic business objectives in both short- and long-term incentives for senior officers

•  Align executive compensation with stockholder returns through performance-based equity incentive awards

•  Annual review of performance measures and goals for our annual and long-term incentive plans by the independent Compensation and Talent Management Committee to ensure we use diversified measures with challenging, but attainable targets

•  Require the achievement of a minimum acceptable level of financial performance for any payment to be made pursuant to the Short-Term Incentive Plan (“STIP”)

•  Include caps on individual incentive payouts in incentive plans

•  Require stock ownership and retention of a portion of equity-based awards by senior officers

•  Hold an annual “say-on-pay” stockholder advisory vote on executive compensation

•  Retain an independent executive compensation consultant to the Compensation and Talent Management Committee

•  Regular review of executive compensation governance market practices, particularly when considering the adoption of new practices or changes in existing programs or policies

•  Conduct annual assessments of any potential risks in our incentive compensation programs and policies and related internal controls

•  Annually review with the Compensation and Talent Management Committee share utilization, burn rate, and dilution levels resulting from our compensation practices

•  Maintain an insider trading policy that requires directors, senior officers, and other designated officers of the Company to contact our Corporate Secretary prior to sales or purchases of common stock

•  Maintain a double trigger for the accelerated vesting provisions under the Equity Incentive Plan (“EIP”) and the Senior Executive Severance Plan

•  Condition severance benefits for senior officers on compliance with restrictive covenants

•  Provide employment agreements for senior officers (except where standard local practice)

•  Guarantee bonus arrangements with our senior officers

•  Allow directors or senior officers to engage in hedging or pledging of Company securities

•  Allow the repricing or backdating of equity awards

•  Pay dividend equivalents on unvested restricted stock units until performance hurdle has been achieved and vesting period has been completed

•  Pay dividends on performance share awards

•  Provide excise tax gross-ups upon change-in-control

•  Grant incentive awards to senior officers that are not subject to the Company’s Incentive Compensation Recovery (“Clawback”) Policy

•  Accrue additional retirement benefits under any supplemental executive retirement plans (“SERPs”)

•  Provide excessive perquisites

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Proposal 1 – Election of Directors

The Board of Directors has nominated nine individuals for election as directors at the Annual Meeting, each to serve for one year and until his or her successor is elected and qualified. Each of our director nominees currently serves on the Board and was elected to a one-year term at the 2021 Annual Meeting of Stockholders, except for Amala Duggirala and InaMarie F. Johnson, who were appointed to the Board in January 2022. Carol M. Adderley who has served with distinction as a director since 2010, will not be standing for reelection for the 2022-2023 term. Jane E. Dutton who has served with distinction as a director since 2004, will be retiring from the Board of Directors effective as of the date of the Annual Meeting.

Directors will be elected by a plurality of the votes cast by holders of Class B Common Stock who are present in person, or represented by proxy, and entitled to vote at the Annual Meeting. Our controlling stockholder, the Terrence E. Adderley Revocable Trust K (“Trust K”), has indicated its support and intention to vote for each of the director nominees.

We do not contemplate that any of the nominees will be unavailable to serve at the time of the Annual Meeting. In that event, however, the persons named in the enclosed form of proxy may vote for the election of a substitute selected by the Board or the Board may reduce its size.

Director Independence

On February 16, 2022, our Board affirmatively determined that directors Gerald S. Adolph, Robert S. Cubbin, Amala Duggirala, InaMarie F. Johnson, Terrence B. Larkin, Leslie A. Murphy, and Donald R. Parfet, representing a majority of the Board, are independent. The Board’s guidelines for director independence conform to the listing standards of the Nasdaq Global Market (“Nasdaq”) on which the Company’s common stock is listed.

Board Nominees

Each of our director nominees has been recommended for election by our Corporate Governance and Nominating Committee and nominated by our Board. They are seasoned leaders who have held an array of diverse leadership positions in public and private companies, nonprofit organizations, and other businesses. They represent diverse backgrounds and viewpoints. Together, they bring to our Board broad diversity in terms of experience, skills, and personal attributes. The Board believes that this diversity strengthens the Board’s ability to carry out its oversight role on behalf of stockholders and is proud of the Company’s long history of having at least three directors who are women on the Board for the past 13 years. While we do not have a formal diversity policy, the Board will continue to build upon its diversity in connection with future Board membership.

For each of the nine director nominees standing for election, the following pages set forth certain biographical information, including a description of their principal occupation, business experience, and the primary qualifications, experience, skills, and attributes that the Corporate Governance and Nominating Committee considered in recommending them as director nominees, as well as the Board committees on which each director nominee will serve as of the 2022 Annual Meeting. The charts on diversity, independence, age, tenure, skills, experience, and attributes assume that all director nominees are elected as directors at the Annual Meeting. Age and tenure for each director nominee is effective as of April 18, 2022.

Board Composition

The Corporate Governance and Nominating Committee is responsible for identifying and recommending to the Board qualified candidates for Board membership. The Committee regularly reviews the mix of individual qualifications, experience, skills, and attributes of incumbent directors to assess overall Board composition and define Board succession goals. This includes identifying areas of opportunity, specifically with respect to the need to add new members with particular expertise and experience that would enhance the overall strength of the current Board and the ability of the Company to execute its long-term strategic plan. The Committee’s goal is to build an effective Board with diverse perspectives and viewpoints that is responsive to the current and anticipated needs of the Company and long-term interests of stockholders.

The Committee considers the following core qualifications for Board composition:

•	demonstrated leadership skills and understanding of the complexities of business organizations;

•	the highest personal and professional ethics, integrity, and values;

•	objectivity and independence of thought and leadership;

•	strength of character, and sound judgment;

•	strong interpersonal and communication skills; and

•	highly accomplished in his or her respective field.

13

Proposal 1: Election of Directors

Director candidates must also have a willingness to devote sufficient time to discharge their duties, taking into consideration principal occupation, memberships on other boards, attendance at Board and committee meetings, and other responsibilities. In addition, director candidates must have an intention to serve an appropriate length of time in order to make a meaningful contribution to the Company and the Board. Each of our director nominees demonstrates the core qualifications listed here.

The Committee also considers specific criteria as provided below, that varies from time to time based on the Company’s current and future priorities and needs, and the balance of the candidate’s experiences, skills, and attributes with those of other members of the Board.

The Committee considers the following specific experience and skills for Board composition, as illustrated in our Board Composition Matrix on the next page:

•

Executive Leadership, including experience as a Chairman of the Board, Chief Executive Officer, Chief Operating Officer, or substantially equivalent level executive officer of a complex organization such as a corporation, university, or major unit of government or a professional who regularly advises such organizations.

•	Complex Organizations, including demonstrated leadership and other relevant experience with complex organizations of similar size and scope.

•

Transformation, successful leadership of large-scale transformations, including cultural evolutions, restructuring and enhancing organizational design to improve effectiveness, leveraging change management principles and tools to architect the culture needed to drive profitable growth.

•

Innovation, experience as innovative leader with proven experience turning new ideas and technologies into assets that transform businesses; embraces the idea of doing things differently; empowers employees to be creative and challenge the status quo; views collaboration across all levels of the organization as an opportunity to tap diverse viewpoints; stays competitive by creating a culture of continuous improvement.

•	Industry, including experience or skill in human resources, talent/workforce solutions, organizational behavior, or the staffing or business services industry.

•

Technology, experience in the high-level planning and execution of business initiatives through use of technology to build business efficiencies and competitive advantage; proactive leader in enabling the business to achieve objectives through the effective use of technology; experience defining opportunities and prioritizing technology projects based on predefined criteria (e.g., ROI, productivity, compliance).

•	Digitization and Modernization experience.

•	Financial Acumen, including the ability to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement.

•

Financial Expert, including financial and/or accounting expertise, generally, and as necessary to fulfill the financial requirements of NASDAQ and the Securities and Exchange Commission (education and experience as CFO, finance/accounting executive, public accountant or auditor, or person performing similar functions).

•	Risk Management, including experience with risk management and/or cybersecurity and data privacy expertise.

•	Legal or Corporate Governance experience.

•	Mergers & Acquisitions experience.

•	Social, Climate, and Environmental, and/or sustainability-related skills and experience.

•	Exemplification of Russ Kelly Family Characteristics, including high personal and professional ethics, integrity and values, pioneering spirit, and human capital experience.

•	Audit Committee experience (other than Kelly).

•	Compensation Committee experience (other than Kelly).

•	Governance & Nominating Committee experience (other than Kelly).

In determining whether to recommend a director for re-nomination, the Committee also considers the director’s recent contributions and potential for continuing contributions to the work of the Board. The Board has not adopted a policy whereby stockholders may recommend nominees to the Board because of the Company’s status as a controlled company. The Committee may engage third parties to assist in the search for director candidates. The director selection process is described in greater detail in the “Corporate Governance” section of this proxy statement.

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Proposal 1: Election of Directors

The matrix below is a summary of the range of key experience, skills, and attributes that each director nominee brings to our Board. Because it is a summary, it is not intended to be a complete description of each director nominee’s strengths or contributions to the Board. Additional details on each director nominee’s qualifications, experiences, skills and attributes are set forth in their biographies.

Director Nominees

Specific Experience and Skills (May vary based on current and future Company priorities/needs)	COB Parfet	CEO Quiqley	Dir Adolph	Dir Corona	Comp Chair Cubbin	Dir Duggirala	Dir Johnson	Gov Chair Larkin	Audit Chair Murphy

Executive Experience	●	●		●	●	●		●	●

Complex Organizations	●	●	●	●	●	●	●	●	●

Transformation	●	●	●		●	●	●		●

Innovation	●	●	●	●	●	●	●

Industry	●	●	●	●	●	●	●		●

Technology		●		●		●	●

Digitization and Modernization						●

Financial Acumen	●	●	●	●	●	●	●	●	●

Financial Expert	●			●	●				●

Risk Management		●		●	●	●	●	●	●

Legal or Corporate Governance		●			●			●	●

Mergers & Acquisitions	●	●	●	●	●	●	●	●

Social, Climate, and Environmental		●	●			●	●

Exemplification of Russ Kelly Family Characteristics		●	●	●	●	●	●	●	●

Audit Committee (other than Kelly)	●		●		●	●			●

Compensation Committee (other than Kelly)	●		●		●		●		●

Governance & Nominating Committee (other than Kelly)	●		●					●

Tenure and Independence

Board Tenure (years)	17	2	4	4	7	<1	<1	11	14

Independence	●		●		●	●	●	●	●

Demographics

Age	69	60	68	63	64	47	57	67	70

Gender Identity	M	M	M	M	M	F	F	M	F

African American or Black			●				●

Alaskan Native or American Indian

Asian						●

Hispanic or Latinx

Native Hawaiian or Pacific Islander

White	●	●		●	●			●	●

Two or More Races or Ethnicities

LGBTQ+

Did Not Disclose Demographic Background

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Proposal 1: Election of Directors

Board Diversity

“Kelly is proud to have a rich history of diverse representation on its board. The inclusion of diverse voices has guided Kelly’s evolution and is playing a crucial role in enabling the bold decisions that upderpin the company’s strategy for growth.”

Donald Parfet

Chairman of the Board

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Proposal 1: Election of Directors

Biographical Information About Director Nominees

	DONALD R. PARFET Age: 69 Director since: 2004 Chairman of the Board Independent	PETER W. QUIGLEY Age: 60 Director since: 2019 Chief Executive Officer

Board Committees: • None		Board Committees: • None

Principal Occupation and Directorships:

•  Managing Director, Apjohn Group, LLC (2001 - present)

•  General Partner, Apjohn Ventures Fund (2003 - present)

•  General Partner, Apjohn Ventures Annex Fund (2010 - present)

•  Director, Rockwell Automation, Inc. (2008 - present)

•  Director, MASCO Corporation (2012 - present)

•  Director, Sierra Oncology Inc. (2015 - 2019)

Principal Occupation and Directorships:

•  President and Chief Executive Officer, Kelly Services, Inc. (2019 - present)

•  Executive Vice President, President of Global Staffing and General Manager of IT, Global Service, and Global Business Services, Kelly Services, Inc. (2017 - 2019)

•  Senior Vice President, General Counsel, Chief Administrative Officer and Assistant Secretary, Kelly Services, Inc. (2015 - 2017)

Education: • University of Michigan, MBA, Finance • University of Arizona, BA, Economics		Education: • National Law Center at George Washington University, JD • University of Michigan, BA

Mr. Parfet was appointed Chairman of the Board in 2018. Prior to being appointed to the Chairman role, he served as the Board’s Lead Director since 2012. He currently leads a business development company and a venture capital firm focused on the development of emerging medicines. He also serves as a director of two large publicly held companies and is a director and Trustee of several charitable and civic organizations. Mr. Parfet brings extensive financial and operating experience to the Board as an executive with responsibilities for numerous global businesses.

Mr. Quigley was appointed President and Chief Executive Officer of Kelly in October 2019. He has 18 years of experience in a variety of roles at Kelly and has served as an officer of the Company since 2004. Prior to joining Kelly, Mr. Quigley held an array of roles at Lucent Technologies and AT&T Corporation. Mr. Quigley also serves on the Boards of the American Staffing Association, Detroit Regional Chamber and the Detroit Economic Club. Mr. Quigley brings his leadership experience and extensive knowledge of the Company’s business to the Board.

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Proposal 1: Election of Directors

GERALD S. ADOLPH Age: 68 Director since: 2018 Independent	GEORGE S. CORONA Age: 63 Director since: 2017

Board Committees: • Audit • Compensation and Talent Management • Governance and Nominating	Board Committees: • None

Principal Occupation and Directorships:

•  Director, NAACP Legal Defense and Education Fund (1998 - present)

•  Director, Cintas Corporation (2006 - present)

•  Board Chair, Cardinal Spellman High School Board (2022 - present)

•  Trustee, Cardinal Spellman High School Board (2010 - 2022)

•  Senior Partner and other executive positions, Booz & Co. (1981 - 2016)

Principal Occupation and Directorships:

•  President and Chief Executive Officer, Kelly Services, Inc. (2017 - 2019)

•  Executive Vice President and Chief Operating Officer, Kelly Services, Inc. (2009 - 2017)

Education:

•  Harvard Business School, MBS

•  Massachusetts Institute of Technology, MS, Chemical Engineering

•  Massachusetts Institute of Technology, BS, Management Science (Concentration in Organizational Psychology)

•  Massachusetts Institute of Technology, BS, Chemical Engineering

Education: • Oakland University, MBA • Wayne State University, BSBA

Mr. Adolph joined our Board in March 2018 with over 35 years of experience in growth strategy, mergers and acquisitions, and technology-driven industry changes. He also has governance experience through his past service on the board of Booz & Co. and current service on the boards of Cintas Corp., where he chairs the compensation committee, and the NAACP Legal Defense and Education Fund, where he served as co-chair from 2011 to 2021. Mr. Adolph is a founding board member of Black Economic Alliance and served as a director from 2017 to 2020. He also serves on the board of Abt Associates. His extensive business expertise, strategic perspective, and strong leadership skills make him a valued contributor to the Board.

Mr. Corona served as President and Chief Executive Officer of Kelly from May 2017 until his retirement in September 2019. He had more than 20 years of experience in a variety of executive roles with Kelly, including eight years as Executive Vice President and Chief Operating Officer. Prior to joining Kelly in 1994, he held management roles at Digital Equipment Professional Services Group and Burroughs Corporation. Mr. Corona also serves on the boards of several not-for-profit organizations. He brings significant knowledge of the Company and executive leadership experience to the Board.

18

Proposal 1: Election of Directors

ROBERT S. CUBBIN Age: 64 Director since: 2014 Independent	AMALA DUGGIRALA Age: 47 Director since: 2022 Independent

Board Committees: • Audit • Compensation and Talent Management (Chair) • Governance and Nominating	Board Committees: • None

Principal Occupation and Directorships:

•  Director, Huntington Bancshares Incorporated (2017 - present)

•  Director, First Merit Corporation (2013 - 2017)

•  President and Chief Executive Officer, Meadowbrook Insurance Group, Inc. (2002 - 2016)

Principal Occupation and Directorships:

•  Executive Vice President and Chief Information Officer, United Services Automobile Association (USAA) (2022 – present)

•  Senior Executive Vice President, Chief Operations and Technology Officer, Regions Financial Corporation (2017 – 2021)

•  Director, Innovation Depot (2021)

•  Director, Techbridge, Inc. (2016 - 2020)

Education: • Detroit College of Law, JD • Wayne State University, BA, Psychology	Education: • Columbia University, MS, Technology Management • University of Nebraska at Omaha, MBA, International Business • Osmania University, BS, Electronics and Communications Engineering

Mr. Cubbin is an attorney with 31 years of experience in insurance law. In 2016, he retired as President and Chief Executive Officer of an insurance company. Mr. Cubbin currently serves as a director of one other publicly held company. In addition to his leadership experience, he brings to the Board expertise in the areas of legal, insurance, management, accounting, actuarial, investment, underwriting, reinsurance, and claims experience.

Ms. Duggirala joined our Board in January 2022. She is a leading strategist in digital transformation and technology with more than 24 years of leadership experience with global organizations. In addition to her strong fin-tech background, she brings to the Board extensive experience in vendor management, acquisition due-diligence, integrations, strategic planning, product development, operations, engineering, and data management.

19

Proposal 1: Election of Directors

INAMARIE F. JOHNSON Age: 57 Director since: 2022 Independent	TERRENCE B. LARKIN Age: 67 Director since: 2010 Independent

Board Committees: • None	Board Committees: • Audit • Governance and Nominating (Chair)

Principal Occupation and Directorships:

•  Chief People and Diversity Officer, Zendesk, Inc. (2018 - 2022)

•  Senior Vice President and Chief Human Resources Officer, Plantronics, Inc. (2015 - 2018)

•  Director, Entrepreneurship for All (EforAll) (2020 - present)

Principal Occupation and Directorships: • Executive Vice President, Business Development, General Counsel and Corporate Secretary, Lear Corporation (2008 - 2020)

Education: • John F. Kennedy University, MA, Organizational Development and Management • University of California, BA, Social Sciences (Emphasis in Human Resources Management)	Education: • Wayne State University Law School, JD cum laude • Michigan State University, BA (High Honors), Finance

Ms. Johnson joined our Board in January 2022. She is a human capital transformational leader with more than 30 years’ experience in strategy transformation and operational excellence in multiple industries. In addition to her leadership capabilities, Ms. Johnson has governance experience through her current service on the board of Entrepreneurship for All (EforAll). Her expertise in organizational development and management provides the Board with a fundamental view on employee experience, talent acquisition, development, and diversity, equity, and inclusion.

Mr. Larkin is an attorney with 28 years of experience in a business law practice. He retired in January 2020 as a member of the senior management team of a global manufacturing company with responsibility for legal affairs, internal audit, and global business development for mergers, acquisitions, and joint ventures. Mr. Larkin currently serves on the board of two not-for-profit organizations. He brings to the Board a valuable combination of complex problem-solving skills, governance expertise, and global experience.

20

Proposal 1: Election of Directors

LESLIE A. MURPHY Age: 70 Director since: 2008 Independent

Board Committees: • Audit (Chair) • Compensation and Talent Management

Principal Occupation and Directorships:

•  President and CEO, Murphy Consulting, Inc. (2008 - present)

•  Certified Public Accountant

•  Member of AICPA’s Governing Council (2000 - present)

•  Member of NACD Advisory Councils on Audit Committee Issues and Risk Oversight (2012 - present)

•  Director, Detroit Legal News Company (2012 - present)

Education: • University of Michigan, BBA, Accounting

Ms. Murphy is a certified public accountant, former chair of the American Institute of Certified Public Accountants, and former Group Managing Partner of Plante & Moran, LLP, a national accounting firm. The Board determined that Ms. Murphy qualifies as an “audit committee financial expert” within the meaning of applicable SEC regulations and has the leadership skills to chair the Audit Committee. She brings to the Board analytical capability, understanding of the economics and strategic elements of business, and expertise in enterprise risk management and cyber security.

The Board of Directors recommends a vote “FOR” the election of nine directors.

21

Corporate Governance

Compliance with Nasdaq Independence Standards for Non-Controlled Companies

Nasdaq, on which the Company’s common stock is listed, established exemptions from its governance requirements for “controlled companies,” defined as companies in which a single person, entity, or group holds more than 50% of the voting power for the election of its directors. The Company is a “controlled company” by virtue of the fact that Trust K, discussed below, has the power to vote approximately 93.5% of the Company’s outstanding shares of Class B Common Stock.

In keeping with the Company’s historic recognition of the importance of having a majority of independent directors, the Company elected to comply voluntarily with all the Nasdaq listing standards that otherwise do not apply to controlled companies. Thus, a majority of the Board are independent directors and all members of the three Board Committees, Audit, Compensation and Talent Management, and Corporate Governance and Nominating, are independent.

Prior to his death in October 2018, Terence E. Adderley, our former Chairman, was the trustee of Trust K. Upon his death, Trust K became irrevocable and, in accordance with the provisions of the trust, Andrew H. Curoe, David M. Hempstead, and William U. Parfet were appointed as successor trustees (the “co-trustees”). The co-trustees act by a majority vote when making investment decisions with respect to the Class B Common Stock held by Trust K. The co-trustees, acting as a majority, have sole voting and investment authority over Trust K and cannot be removed or replaced by the beneficiaries of Trust K.

William U. Parfet, a co-trustee, is the brother of Donald R. Parfet, Chairman of the Board. In determining that Donald R. Parfet is an independent director, the Board considered, among other things, that Donald R. Parfet and William U. Parfet are financially independent of one another, that the co-trustees are required to act by majority vote and that none of the co-trustees serves as an officer or director of the Company or has any personal financial interest in Trust K that could benefit from actions taken by the Board.

Role of the Board of Directors

The Board bears responsibility for the oversight of management on behalf of stockholders in order to ensure long-term value creation. In that regard, the Board oversees and provides guidance for the Company’s business, property, and affairs. On an ongoing basis, the Board oversees management’s development and implementation of the Company’s strategy and business planning process, and monitors performance relative to the achievement of those plans. The Board sets the tone at the top to support a corporate culture that emphasizes ethical standards, professionalism, integrity, and compliance. The Board and its committees consider long-range strategic issues and material risks facing the Company, together with management’s actions to address and mitigate these risks; oversee corporate policies and processes to promote and maintain the integrity of the Company’s financial reporting and controls, legal and ethical compliance, and relationships with customers and suppliers; review the Company’s sustainability practices and strategies; and provide oversight relative to the compensation of senior management, leadership development, and management succession planning.

As part of its oversight of the strategic direction of the Company, senior leadership presents to the Board at the beginning of each year the annual business plans for each business unit and the consolidated annual business plan for the Company as a whole. At each subsequent meeting throughout the year, management shares quarterly performance results for each business unit and the whole Company, and the Board discusses how these outcomes compare to the annual plans. Each year, the Board engages in a two-day offsite strategic planning meeting with management where it conducts a comprehensive review and discussion of the Company’s strategic direction and goals over the short-, medium-, and long-term, as well as management’s plans to achieve such goals. At least twice each year, the business unit presidents provide an in-depth review of their businesses to the Board, which includes a review of the strategic goals of the business and business performance relative to business strategy.

Board Leadership and Governance Structure

The Board is responsible for establishing and maintaining the most effective leadership structure for the Company. At the present time, the Board has determined that the roles of the Chairman of the Board and the Chief Executive Officer

22

Corporate Governance

should be separate, with the Chairman being an independent director, because that structure affords independent Board leadership and allows the Chief Executive Officer to concentrate on the Company’s business. Donald R. Parfet serves as Chairman of the Board and Peter W. Quigley serves as Chief Executive Officer.

The Chairman of the Board’s duties include consulting with and advising our Chief Executive Officer, presiding over meetings of the Board and, together with our Chief Executive Officer, presiding over meetings of stockholders. The Chairman of the Board’s duties also include providing effective leadership to the Board including ongoing monitoring of its performance, compliance with governance requirements and best practices, serving as liaison among the Chief Executive Officer and the independent directors, establishing the annual schedule for Board meetings (in consultation with the Chief Executive Officer), developing and approving agendas for Board meetings, working with the Chief Executive Officer to ensure that information flows to the Board to facilitate understanding of, and discussion regarding, matters of interest or concern to the Board, approving the information sent to the Board for meetings, establishing the schedule and agendas for and presiding over meetings of the independent directors in executive session, providing feedback to the Chief Executive Officer on those executive sessions, authority to call and preside over special meetings of the Board, and facilitating discussions among independent directors on key issues outside of Board meetings.

In the event that the Chairman of the Board is not an independent director, the Company’s Corporate Governance Principles provide that the independent directors will elect one of their number to serve as Lead Director and fulfill many of the Chairman of the Board’s current responsibilities.

The Chief Executive Officer is responsible for managing the business and affairs of the Company, subject to the oversight of the Board. The Chief Executive Officer’s duties include: providing leadership to the Company’s management team; developing and presenting to the Board the Company’s strategy and long-term plans, medium-term plans and annual budgets, and within this framework, the performance of the business; complying with legal and corporate governance requirements, making recommendations on the appointment and compensation of executive officers, management development, and succession planning; representing the Company externally; consulting with the Chairman of the Board about developments in the Company; and communicating with all directors about key issues outside of Board meetings.

23

Corporate Governance

Committees of the Board

The Board established three standing committees: Audit Committee, Compensation and Talent Management Committee, and Corporate Governance and Nominating Committee. Each committee functions under a written charter adopted by the Board, which is available on the Company’s website at kellyservices.com or to any stockholder who requests a copy. The members, responsibilities, and the number of meetings each of these committees held in 2021 are shown below.

Audit Committee All Independent	Compensation and Talent Management Committee All Independent	Governance and Nominating Committee All Independent

Audit Committee

Members: All Independent

Leslie A. Murphy (Chair)

Gerald S. Adolph

Robert S. Cubbin

Terrence B. Larkin

Meetings in 2021: 5

The Board unanimously determined that each member of the Audit Committee meets Nasdaq’s “financial sophistication” requirements and that Mr. Cubbin and Ms. Murphy each has the financial education and experience to qualify as an “Audit Committee financial expert” within the meaning of SEC regulations.

Key Responsibilities:

•  Oversees and reports to the Board with respect to the quality, integrity, and effectiveness of the Company’s financial statements, accounting, and financial reporting processes, and audits of the financial statements and internal controls over financial reporting

•  Appoints, compensates, and evaluates the qualifications, independence, and performance of the independent auditor

•  Oversees the performance of the internal audit function

•  Oversees the Company’s Enterprise Risk Management Program

•  Reviews and discusses with management the Company’s major financial, security, and cybersecurity risk exposures and the steps management has taken to monitor and control such exposures

•  Monitors the Company’s compliance with legal and regulatory requirements

•  Reviews and approves related party transactions

•  Serves as the Company’s Qualified Legal Compliance Committee with respect to reports of potential material violations by the Company or its officers, directors, employees, or agents, of applicable U.S. federal or state law or fiduciary duty arising under such law, and of the Company’s policies including the Code of Business Conduct and Ethics

24

Corporate Governance

Compensation and Talent Management Committee
Members: All Independent Robert S. Cubbin (Chair) Gerald S. Adolph Jane E. Dutton Leslie A. Murphy Meetings in 2021: 8

Key Responsibilities:

•  Develops the Company’s compensation philosophy

•  Designs and administers the Company’s executive compensation programs and policies that are aligned with business and compensation objectives

•  Determines annually, for senior officers (including the CEO), corporate and business unit goals and establishes the level of performance that must be achieved for each

•  Evaluates and determines the compensation of the CEO, senior officers, and Section 16 officers

•  Reviews stock ownership requirements for senior officers and Board members and compliance with the requirements

•  Reviews and makes recommendations to the Board concerning director compensation

•  Reviews and advises the Board concerning CEO and senior officer succession planning and developmental opportunities

•  Appoints, compensates, and oversees the work performed by an independent compensation or legal advisor

•  Oversees the Company’s strategies, initiatives, and programs related to human capital management and determines their effectiveness, including with respect to diversity, equity, and inclusion, workplace and culture, benefits and well-being, employee engagement, performance management, and talent recruitment, development, and retention

Compensation and Talent Management Committee Interlocks and Insider Participation

During 2021, none of the Company’s executive officers served on the Board of Directors of any entities whose directors or officers served on the Company’s Compensation and Talent Management Committee. No current or past executive officers of the Company or its subsidiaries serve on the Compensation and Talent Management Committee.

Corporate Governance and Nominating Committee
Members: All Independent Terrence B. Larkin (Chair) Gerald S. Adolph Robert S. Cubbin Jane E. Dutton Meetings in 2021: 4

Key Responsibilities:

•  Develops and oversees compliance with the Company’s Corporate Governance Principles

•  Reviews and makes recommendations to the Board with respect to corporate governance matters generally

•  Engages in succession planning for our Board of Directors

•  Makes recommendations to the Board regarding the size, composition, and leadership structure of the Board and its committees

•  Identifies and assesses the independence, backgrounds, and skills required for members of the Board and Board committees

•  Identifies, considers, and recommends, consistent with criteria approved by the Board, qualified candidates for election as directors, including the slate of directors to be nominated by the Board for election at the Company’s Annual Meeting

•  Oversees the orientation and education of new directors

•  Oversees the annual evaluation process of the Board and Board committees, as well as the director peer review

•  Oversees and periodically reports to the Board on matters concerning the Company’s Corporate ESG Strategy including corporate responsibility and sustainability performance.

25

Corporate Governance

Executive Leadership

The Board is committed to ensuring that the Company has the right executive leadership team in place. Under our Chief Executive Officer’s leadership, the Company has transformed the management team by elevating strong internal talent while bringing in people with the experience and skills necessary for our success.

The following lists our executive officers as of April 18, 2022. Additional biographical information for each of our executive officers can be found at kellyservices.com.

Name	Age	Biographical Information

Peter W. Quigley President and Chief Executive Officer	60	Mr. Quigley served as Executive Vice President, President, Global Staffing, and General Manager, Global Information Technology, Global Business Services and Global Service from May 2017 through September 2019. He served as the Company’s Chief Administrative Officer and General Counsel from May 2015 to May 2017, General Counsel from January 2013 to May 2015. Mr. Quigley led the Company’s Global Client Relationships group from January 2008 to December 2012 and served in multiple roles including Sr. Director of Service, Vice President, Contract Administration, and Vice President, Associate General Counsel from the time he joined the company in November 2002 until December 2007. Prior to joining the Company, Mr. Quigley held a variety of roles at Lucent Technologies and AT&T Corporation.

Olivier G. Thirot Executive Vice President and Chief Financial Officer	61	Mr. Thirot served as the Company’s acting Chief Financial Officer from March 2015 to January 2016 when he was appointed Chief Financial Officer. He served as the Company’s Senior Vice President and Chief Accounting Officer from September 2014 to March 2015. Mr. Thirot was Vice President, Finance for the Company’s EMEA business beginning in 2008 when he joined the Company and assumed added responsibility for the APAC business in 2011. Prior to joining the Company, he worked at L. Raphael as Chief Financial Officer and prior to that, he spent 18 years with Bacardi, LTD in various leadership positions.

Peter M. Boland Senior Vice President Chief Marketing Officer	58	Mr. Boland has served as the Company’s Chief Marketing Officer since January 2018. Prior to joining the Company, he was Senior Vice President, Brand Marketing for Charles Schwab from January 2012 to June 2017. Mr. Boland held several positions at BlackRock including Managing Director, Head of Global Brand Marketing from June 2011 to December 2011; Managing Director, Brand Marketing iShares from December 2009 to August 2011, and Senior Director, Brand Marketing iShares from December 2006 to November 2009.

Amy J. Bouque Senior Vice President Chief People Officer	53	Ms. Bouque has served as the Company’s Chief People Officer since September 2020. Prior to joining the Company, she spent 12 years with Ally Financial Inc in several roles, serving as Executive Director of Talent Management from January 2016 to September 2020, Senior Director, Human Resources January 2014 to January 2016, Director, Talent Acquisition from January 2012 to January 2014, and Director, Human Resources from June 2008 to January 2012. Prior to that she worked for DTE Energy from 2004 to 2008.

Tammy L. Browning Senior Vice President President, KellyOCG	48	Ms. Browning most recently served as Senior Vice President and Vice President and Managing Director, GTS Talent Fulfillment from October 2018 to July 2020. She rejoined the Company in April 2017 as Integrated Vertical Lead after leaving in 2010 to join Yoh as Senior Vice President of their U.S. Operations. During her previous tenure with the Company, Ms. Browning served as Americas Product Group Leader from September 2009 to February 2010, West Region Manager from May 2006 to September 2009, Branch Manager from April 2004 to May 2006, and Sales Manager from February 2003 to April 2004.

26

Corporate Governance

Timothy L. Dupree Senior Vice President President, Kelly Professional & Industrial	45	Mr. Dupree most recently served as the Company’s Senior Vice President and Chief Growth Officer from January 2020 to January 2021. He served as Vice President and Managing Director, Global Service from August 2017 through December 2019, Vice President, Global Solutions Design from October 2014 to August 2017, Vice President, Global Talent Supply Chain Management from November 2013 to October 2014, Director and Vice President, Global Solutions from January 2009 to November 2013, Sr. Manager and Manager, Corporate Accounts from March 2004 to December 2008, and Recruiting & Sales Manager from August 2000 to April 2004.

Dinette Koolhaas Senior Vice President President, Kelly International	53	Ms. Koolhaas previously served as Vice President, EMEA Operations from September 2013 to February 2017, at which time she took on Managing Director responsibilities for EMEA until July 2020 when she took on her current role. Prior to that, she was Vice President and Regional Manager of Western Europe from June 2008 through August 2013. Prior to joining the Company in 2008, Ms. Koolhaas served in various roles with USG People.

Daniel Hugo Malan Senior Vice President President, Kelly Science, Engineering & Technology	52	Mr. Malan has served as the Company’s President of Science, Engineering, and Technology since March 2020. Prior to that he worked at EmployBridge for three years, serving as President of its Commercial Business from December 2016 to July 2018 before being named Chief Operating Officer in August 2018 through November 2019. From November 2014 to November 2016, Mr. Malan was Executive Vice President and President, North American Staffing for CDI Talent and Technology Solutions, and from March 2009 to October 2014 served as Senior Vice President and President of operating units for Sears Holdings.

Nicola M. Soares Senior Vice President President, Kelly Education	53	Ms. Soares has led the Education business since joining the Company in November 2010. Prior to that, she was Vice President, Marketing and Sales NBC Learn for NBC Universal from May 2007 through December 2009. She also held various positions at McGraw-Hill Education including Vice President, National Sales Manager K-12, Vice President of Product Innovation and Director of Marketing, Secondary Social Studies from November 1996 through May 2007. Early in her career, Ms. Soares spent five years as a public school educator teaching at both middle and high school levels.

Vanessa P. Williams Senior Vice President General Counsel and Assistant Secretary	50	Ms. Williams has served as General Counsel since joining the Company in September 2020. Previously, she worked from July 2006 to September 2020 in a variety of roles for IHS Markit including Senior Vice President, Legal, Risk and Compliance; Vice President, Divisional Counsel-Transportation; Vice President, Chief Legal Counsel and Global Privacy Officer (IHS, Inc.); Vice President and Deputy General Counsel and Chief Compliance Officer; Deputy General Counsel; and Associate General Counsel (R.L. Polk & Co.).

27

Corporate Governance

Risk Governance and Oversight

While management is responsible for managing risk, one of the important functions of the Board and its committees is oversight of risk management. This includes consideration of strategic issues and risks to the Company as well as management’s actions to address and mitigate those risks. Risk is inherent in business, and the Board’s oversight, assessment, and decisions regarding risks occur in conjunction with the other activities of the Board and its committees.

Risk Governance and Oversight Responsibilities

Board of Directors

Oversees consideration of strategic issues and risks to the Company as well as management’s actions to address and mitigate those risks. The Board is kept apprised of its committees’ risk oversight activities through reports from the committee chairs presented at regular Board meetings. These reports and Board attention focus on risk management strategy and risks of greatest significance and seek to ensure that risks assumed by the Company are consistent with the Company’s risk tolerance and risk appetite. Risk oversight is also addressed as part of the full Board’s regular oversight of strategic planning.

Audit Committee	Compensation and Talent Management Committee	Corporate Governance and Nominating Committee

•  Plays a key role in the Board’s risk oversight process, particularly with respect to risks that could have a financial impact, such as financial reporting and disclosure, accounting practices, internal controls, conflicts of interest, and compliance with legal and regulatory requirements, and assess the steps and processes management has implemented to monitor and control such exposure

•  Oversees the Company’s overall risk management governance structure, risk assessment, and enterprise risk management processes

•  Reviews all quarterly and annual reports, including any disclosure of risk factors affecting the business

•  Oversees risks associated with information technology security, cybersecurity, and data privacy, and breach preparedness and response plans

•  Oversees the performance of the Company’s Internal Audit function

•  Monitors the qualifications, performance, and independence of the Company’s independent auditors

•  Oversees our compensation plans, policies, and practices to ensure alignment with our Executive Compensation Risk Assessment Framework

•  Reviews the Company’s compensation program risk assessment for employee compensation programs and reports to the Board any compensation program that is reasonably likely to have a material adverse effect on the Company

•  Together with the Committee’s independent consultant, provides input to management regarding their annual assessment of potential risks created by our compensation plans, policies, and practices

•  Sets performance goals under our annual and long-term incentive plans that provide an appropriate balance between the achievement of short- and long-term performance objectives, with emphasis on managing the sustainability of the business and mitigation of risk

•  Manages risk associated with CEO and senior officer succession planning

•  Oversees management of risks related to the Company’s human capital

•  Oversees the Company’s Clawback Policy

•  Manages risk associated with governance issues, such as the independence of the Board and its committees, Board and committee effectiveness and organization, corporate governance, and director succession planning

•  Maintains Corporate Governance Principles and procedures designed to assure compliance with all applicable legal and regulatory requirements and governance standards and the Company’s Code of Conduct and Insider Trading Policy

•  Annually reviews the Company’s ESG Strategy and monitors associated risk (including reputational)

•  Reviews the skills and experience of the Board and its committees on a regular basis, and as needed for potential candidates to serve on the Board, to ensure the diversity and relevant experience necessary for an effective Board

•  Oversees emergency succession planning for the CEO and Chairman

•  Oversees the orientation and education of directors to ensure clear understanding of their Board responsibilities and the Corporate Governance Principles, Code of Business Conduct and Ethics, and the Insider Trading Policy

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Management

Management assesses and manages critical risks, including the execution of the Company’s Enterprise Risk Management (“ERM”) program. The Company’s risk-related departments and functions in collaboration with the Vice President and Chief Risk, Compliance, and Privacy Officer (“Chief Risk Officer”), are responsible for risk assessment and mitigation. With respect to the risk assessment of the Company’s compensation programs, management is responsible for the framework and approach as outlined below under, Risk Assessment of Employee Compensation Programs.

Enterprise Risk Management Program

The Company’s ERM program serves as the primary means of identifying and managing the Company’s key risks. The Company’s ERM team, among other activities, performs assessments of risks to the Company, participates in the development and execution of mitigation programs for critical risks, facilitates the corporate risk appetite and tolerance statement, oversees the privacy governance function, and assists in the integration of risk concepts within the Company’s strategic planning process and in alignment with the functional and business risk owners.

The ERM team reports its findings to the Audit Committee on a quarterly basis, providing both written reports and periodic in-person presentations. Its current activities remain focused on mitigation and oversight of specific risk exposures, analysis of the breadth and effectiveness of existing risk management practices, and maturation of measurement and monitoring practices concerning high-priority strategic and operational risks. Current areas of particular emphasis include pandemic response, cybersecurity, integration of risk appetite practices into the Company’s ongoing operations, data privacy, wage-hour risk management, third-party risk management, and improvements to the Company’s compliance governance practices.

The Company’s Information Technology and Internal Audit groups provide regular quarterly updates to the Audit Committee with respect to the Company’s proactive approach to cybersecurity and other compliance controls. Controls are reviewed for operational effectiveness and to provide reasonable assurance that: business risk is managed; data, corporate information, and other assets are safeguarded; business processing infrastructure and applications are maintained; and all risks are mitigated to the extent practicable.

In addition to the reports submitted quarterly by the Company’s Chief Risk Officer, the Vice President of Internal Audit independently assesses the Company’s risk management process and separately reports on the effectiveness of the Company’s risk identification, prioritization, and mitigation processes to the Audit Committee.

Since 2020, the ERM team has played a key role in the Company’s response to the COVID-19 pandemic, leading the core team charged with prioritizing the health and safety of our employees and temporary workers, conducting meetings to examine the impact of the pandemic on our business, suppliers and customers, and development of plans for safely continuing operations during the pandemic including remote work and other health and safety measures. The Chief Risk Officer and other senior officers stayed in constant contact with the Board, providing updates on the COVID-19 situation and its impact on the Company at special and regularly planned meetings. During these discussions, the Board provided guidance and support for the Company’s initiatives to mitigate the risks presented by the pandemic and its impact on global markets.

BUSINESS CONTINUITY PLAN & RESPONSE
Emergency Management Team Global, interdepartmental group is empowered to quickly make strategic decisions in response to critical events that affect our employees and facilities.

Communications

A comprehensive protocol which leverages a variety of methods, including e-mail, audio calls, and text messaging, to maintain communication with employees, clients and vendors/suppliers.

Continuity of Operations The depth and breadth of our field network and our operations allow us to shift sites to support customers from a remote location.

Business Continuity Plan Testing

Kelly’s Business Continuity and IT Disaster Recovery programs are tested at least annually. Most recently, the Business Continuity Plan was tested in September 2021, and the Disaster Recovery Plan in October 2021.

Pandemic Planning Specific Business Continuity planning for pandemics includes infections control measures, communication, education, and travel safety mechanisms.

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Corporate Governance

Risk Assessment of Employee Compensation Programs

Annually, at its February meeting, the Compensation and Talent Management Committee reviews management’s Compensation Program Risk Assessment Report. The report is prepared by the Company’s Compensation group and reviewed by the Company’s Chief Risk Officer. The review and update of the Executive Compensation Program Risk Assessment Framework occurs, as needed, to ensure a robust and comprehensive assessment process. In addition, the Board’s independent compensation consultant reviewed the assessment prepared for the executive compensation section of the report.

The Company’s Executive Compensation Program Risk Assessment Framework takes into consideration the following guiding factors:

• Short- and long-term incentive performance measures and equity award types do not encourage excessive risk-taking

• A balanced compensation structure that includes an appropriate mix of fixed and variable cash and equity; with a balance of short- and long-term incentive opportunities

•  Performance criteria and corresponding objectives include a balance of performance and the quality of such performance; include the appropriate use of top line vs. bottom-line metrics; and use annual and long-term measures that complement each other

• Well-designed plans that do not include steep payout curves, uncapped incentive payouts, or misaligned payout timing

• Incentive plans tested for multiple scenarios under realistic assumptions to ensure that potential payouts are reasonable relative to results

• Conduct a thorough and qualitative assessment of the achievement, quality, and sustainability of results

• Benchmarked incentive plan payouts relative to performance, to ensure competitive practices in comparison with a representative peer group and general industry

•  Implementation of risk-mitigating features such as a clawback policy that applies in certain circumstances (e.g., the restatement of financial results) and a policy that requires a portion of the shares received from incentive award payouts to be retained by the participants through ownership/retention requirements

•  Incentive plan governance includes involvement at a variety of levels from the Compensation and Talent Management Committee to various corporate functions including Corporate Governance, Compensation, Finance, HR, Legal, and the Committee’s outside compensation consultant

•  Potential risk discussed with the Compensation and Talent Management Committee, recorded in Committee minutes, and discussed in the Compensation Discussion and Analysis section of the Company’s Annual Proxy Statement

To assess the risk of employee compensation programs below the executive level, the Company’s Compensation group implemented an internal Governance Committee to review and approve plan design and address any significant issues that arise. The Governance Committee utilizes its Global Incentive Plan Design and Risk Mitigation Framework to consider alignment to the Company’s strategy and risks associated with the following elements of the design and implementation of each incentive plan:

•

Linkage of incentive measures with business objectives, analysis of total compensation market data, determination of design elements/payout threshold levels, potential range of payouts, and timely and accurate tracking of performance data

•	Modeling, approval, and communication of incentive plans

•	Calculation, audit, approval, and communication of incentive payments

•	Annual plan reviews to ensure planned design updates align with business goals and budgets, and do not present a material risk to the Company

After due consideration of management’s 2021 Compensation Program Risk Assessment Report, the Compensation and Talent Management Committee concluded that the Company’s compensation programs do not create a reasonable likelihood of a material adverse effect on the Company.

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Corporate Governance

Kelly’s Corporate Sustainability and ESG Strategy – Growing with Purpose

The challenges created by the pandemic resulted in strategic realignment by many companies to remain competitive. For Kelly, 2021 was still a challenging year that pushed us to be better in order to meet the demands of business opportunities. 2021 was also a year in which we took the opportunity to evaluate our first four years of Sustainability and ESG progress and improve our strategy for 2022-2025. Kelly is committed to robust and voluntary reporting, increasing disclosures around climate change and carbon neutrality, diversity and equity, human capital management, community engagement, and risk governance. One of our priorities in 2021 was to conduct Kelly’s second materiality assessment to define the policies and guidelines that would be used to develop our sustainability agenda for the coming years. This process helped identify the main concerns and actions needed to support the Triple Bottom Line(1). Our materiality assessment analyzed an exhaustive list of sustainability issues that cover all aspects of our business, considering Environmental, Social, and Governance (“ESG”) issues related to external standards(2). The 2021 materiality assessment integrated the concept of double materiality to assess the level of risk and impact that each ESG issue could have on the business strategy from a financial perspective. The sixteen topics outlined below were identified as most relevant, and those results will be at the foundation of setting targets, defining KPI’s and determining our baseline for multiple topics during 2022.

(1)

The Triple Bottom Line (“TBL”) is a concept that includes social and environmental considerations to the business model, in addition to the financial ones. It measures a company’s degree of social responsibility, its economic value, and its environmental impact.

(2)

The Global Reporting Initiative (“GRI”), EcoVadis Assessment, CDP, Sustainable Development Goals (“SDGs”), United Nations (“UN”) Guiding Principles on Business and Human Rights, United Nations Global Compact (“UNGC”), and the World Employment Confederation.

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Corporate Governance

Based on six key pillars, our Corporate Sustainability and ESG Strategy focuses on an ESG structure that is aligned with our critical business values:

•	Environmental: Occupational Health and Safety (“OH&S”); Environment

•	Social: Employees and People; Supply Chain and Customer Relations; Engagement

•	Governance: Ethics and Business Conduct; Communication and Reporting

As we continue developing and monitoring our Corporate Sustainability and ESG Strategy, we work closely with cross-functional areas to assess our outreach and impact, considering an interdisciplinary perspective. Since 2019, we formalized the oversight of our ESG efforts through an ESG advisory team represented by executive leaders and overseen by the Corporate Governance and Nominating Committee of the Board. Kelly’s ESG advisory team met quarterly in 2021 to drive strategy and provide decision-making guidance to the Company. The sustainability and ESG lead represents the team in meetings with the Corporate Governance and Nominating Committee and the full Board to review the ESG framework and the Company’s progress toward achieving goals. The Corporate Governance and Nominating Committee supports and encourages Kelly’s commitment to ESG matters through discussions and recommendations for continued improvements in these important areas.

In 2021, we continued to engage with our customers and suppliers worldwide, and formalized ESG requirements on the supplier risk assessment methodology to evaluate their commitment to these issues and opportunities. In 2020 we conducted a third-party risk analysis gap assessment to identify supplier performances and capabilities around ESG. As a result of the assessment, we redesigned our responsible supply chain management approach to better align to sustainable management standards, and in 2021 we implemented a new and improved Supplier Code of Conduct that helped our suppliers improve their practices around ESG topics.

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Corporate Governance

2021 Goals and Achievements

During 2021, we continued our focus to improve Kelly’s ESG performance. Listed below are key goals and outcomes in each area for the year. These results may have been impacted by COVID-19.

Environmental

2021 Goals

The challenges we faced in 2020 as a result of the pandemic; the sale of Kelly’s corporate headquarters, HQ Annex, and Lindsey Centre properties; and adoption of a remote workforce model, prompted us to reassess and redesign our environmental management process and goals to better align with our operational footprint, legislation changes, and proposed SEC rules for disclosures of ESG performance, specifically climate risk. Our 2021 goals were redefined as:

•	Establish a new environmental science-based baseline to define targets in 2021 and moving forward for 2022 and beyond.

•

Achieved: Although Kelly has been reporting carbon emission following a different accounting methodology and tools; in 2021, the Company’s greenhouse gas (“GHG”) accounting now aligns with the GHG Protocol Corporate Standard methodology. This process has allowed us to increase our measurement scope, and our GHG emissions inventory now includes metrics from our global IT assets, working remotely, employee commuting, waste, and leased assets across global operations. Future targets will be measured against our new 2021 baseline:

Emissions	Total (mt CO2 emissions)
Scope 1	1,838
Scope 2 (lb.) – Office	5,735
Scope 2 (lb.) – Data Centers	360
Scope 2 – DC (Market-based)	0
Scope 3	7,442
TOTAL GHG emissions	15,375

Note: The above table represents global locations, excluding EMEA. As of publish date, our metrics and methodology were under review and as such may be subject to restatement.

•	Increase transparency, accuracy, and benchmark our carbon footprint to industry standards

•

Achieved: In 2021, we aligned our greenhouse gases metrics across scope 1, 2 and 3 to the GHG Protocol: Corporate Standard methodology and we will continue to report progress in our Corporate Sustainability and ESG Report, CDP, and EcoVadis.

Additional Achievements for 2021

•	3.97 tons of building material waste was recycled from our corporate campus.

•	Recycled over 141,000 lbs. of paper through the Shred-it® recycling program, saving over 1200 trees, 493,700 gallons of water, and 26,800 gallons of oil.

•	28,863.84 pounds of e-waste recycled and over 1,500 units remarketed.

•

We held our second Supplier Carbon Offset Project where we avoided an estimated 34.7 tons of CO2 emissions into the atmosphere by holding the event virtually. This year our carbon offsetting initiative supported Women-Owned Farmers in Rwanda, Tanzania, and Malawi, through reforestation of native and agricultural species, where we engaged our suppliers and internal team in planting approximately 2,700 trees, exceeding our target of 2,500 trees for One Tree Planted, our partner in reforestation efforts.

•	Our Absolute Zero program continued to record the lowest recordable incident rate against the industry standard for the last 10 years, demonstrating Kelly’s leadership on OH&S.

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Corporate Governance

Social

2021 Goals

•	Engage: 4,000 hours of volunteer work with 20% employee participation by December 2021.

•	Achieved: Exceeded our service day volunteer hours goal with more than 900 employees contributing over 6,900 volunteer hours in social impact and a 21% participation rate.

•

Human Rights: publish global Human Rights policy with alignment to global initiatives that include the International Labour Organization (“ILO”) Convention and the UN Guiding Principles on Business and Human Rights.

•	Achieved: Emphasizing our commitment to ethical business practices, Kelly published a global Human Rights policy applicable to all employees, customers, suppliers and interested parties, in July 2021.

•	Accelerate Kelly’s Diversity, Equity, and Inclusion (“DEI”).

•	Ongoing: there are continuous efforts in place to strengthen, accelerate and integrate DEI practices into all Company policies, programs, products, processes, and behaviors.

○	Seven affinity groups established in 2020 and operating globally in 2021.

Additional Achievements for 2021

•	Employee contributions of over $98,400 USD towards charitable organizations.

•	Corporate contributions of over $112,000 USD towards social investment programs.

•

Employee contributions of over $31,000 USD towards the Kelly Relief Fund, providing grants totaling over $14,000 USD to 18 of our eligible full-time and temporary employees affected by natural or human-made disasters.

•	Received top score on the Human Rights Corporate Equality Index 2022 for the fifth consecutive year.

•	Over 1,300 Kelly temporary employees trained out of which 91.2% received certifications through our Kelly Certification Institute program.

•

Introduced the Automation Enablement Center (“AEC”) program offering an automation and learning certification for Kelly internal employees, focused on promoting the use of accessible no/low code platforms.

•

Launched Kelly 33 Second Chances Program, an Equity@Work initiative that provides a second chance for talent with a non-violent/non-relevant criminal history to play a contributing role in the workplace.

•	Implemented a new, more robust Supplier Code of Conduct, aligned with international frameworks and standards.

•	Our Diverse Global Supplier Network connected approximately 441 certified small and diverse suppliers to our Kelly network in 2021.

•	Ongoing COVID-19 response:

•

Protecting the health and safety of employees during the COVID-19 crisis was our top priority, and in response we implemented and continue to maintain significant operating environment changes that we determined were in the best interest of our employees and talent, as well as the communities in which we operate, and which comply with government regulations. While the COVID-19 crisis has been mostly controlled, Kelly remains vigilant of health and safety mandates, protocols and procedures that can help our stakeholders remain safe.

•

Provided immediate and frequent communications to all employees using multiple channels that included: emails, text messages, social media, periodic webcasts, and leadership messages. Maintain a specific page on our web site and also the Kelly Cares Hotlines to facilitate and stay connected through updated information and active communications.

•

We partnered with health care providers to offer special medical plans and benefits to our employees during the outbreak; some benefits included: waiving COVID-19 treatment cost, provided testing at no cost, and facilitated access to medications.

•	The Kelly Learning Center extended well-being training on topics such as stress, anxiety management, remote work readiness, among others.

•	Maintain portal for employees to share stories of success and best practices with talent, customers, and suppliers to help others navigate through similar situations during pandemic conditions.

•	Established, communicated, and maintained detailed plans for the return of employees to the workplace, to ensure employee confidence in a safe workplace.

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Corporate Governance

Governance

2021 Goals

•	Actively and formally communicate our non-financial and sustainability performance to all stakeholders (employees, investors, community, authorities, customers, etc.) by December 2021.

•

Achieved: In May 2021 we published our 2020 Sustainability Report, prepared in accordance with the GRI Standards: Core Option, Sustainability Accounting Standards Board (“SASB”), and Communication on Progress according to the United Nations Global Compact Guidelines. The report formalizes and discloses our Corporate Sustainability Strategy and outcomes as aligned to the above mentioned ESG framework and reporting guidelines.

•

Conduct our second materiality assessment with key stakeholders identifying significant ESG issues in order to define performance indicators and initiatives within our sustainability strategy and ESG reporting.

•

Achieved: Engaged over 600 global stakeholders in materiality assessment process, prioritizing most relevant topics and establishing the model for Kelly’s ESG strategy. The stakeholders engaged in this process were identified across our global operations considering: the number of social dialogues and interactions; the level of influence for our business based on their type of service, industry, and business sector; and the diversity and variety of their representation. The stakeholders who participated in this process were: suppliers, customers, employees, contractors, talent and Kelly’s leadership (ESG Advisory team).

Additional Achievements for 2021

•	44% of the Board’s Directors are diverse, representing women or diverse members.

•	Streamlined global policy process into quarterly acknowledgements and integrated trainings.

•	91% of employees signed the Code of Business Conduct and Ethics.

•	88% of employees completed global policy training on business ethics and human rights topics.

•

In 2021 we launched improvements to our Supplier Code of Conduct mid-year, starting with our suppliers with the highest spend and headcount and including changes to how suppliers acknowledge acceptance of each standard.

External Assessments

External assessments, like EcoVadis and CDP, help Kelly align its corporate sustainability initiatives to the expectations of our customers, as well as to accurately report results. Since 2018, we have adopted international sustainability standards such as GRI, UNGC, and SASB to ensure consistency, accountability, and transparency on our annual goals and impact. We also participate in external assessments such as EcoVadis, CDP, Human Right Campaign Foundation’s Corporate Equality Index (“CEI”), Responsible Business Alliance (“RBA”), and the ISS Corporate Solutions (“ICS”), which measure our sustainability performance and provide recommendations on our strategy implementation.

•	2021 EcoVadis achievements:
•	Recognized as a Silver Supplier for fourth consecutive year.
•	Ranked in top 6% and 88th percentile of companies assessed in the temporary employment agency activities industry.
•	Placed in top 1% of companies rated in the industry’s environment category and top 5% in the sustainable procurement category.

The Company’s current Corporate Sustainability and ESG Report: Growing with Purpose is available for viewing in its entirety on kellyservices.com. We plan to publish our 2021 report in early May 2022.

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Corporate Governance

Human Capital

Kelly is a talent solutions company dedicated to connecting people to work in ways that enrich their lives, and our employees are critical to achieving this noble purpose. To compete and succeed in a highly competitive and rapidly evolving market, it is crucial that the Company attracts and retains experienced internal employees, as well as the talent we put to work for our customers. As part of these efforts, we strive to offer competitive total rewards programs, promote employee development, foster an inclusive and diverse environment, and give employees the opportunity to give back to their communities and make a social impact.

First and foremost is the Company’s commitment to the health, safety, and wellness of our employees and talent. The success of our business is fundamentally connected to the well-being of our people. Accordingly, we implement policies and practices that align with applicable laws and regulations and are in the best interest of our employees and talent, and the communities in which we operate.

As of January 2, 2022, we employed approximately 4,500 staff members in the United States and an additional 2,900 in our international locations. The Company’s retention rates for employees identified as high performing and high potential align with our comparable external benchmark.

In addition to our internal employees, the Company recruits talent on behalf of customers on a global basis. In 2021, we placed more than 350,000 individuals in positions with our customers. In instances where Kelly remains the employer of record for talent working at customer locations, it retains certain responsibilities associated with the employees (including ensuring appropriate health and safety protocols in conjunction with our customers), wages, benefits, workers’ compensation insurance, and administration and payment of the employers’ share of applicable payroll taxes. We also offer our Kelly talent access to competitive health and benefit programs while they are working with us.

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Corporate Governance

The Company provides employees with competitive compensation opportunities, aligning employee and stockholder interests with strong pay-for-performance linkages that include a mix of base salary, short-term incentives and, in the case of our more senior employees, long-term equity awards. We believe that our programs provide fair and competitive opportunities that attract, retain, and reward talented individuals who possess the skills necessary to achieve our strategic goals and create long-term value for our stockholders. In addition to cash and equity compensation, we also offer benefits such as life and health (medical, dental and vision) insurance, paid time off, wellness benefits, and defined contribution retirement plans. We review our compensation and benefit programs regularly and respond to changes in market practice. Recent changes have included enhancements to our U.S. paid time off for mental health and well-being, voting and family and parental support. Pay and benefits programs provided to our international employees are in line with competitive local practice.

Since 1946, our founder fought to increase access to work for women and advocate for the value temporary and independent workers bring to the workplace. We are committed to fostering an inclusive, equitable, and diverse workforce, which we believe produces more creative solutions, and results in better, more innovative products and services. A significant majority of Kelly’s U.S. workforce are women, including a majority of director and above roles. Additionally, for a fifth consecutive year, the Company achieved a 100% rating from the Human Rights Campaign Foundation’s Corporate Equality Index for LGBTQ+ equality in the workplace. Kelly is a workplace leader in creating an inclusive environment with diverse teams, aiding our ability to attract and retain key talent. The Company fosters a culture of belonging, where everyone feels welcomed and respected and can thrive as we work together. Kelly promotes employee development and internal career mobility to enable our team to achieve their full potential and ensure we have the evolving workforce capabilities that the future demands.

We consider sustainability to be a guiding principle in strengthening the relationship with our global workforce, suppliers, and customers. We seek to contribute to improving the quality of life of our employees, their families, as well as the communities in which they operate. Designed on the concept of social investment and creating shared values, our approach ensures the creation of future development capacities instead of aiding on isolated occasions. We support initiatives, including offering paid time off to volunteer, where our employees can actively engage in the causes they believe in that are also connected to our sustainability strategy. Through our Equity@Work initiative, we are living our commitment to ensure equitable access to work and growth for all by creating alliances with like-minded companies, policy groups and institutions to positively impact the way companies hire, advance, and help more people thrive.

For more information on our diversity, equity, and inclusion and community involvement initiatives, please see our Sustainability Report at kellyservices.com.

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Corporate Governance

Director Selection Process

The Corporate Governance and Nominating Committee is responsible for the identification, screening, and recommendation of qualified candidates for nomination by the full Board. For director selection conducted during 2021, a subcommittee comprised of three Directors led the process. The subcommittee retained an independent third-party search firm, which recommended candidates who satisfied the Board’s criteria. The search firm also provided research and pertinent information related to candidates, as requested. Potential candidates were also suggested by several members of the Company’s Board and senior leadership team. In evaluating prospective nominees, the subcommittee considered the current composition of the Board, the business and strategic needs of the Company, and the desired composition of the Board. An overview of the Board’s director selection process is provided below.

Evaluate Board Composition

Using the Company’s Corporate Governance Principles, Board Composition Matrix and Board self-evaluation process, the Committee (or subcommittee) evaluates the size, composition, priorities, and needs of the Board with respect to its desired experience, skills, and diversity in consideration of the Company’s current and anticipated business needs and strategies.

Identification of Potential Candidates

The Committee instructs the search firm to provide an initial pool of candidates that reflect gender, race, ethnic and cultural diversity, possess the core qualifications required, and includes the specific experience and skills as identified during the evaluation of current board composition. The Committee also encourages and considers candidate submissions from other directors and members of Company management.

Evaluation of Candidates

Through meetings with the Committee, a screening process of potential candidates is conducted with the independent external search firm that includes a thorough review of identified candidates’ qualifications, potential conflicts, independence, backgrounds, and experience to assess how each candidate fits the needs of the Company and Board. The candidate pool is narrowed for individual interviews with the Committee and full Board.

Recommendation	Interview feedback is assessed, and the Committee recommends final candidate(s) to the full Board for appointment.
Review and Appointment by Full Board	The full Board appoints new director(s), who then stand for election by stockholders at the next Annual Meeting.

Director Attendance

We expect directors to attend the Annual Meeting of the Stockholders, all Board meetings, and all meetings of the committees on which they individually serve. All directors then in office attended the 2021 Annual Meeting of Stockholders. The Board held seven meetings during 2021. All directors attended 100% of all Board and committee meetings on which they individually served in 2021. The independent directors met in executive sessions at which only they were present at least five times during 2021.

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Corporate Governance

Size of the Board

Under the Company’s Amended and Restated Bylaws, the number of directors constituting the Board may be fixed by the Board within the range of five to eleven directors. The size of the Board should not exceed a number that, as determined by the Board, will permit it to function efficiently in discharging its duties. There are currently eleven members of the Board. Election of the director nominees will result in a nine-member Board immediately following the Annual Meeting.

Director Tenure

The Board does not have term or age limits. The Board believes that the contributions and insight of tenured directors into the Company’s operations and strategy outweigh the perceived value of such limits and facilitate Board effectiveness.

Director Service on Outside Public Company Boards

While there is no specified limit on the number of other public company boards on which a director may serve, the number of board memberships is a consideration, along with any other time commitments a director or nominee may have, in determining his or her ability to serve effectively. Directors must be willing and able to devote sufficient time to carrying out their duties and responsibilities effectively and have an intention to serve an appropriate length of time in order to make a meaningful contribution to the Board and the Company. A director should engage in discussion with the Chair of the Corporate Governance and Nominating Committee prior to accepting an invitation to serve on an additional public company board or accepting an invitation to chair a committee of a public company board on which he or she currently serves.

Director Orientation and Continuing Education

Management, working with the Corporate Governance and Nominating Committee, provides an orientation program for new directors. The program acquaints new directors with the Company’s business, history, vision, Noble Purpose, strategic direction and plans, competitive landscape, core values, Code of Business Conduct and Ethics, Insider Trading Policy and other corporate governance practices, financial, accounting, and risk management matters, key policies, sustainability strategy, senior leadership, and internal and independent auditors. The program consists of, as appropriate, a comprehensive review of background materials, briefings by senior management, and visits to Company facilities. In 2021, the Board developed a mentoring program to provide additional support and resources to new directors. Our newly appointed directors, Mss. Duggirala and Johnson, are each being mentored by two of our Board members.

Directors are also encouraged to participate in continuing director education programs to help them stay current on emerging practices and issues and in carrying out their responsibilities. These programs include formal education sessions with management or third-party subject matter experts that may occur as part of regular Board or committee meetings, and participation in industry forums on business, financial, accounting, legal, and other subjects relevant to the Company’s business. The Company reimburses reasonable costs and expenses incurred by directors for continuing education.

Board, Committee, and Peer Evaluation

The Board recognizes that a robust and constructive evaluation process is essential to good governance and enhanced effectiveness. The Corporate Governance and Nominating Committee organizes and oversees an annual evaluation by the Board and its committees of their performance. The evaluation facilitates an examination and discussion by the entire Board and each committee of its effectiveness in fulfilling its charter requirements and other responsibilities, its performance as measured against the Company’s Corporate Governance Principles, and areas for improvement. From time to time the evaluation may also include individual director assessments.

In 2021, the Corporate Governance and Nominating Committee engaged an independent external advisor to conduct Board and committee evaluations. The process included the completion of an online self-evaluation with rated and open-ended questions, with follow-up discussions by the advisor on certain individual responses, as needed. All of the Board’s nine directors at that time participated in the process.

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Corporate Governance

The typical process includes the following:

Code of Business Conduct and Ethics

The Board is committed to the highest legal and ethical standards and adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) that applies to all directors, officers, and employees. Each year the Company performs a thorough assessment and benchmarking of the Code of Conduct to ensure regulatory compliance and cultural alignment. The Code of Conduct forms the foundation for compliance with corporate policies and procedures and helps individuals recognize and deal with ethical issues, deter wrongdoing, provide mechanisms to report any concerns, promote honest and ethical conduct, provide full, fair, and timely disclosure, comply with applicable law and regulations, and help foster a culture of honesty and accountability. The Code of Conduct addresses conflicts of interest; anti-bribery/anti-corruption; insider trading; corporate opportunities; confidentiality and privacy; external communications; protection and proper use of assets; fair dealing; contract management; acceptable behavior in the workplace; corporate sustainability; compliance with laws, rules and regulations; risk tolerance; anti-human trafficking and slavery; seeking advice and reporting concerns; outside activities; political contributions; public company reporting requirements; and other policies. The Code of Conduct includes an enforcement mechanism. Each of the Company’s Board members, officers, and employees is required to acknowledge their acceptance of the Code of Conduct.

The full text of the Code of Conduct is on the Company’s website at kellyservices.com. This information is also available to any stockholder who requests it from the Company’s Investor Relations department. The Company will disclose future amendments to the Code of Conduct and material waivers of its provisions for its directors and executive officers on its website and/or by filing a current report on Form 8-K within four business days following the date of amendment or waiver, or such earlier period as may be prescribed by Nasdaq or the SEC.

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Corporate Governance

Related Person Transactions and Certain Relationships

Pursuant to the Company’s Code of Conduct, any situation that involves, or may reasonably be expected to involve, a conflict of interest with the Company must be disclosed immediately to the Vice President of Internal Audit or to the General Counsel. In addition, directors and executive officers must complete a quarterly questionnaire that solicits information regarding any transactions or relationships between themselves or their immediate family members and the Company of the types described in Item 404(a) of SEC Regulation S-K (“Related Party Transactions”). Directors and executive officers must seek a determination and obtain prior authorization or approval of any potential conflict of interest (including any Related Party Transaction) from the independent Audit Committee. The Audit Committee, pursuant to its charter, is tasked, among other things, with the responsibility to review Related Party Transactions and other potential conflicts of interest involving directors and executive and senior officers. The Company maintains a formal written policy addressing the reporting, review, and approval or ratification of transactions with related persons.

41

Director Compensation

Our approach to director compensation is to appropriately compensate our non-employee directors for the time, expertise, and effort required to serve as a director of a large, complex company and to align the interests of directors with those of stockholders. Compensation levels for our non-employee directors are periodically reviewed for market competitiveness. Non-employee directors receive compensation payments after election by stockholders at the Annual Meeting. Non-employee directors who begin their Board or committee chair service other than at the Annual Meeting receive a prorated amount of annual compensation.

Director Compensation Design

The Compensation and Talent Management Committee typically reviews market benchmarking of non-employee director compensation in alternating years. In 2021, the Compensation and Talent Management Committee engaged its independent compensation consultant, Pay Governance, to evaluate non-employee director compensation. Pay Governance conducted a comprehensive review of the most recent proxy filings of the Company’s peer group and general industry data of comparably sized companies to assess the market competitiveness of the Company’s non-employee director compensation. Based on the results of the review, the Committee decided to maintain the non-employee director compensation levels as approved at its May 2018 meeting of the Board of Directors. In doing so, the Committee restored the amount of the cash payments they had elected to voluntarily reduce in 2020 in support of other actions the Company had taken in response to the global pandemic. The compensation of our non-employee directors will next be reviewed in 2022, with the assistance of Pay Governance. The following table illustrates our 2021 non-employee director compensation:

	Annual Base Retainer		Board Leadership Positions - Additional Retainer (Committee Chairs)
	Non- Employee Directors	Chairman of the Board	Audit Committee	Compensation & Talent Management Committee	Corporate Governance & Nominating Committee

Cash	$100,000	$150,000	$20,000	$15,000	$10,000

Equity (Kelly Class A Stock – $ Value)	$110,000	$165,000	—	—	—

Total	$210,000	$315,000	$20,000	$15,000	$10,000

Under the Company’s amended and restated Equity Incentive Plan (“EIP”), the Board of Directors must periodically determine the percentage of the base retainer that will be issued to non-employee directors in shares of Class A Common Stock. The Compensation and Talent Management Committee and Board of Directors approved fixing the portion of the annual base retainer that is paid in cash at $100,000, and the portion paid in equity at $110,000 (cash portion of $150,000 and equity portion of $165,000 for the Chairman of the Board).

Stock Ownership Requirements

Non-employee directors are subject to a stock ownership requirement that is a minimum fair market value of four times the value of the cash portion of the annual base retainer (which currently equates to $400,000). Although there is not a fixed compliance period, it is expected that new directors will likely reach the ownership requirements within five years from their appointment date. All directors are compliant with the Company’s stock ownership requirements.

Non-Employee Directors Deferred Compensation Plan

The Company established the Non-Employee Directors Deferred Compensation Plan (“DDCP”), which provides non-employee directors with the opportunity to defer all or a portion of all fees payable to them, pursuant to a valid deferral election. The DDCP is a non-qualified plan that allows for the deferral of all or a portion of annual cash payments to a notional account with investment fund choices that mirror those provided to participants in the Company’s Management Retirement Plan (“MRP”). In addition to those fund choices, the Plan also includes the option to defer annual cash payments into Company common stock units. Non-employee directors may also elect to defer all or a portion of their annual stock retainer into Company common stock units. Participants may elect to receive distributions from their DDCP account at the time they cease to be a director of the Company or at a future date that is between one and ten years following the date they cease to be a director of the Company. Non-employee directors can elect to have distributions from the DDCP made in either a lump sum or in annual installment payments made over a two-to-ten-year period.

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Director Compensation

The following table sets forth the compensation paid during 2021 to the Company’s non-employee directors. Mr. Quigley received no compensation for his services as a director in 2021. Mr. Quigley’s compensation as President and Chief Executive Officer is disclosed in the Compensation Discussion & Analysis section of this Proxy Statement.

2021 Director Compensation

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Award Options	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total

Carol M. Adderley(3)	$100,000	$110,000	—	—	($24,751)	—	$185,249

Gerald S. Adolph	$100,000	$110,000	—	—	($85,366)	—	$124,634

George S. Corona	$100,000	$110,000	—	—	($60,038)	—	$149,962

Robert S. Cubbin	$115,000	$110,000	—	—	($126,395)	—	$98,605

Amala Duggirala	$34,794	$38,273	—	—	—	—	$73,067

Jane E. Dutton(4)	$100,000	$110,000	—	—	($13,563)	—	$196,437

InaMarie F. Johnson	$34,794	$38,273	—	—	—	—	$73,067

Terrence B. Larkin	$110,000	$110,000	—	—	—	—	$220,000

Leslie A. Murphy	$120,000	$110,000	—	—	($99,002)	—	$130,998

Donald R. Parfet	$150,000	$165,000	—	—	—	—	$315,000

(1)

Three of our directors deferred the following amounts from their 2021 cash retainer fee: Ms. Duggirala – $34,794; Ms. Dutton – $100,000; and Ms. Johnson – $34,794. Mss. Duggirala and Johnson were appointed as directors effective January 12, 2022 and received a pro rata amount of the annual cash retainer fee for non-employee directors.

(2)

Represents the aggregate fair market value of grants awarded on May 18, 2021. Each director, except for Mss. Duggirala and Johnson, received a grant of 4,327 shares of the Company’s Class A Common Stock having a fair market value of $25.42 per share. Mss. Duggirala and Johnson each received a pro rata grant of 2,131 shares of the Company’s Class A Common Stock having a fair market value of $17.96 per share on the award date of January 12, 2022. Ms. Adderley deferred 25% of her 2021 annual stock grant into deferred common stock units. Each of Mr. Adolph, Mr. Corona, Mr. Cubbin, Ms. Duggirala, Ms. Dutton, Ms. Johnson, and Ms. Murphy deferred 100% of their 2021 annual stock grant into deferred common stock units.

(3)	Ms. Adderley will not be standing for reelection effective May 18, 2022.

(4)	Ms. Dutton will be retiring from the Board of Directors effective as of the date of the Annual Meeting, May 18, 2022.

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Beneficial Ownership of Shares

The following table sets forth, as of March 28, 2022, (i) the beneficial ownership of the Company’s Class B Common Stock by each person known by the Company to own beneficially more than 5% of the Class B Common Stock, and (ii) the beneficial ownership of the Company’s Class A and Class B Common Stock by (a) each director (each of whom, other than Ms. Adderley and Ms. Dutton, is a nominee for election as a director at the Annual Meeting), (b) each of the named executive officers, and (c) all directors and executive officers as a group.

	Class B Common Stock
Greater than Five Percent Class B Stockholders	Number of Shares and Nature of Beneficial Ownership(1)	Percent of Class

Terence E. Adderley Revocable Trust K	3,139,940	93.5%

	Class A Common Stock			Class B Common Stock

Directors and Named Executive Officers	Number of Shares and Nature of Beneficial Ownership		Percent of Class	Number of Shares and Nature of Beneficial Ownership		Percent of Class

Directors(7):

Carol M. Adderley	331,203	(2)(3)(5)	0.9%	425	(2)	*

Gerald S. Adolph	21,530	(3)	*	100		*

George S. Corona	79,230	(3)	*	100		*

Robert S. Cubbin	39,487	(3)	*	100		*

Amala Duggirala(4)	2,330	(3)	*	—		*

Jane E. Dutton	35,734	(3)(6)	*	100		*

InaMarie F. Johnson(4)	2,136	(3)	*	—		*

Terrence B. Larkin	34,313		*	100		*

Leslie A. Murphy	33,905	(3)	*	100		*

Donald R. Parfet	67,045		*	100		*

Named Executive Officers:

Peter W. Quigley (also a director)	208,420		*	100		*

Olivier G. Thirot	117,137		*	10		*

Tammy L. Browning	25,365		*	—		*

Timothy L. Dupree	25,207		*	—		*

Dinette Koolhaas	17,556		*	—		*

All directors and executive officers as a Group (20 persons)	1,162,193		3.3%	1,335		0.0

*	Less than 1%

(1)

This information is based on the Schedule 13D (the “13D”) filed with the SEC on October 19, 2018 on behalf of the Terence E. Adderley Revocable Trust K (“Trust K”) and the three co-trustees of Trust K. Trust K was created by Terence E. Adderley, the Company’s former Chairman of the Board, during his lifetime as a revocable trust, with Mr. Adderley serving as the trustee of and retaining the right to revoke the trust during his lifetime. Mr. Adderley funded Trust K, including a gift of 3,139,940 shares of Class B Stock. Mr. Adderley died on October 9, 2018, at which time the trust became irrevocable. In accordance with the provisions of Trust K, Andrew H. Curoe, David M. Hempstead and William U. Parfet, were appointed as successor co-trustees of Trust K following Mr. Adderley’s death. They are required by the provisions of Trust K to act by majority vote to exercise voting or investment power over the Class B stock held by Trust K and have stated in the 13D that the filing is not an admission that the co-trustees are beneficial owners of such Class B stock. Mr. Curoe may be deemed the beneficial owner of an additional 42,825 shares of Class B Stock held by trusts where Mr. Curoe acts as trustee or co-trustee, including ten trusts holding 100 shares of Class B Stock each, and one trust holding 41,825 shares of Class B Stock. The business address of the Terence E. Adderley Revocable Trust K and each of Messrs. Curoe, Hempstead and Parfet is c/o Andrew H. Curoe, 6th Floor at Ford Field, 1901 St. Antoine Street, Detroit, Michigan 48226.

(2)

Includes 165,153 shares of Class A stock and 200 shares of Class B stock held in two separate trusts of which Ms. Adderley is one of two individual trustees with Comerica Bank & Trust, N.A. as Corporate Trustee.

(3)

Includes 5,302 shares for Ms. Adderley, 17,503 shares for Mr. Adolph, 10,616 shares for Mr. Corona, 28,657 shares for Mr. Cubbin, 2,330 shares for Ms. Duggirala, 24,873 shares for Ms. Dutton, 2,136 shares for Ms. Johnson, and 21,210 for Ms. Murphy indirectly held in the Company’s Non-Employee Directors Deferred Compensation Plan.

44

Beneficial Ownership of Shares

(4)	Ms. Duggirala and Ms. Johnson were appointed to the Company’s Board of Directors on January 12, 2022.

(5)	Ms. Adderley will not be standing for reelection effective May 18, 2022.

(6)	Ms. Dutton will be retiring from the Board of Directors effective as of the date of the Annual Meeting, May 18, 2022.

(7)	Except for Ms. Adderley and Ms. Dutton, each of the named Directors is a nominee for election.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s directors and certain officers, as well as persons who beneficially own more than 10% of the outstanding shares of common stock, to file reports regarding their initial stock ownership and subsequent changes to their ownership with the SEC.

Based solely upon a review of filings for fiscal year 2021 with the SEC and related written representations that no other reports were required, we believe that all Section 16(a) reports were filed on a timely basis.

45

Proposal 2 – Advisory Vote to Approve the Company’s Executive Compensation

As described in the following Compensation Discussion and Analysis, our executive compensation programs are designed to align the interests of our executive officers with those of our stockholders by tying a significant portion of the compensation they receive to Company performance, and by providing a competitive level of compensation in order to attract, retain, and reward executive officers who are critical to the long-term success of our business. Under these programs, our named executive officers are rewarded for the Company’s financial performance, individual performance, and long-term value creation, as well as to facilitate retention, and reflect market realities. Please read the Compensation Discussion and Analysis for additional details about our executive compensation programs, including information about the fiscal year 2021 compensation of our named executive officers.

As required by Section 14A of the Exchange Act, this proposal, commonly referred to as a “say-on-pay” proposal, seeks a stockholder advisory vote on our named executive officers’ compensation, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K and in the Compensation Discussion and Analysis, through the following resolution:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2022 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the 2021 Summary Compensation Table, and the other related tables and disclosure.”

The say-on-pay vote is advisory and, therefore, not binding on the Company. Our Board of Directors and our Compensation and Talent Management Committee value the opinions of our stockholders and consider the result of the advisory vote in designing and evaluating our executive compensation programs.

The Board of Directors recommends a vote “FOR” the approval of the compensation of our named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC.

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Compensation Discussion and Analysis

The Compensation Discussion and Analysis section of this Proxy Statement provides an overview of our executive compensation philosophy and objectives. This section describes the material elements of our executive compensation programs, the compensation decisions the Compensation and Talent Management Committee (the “Committee”) made under those programs, key factors considered, and details of the compensation paid to our named executive officers.

The Compensation Discussion and Analysis is organized in the following sections:

2021 Named Executive Officers

Our named executive officers for 2021, as defined by the SEC, were as follows:

Name	Title

Peter W. Quigley	President and Chief Executive Officer

Olivier G. Thirot	Executive Vice President and Chief Financial Officer

Tammy L. Browning	Senior Vice President and President Outsourcing and Consulting (“OCG”)

Dinette Koolhaas	Senior Vice President and President International

Timothy L. Dupree	Senior Vice President and President Professional and Industrial (“P&I”)

Executive Summary

Fiscal 2021 Performance

Kelly’s philosophy as a talent company is rooted in the conviction that our business makes a difference on a daily basis – in the lives of our employees and talent networks, for our customers, in the local communities we serve, and in the broader economy. As work has evolved so has our range of solutions, growing over the years to reflect the changing needs of our customers and the changing nature of work itself. Kelly’s simple yet powerful Noble Purpose, “We connect people to work in ways that enrich their lives,” continues to guide our strategy and actions. Kelly remains committed to being a leading talent solutions provider in our specialty areas and in the global markets where we compete. As we navigate the post-pandemic landscape, we will continue to demonstrate our expected behaviors and actions:

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Compensation Discussion and Analysis

2021 was a pivotal year for Kelly as we continued our transformational journey as a provider of specialized workforce solutions. While continuing to navigate the lingering impact of the global pandemic on certain segments of our business, we, like many companies, are facing unprecedented talent retention challenges. To address these challenges, Kelly has had to strike a balance of providing competitive compensation programs that attract, reward and retain high performing talent while doing so in a fiscally responsible framework. For 2021, these balanced actions included:

•	Used a conservative design for the short-term incentive opportunity, using;

•	a lower payout for achieving threshold at 25% of target;

•	an “intermediate point” between threshold and target (set at a payout of 80% of target) for achieving budget;

•	a reduced maximum payout opportunity of 150% of target;

•	greater funding weighting on overall corporate performance earnings results; and

•	new emphasis on individual performance.

•	delayed annual base salary review process from Q1 to Q3 for majority of employees with selective salary increases provided to named executive officers (the CEO did not receive a salary increase);

•	reduced annual restricted stock awards by approximately 25% for majority of organization;

•	implemented three one-year annual goals for performance-based Long Term Incentives (“LTI”) program;

•	tailored vesting for performance based LTI awards (50% upon achievement and 50% at the 3rd anniversary);

•	granted special recognition awards to two senior officers;

•

implemented a special equity award “Key Employee Equity Plan (KEEP)” designed to reward senior leaders for achieving key financial milestones (reflecting record high Company performance) as part of Kelly’s transformation strategy; and

•	reinstated Company match to employee retirement plan contributions.

The above-described actions provided fiscally responsible rewards programs while also providing targeted investments needed to reward employees for achieving important financial and operational goals, and to support the longer-term retention of critical talent.

As our strategy evolves and we manage through the cascading and lingering impact of the pandemic, we continue to move forward with our specialization strategy. These specialties represent areas where we see the most robust demand, the most promising growth opportunities, and where we believe we excel in attracting and placing talent.

Kelly’s business model brings together both staffing and outcome-based solutions under a single specialty leader and aggregates assets to accelerate specialty growth and profitability. We believe this specialty structure gives us greater advantages in the market, and we expect our disciplined focus will enable us to achieve greater efficiencies and deliver profitable growth coming out of the crisis. In addition, we intend to invest in strategic, targeted M&A opportunities in our specialties, while optimizing our portfolio, as demonstrated by the acquisition of Softworld in the second quarter of 2021.

We enter 2022 having shifted from recovery to an elevated focus on growth. Our permanent placement fee growth points toward our customers’ investments in their future workforce, and increased demand in our staffing and outcome-based businesses reflects a market eager for the specialty solutions we provide. Our business is arranged around specialties that target these areas of strong demand, promising growth opportunities, and Kelly’s proven ability to win. Our segments also reflect our intent to shift our portfolio toward higher-margin, higher-value specialties that deliver a competitive edge and increased stockholder value.

As we continue our strategic growth journey in the year ahead, we will invest in key value drivers such as:

•

mapping our digital transformation journey, building a technology foundation to optimize our business, personalize the talent journey and improve the client experience. For example, in 2021 we launched Helix UX, an industry-leading talent management tool that is enabling our KellyOCG customers to better manage their global workforce across temporary, full-time, and cloud-based talent pools;

•

consistently striving to better understand and support our talent and their shifting needs. We have reallocated resources to be solely focused on the temporary worker experience, and our Equity@Work platform is designed to break down long-standing, systemic barriers that make it difficult for many people to participate in the labor market; and

48

Compensation Discussion and Analysis

•

investing in the talent experience of our full-time employees, taking action to ensure we have the people coaches and performance management systems that will help our employees thrive in their Kelly careers. We know that our success is powered by our people, and we are aiming for industry-leading results.

Key Executive Compensation Program Highlights for Fiscal 2021

We believe compensation should align with and enhance long-term stockholder value. Our pay-for-performance philosophy ensures that a significant portion of compensation for our senior officers is “at risk” and reflects our business performance. Our named executive officers experienced the following outcomes for 2021 as a result of Company performance and management’s decision to focus on the Company’s transition in becoming a specialty talent solutions company:

•	Salary increases were selective, with two named executive officers receiving a base salary increase during 2021

•	2021 STIP was earned at below target levels

•	2019-2021 Performance Shares were not earned for the three-year assessment period ending 2021 (the RSU/RSA portion of this 2019 grant continues to vest)

•	2020 Performance-Contingent Shares were earned for achieving the 2021 Earnings from Operations (“EFO”) goal, with these shares vesting over four years (final vesting installment in early 2025)

•	2021 LTI award opportunity was granted in a mix of Performance Shares 75% weighting and time-based vesting restricted shares 25% weighting

•

Granted special performance contingent restricted shares (“KEEP” Awards) to named executive officers and other senior leaders to focus on the Company’s critical transition as reflected by financial milestones that are set at performance levels that are at record high levels

The Committee believes the actions taken in response to the continued global pandemic during 2021 and our continued transformation will help ensure alignment of executive and stockholder interests. We continue to evaluate our executive compensation program and make changes to further align with our strategic priorities and to reward both short- and long-term business success. We designed a program that aligns with stockholder interests, incentivizes growth and operational excellence, and demonstrates a clear linkage between compensation and performance. The program continues to seek to ensure pay for performance and minimize incentives for management to take excessive risks. The Committee worked with management and its independent compensation consultant, as described later in this document, to review current compensation programs, including the incentive plans, and taking into consideration the continued impact of COVID-19 on our business, made the decisions described below in 2021.

49

Compensation Discussion and Analysis

Reflecting the Company’s commitment to driving a high-performance culture, our executive compensation program emphasizes at-risk incentive awards that can be earned over one and multi-year periods. As our business evolves and we strive for performance that is better than the prior year, the design of our incentive plans changed to ensure continued alignment to our business strategy for driving long-term stockholder value. The executive compensation program, particularly the annual and long-term incentive plans, are designed to directly support the Company’s strategic intent to become a more efficient, profitable, growth-focused, and performance-driven organization. Incentive payouts earned for performance cycles are commensurate with the earnings, gross profit, and expense management results achieved. In 2021 an annual incentive award was paid to our named executive officers and the performance contingent grants from December 2020 were earned. In large part due to the impact of COVID-19 on our business, no long-term incentive awards for the performance share period 2019-2021 were earned.

2021

34.7% of Target

Annual Incentive Awards Paid for Corporate Results

2021-2023 – Year 1

29.69% of Target

Long-Term Incentive Performance Share Awards were earned

2020

All Performance Contingent Restricted Awards Were Earned

2019-2021

No Long-Term Incentive Performance Share Awards were earned

The Company has two plans that provide the framework for incentive compensation opportunities for our senior officers, a group that includes our named executive officers.

•	The Short-Term Incentive Plan (“STIP”) provides for annual cash-based incentive opportunities based upon the achievement of one or more performance measures, as established by the Committee.

•

The Equity Incentive Plan (“EIP”) provides the Committee the ability to grant long-term incentive (“LTI”) opportunities, in various award types, that focus on the long-term performance of the Company and align the interests of senior officers with those of stockholders.

2021 STIP Design & Results

•	While still feeling the impact of the global pandemic, management decided to reimplement the STIP for 2021.

•	2021 goals were set at budgeted numbers and funded 100% from “Earnings from Operations”.

•

Executive officers who are responsible for providing direct leadership to a business unit have at least 50% of their STIP award opportunity based on the achievement of specific business unit measures and the remainder of their award based on the corporate component.

•	Based on 2021 results for performance measure of the corporate component of the STIP, the Committee approved payouts on the 2021 STIP corporate component equal to 34.7% of target.

2021 LTI Design

•	LTI design was influenced by the continuing challenges related to the pandemic.

•	Maintained LTI grant mix for senior officers, including our executive officers, that heavily emphasizes at-risk performance-based pay opportunities through the following equity vehicles:

•	Performance Share Units = 75% of LTI mix; and

•	Restricted Stock Awards/Units (RSAs/RSUs) = 25% of LTI mix.

50

Compensation Discussion and Analysis

•

Approved two new LTI performance measures for the 2021-2023 Performance Share Awards that management and the Committee believe to be strong drivers of Kelly’s long-term value and indicative of delivering profitable growth.

•	Revenue Growth (weighted 50%)

•	EBITDA Margin (weighted 50%)

•	Performance Share goals will be set at the beginning of 2021, 2022, and 2023 with each year separately assessed.

•

One-half of performance shares earned after 2021 and 2022 performance years will be paid in the following year. This equates to payouts of 1/6th of the award after 2021 and 1/6th after 2022, with 2/3rd paid out after 2023. The 2022-2024 Performance Share Awards revert to our typical approach of any earned shares being paid after three years.

2021 Special (“KEEP”) Award

•

In December 2021 a special performance-based equity grant was awarded to senior officers, including the named executive officers, and certain other senior leaders. This Key Employee Equity Plan “KEEP” is a future focused, performance-contingent retention award that unites and aligns Kelly’s leadership team in collective achievement of critical transformation milestones over the next three years. The KEEP award also provides strong pay-for-performance alignment as performance metrics support specialty growth strategy.

•	Conversion Rate (weighted 1/3rd)

•	Specialty GP Mix (weighted 1/3rd)

•	Gross Profit (weighted 1/3rd)

•	If goals are achieved, resulting growth will improve Kelly’s performance positioning relative to peer group – positive incremental gains along our transformation journey.

•	Achievement requires sustained growth as all three goals are not expected to be fully achieved until Q4 2023 and must be maintained for two consecutive quarters.

•	If goals are not achieved within two quarters of projected achievement date, the portion of the award associated with that goal will be canceled.

2019-2021 LTI Results

•

Neither of the financial measures for the 2019-2021 performance shares, “Average Conversion Rate” or “Gross Profit Growth” achieved a threshold level of performance. As a result, no shares were earned for the financial measures.

•	Because no shares were earned for the financial measures described above, the awards’ relative TSR modifier did not come into consideration.

•	As a result of the above, no awards were earned under the 2019-2021 LTI Performance Shares.

2020 LTI Results

•

The 2020 performance contingent awards’ EFO goal of $49.4 million was achieved. The Company’s adjusted EFO for incentive compensation purposes for 2021 was $52.6 million, resulting in the target shares being earned, which equated to 50% of the typical annualized long-term incentive award opportunity. Shares will now vest ratably over 4 years.

2021-2023 LTI – Year 1 Results

•	The 2021-2023 performance shares are allocated among three separate one-year performance periods with the amount earned calculated after each year.

•

Based upon 2021 results for the two performance measures previously approved by the Committee, “Revenue Growth” and “EBITDA Margin”, an achievement, in aggregate, of 29.69% of target shares were earned for the 2021 portion of the award opportunity.

•	These 2021 earned performance shares vested 50% upon achievement of performance goals and approval by the Committee on February 15, 2022 and 50% will vest at the end of the 3-year performance period.

51

Compensation Discussion and Analysis

2021 Individual Compensation Decisions

•

Ms. Browning and Mr. Dupree received base salary increases as a result of taking on additional responsibilities during the year. Ms. Browning’s adjustment of 15% was effective January 1, 2021. Mr. Dupree’s adjustment of 10% was effective March 1, 2021.

•	Further explanation can be found under Compensation Programs: Decisions and Actions in 2021.

The Committee believes these actions supported the strategic direction of the Company, taking into consideration the impact of the global pandemic, and helped position it for long-term success in achieving its goals. These compensation decisions and actions are discussed in more detail below.

Executive Compensation Philosophy, Objectives, and Design

Our executive compensation philosophy is to provide market-based pay opportunities with incentive payouts aligned with the achievement of the Company’s overall short- and long-term business strategy, performance goals, and results. The design of our executive compensation programs allocates total compensation to fixed and variable pay elements resulting in a mix of short-term and long-term pay elements. The Committee continually evaluates our executive compensation programs to ensure that the Company provides market-competitive opportunities that enable us to attract and retain highly qualified individuals to lead the organization and drive business success. Our executive compensation programs are designed to achieve the following objectives:

•	Align a significant portion of compensation with the achievement of multiple performance goals that motivate and reward executives based on Company, business unit, and individual performance results
•

Attract and retain exceptional talent with the leadership abilities and experience necessary to develop and execute business strategies, achieve outstanding results, and build long-term stockholder value

•	Support achievement of the Company’s vision and strategy
•	Create an ownership mindset that closely aligns the interests of management with those of stockholders
•

Provide appropriate balance between the achievement of both short- and long-term performance objectives, with clear emphasis on affordability, managing the sustainability of the business, and mitigation of risk

Pay-for-Performance Framework

The Committee believes that a majority of a senior officer’s compensation should be “at risk” and based upon the achievement of corporate and business unit results, the Company’s share price performance, as well as an individual’s performance. As a result, senior officers participate in incentive programs that provide them with the opportunity to earn awards that are directly tied to the Company’s performance and that drive sustainable long-term stockholder value. The Company’s compensation programs provide an incentive for senior officers to meet and exceed performance goals. Executives are held accountable for results and rewarded with above target payout amounts for performance that exceeds target goals. When target goals are not met, award payouts are designed to deliver below target payouts or no payouts. We believe the combination of our annual incentive awards and long-term equity incentive awards align the interests of our senior officers with the interests of our stockholders.

52

Compensation Discussion and Analysis

CEO and Other Named Executive Officers Pay Mix

While we believe that a majority of an executive officer’s target compensation opportunity should be performance-based, we do not have a specified formula that defines the overall weighting of each element. We believe that the higher a role is positioned within the organizational structure, the greater the emphasis on performance-based compensation should be. As such, the Chief Executive Officer (“CEO”) has a greater percentage of his compensation opportunity that is performance-based through higher target opportunities for STIP and LTI, as compared to the compensation opportunities of the other named executive officers (“NEOs”). At-risk compensation consists of annual cash incentive awards and performance shares that are contingent upon the achievement of pre-established performance goals. Restricted shares, which are not classified as at-risk compensation, have value at vesting reflecting the Company’s stock price performance since date of grant, which aligns to shareholders’ experience. The following charts illustrate the typical Target Total Direct Compensation mix for our President and CEO and the other named executive officers combined (as of December 31, 2021) and includes the pay elements of base salary, STIP (at target), restricted shares, and performance shares (at target). Pay mixes shown below are based on target amounts under typical plan designs and do not reflect the special KEEP Awards for our named executive officers in fiscal year 2021.

Typical Target Compensation Mix

53

Compensation Discussion and Analysis

Elements of Compensation for Named Executive Officers

The Committee determines the elements of total direct compensation that we provide to our senior officers, a group that includes the named executive officers. The elements and corresponding weightings of our executive compensation program of our named executive officers and the objectives for each are as follows:

Compensation Element	Type	Form	Considerations	Objectives	For More Information
Base Salary	Fixed Compensation	Cash	• Reviewed annually • Adjusted, when appropriate based on role and scope of responsibilities, skills, experience, sustained individual contribution, and comparison to market-comparable jobs	• Provide competitive compensation for day-to-day responsibilities • Attract and retain qualified senior officers • Balance risk-taking	Page57
Short-Term Incentive Plan (STIP)	Variable At-Risk Performance- Based Compensation	Cash

•  Annual performance period

•  Target payout opportunity established as percentage of earnings for each senior officer based on role

•  Performance measures selected to align with our business strategy

•  Multiple performance measures that reflect key operational and financial measures of success

•  Payout based on achievement of predetermined goals

				• Motivate and reward senior officers for achievement of critical near-term performance goals that support the Company’s strategic business objectives	Page59

Long Term Incentives (LTI)	Time-Based Fixed Compensation	Stock-Settled	Restricted Stock		Page61
			• Accounts for 25% of total LTI award opportunity • Shares vest ratably over four years	• Align interests of senior officers and stockholders • Support retention • Support meaningful stock ownership
	Variable At-Risk Performance- Based Compensation	Stock-Settled	Performance Shares		Page62

•  Accounts for 75% of total LTI award opportunity

•  Provides opportunity to earn shares based on achievement of multiple specific performance goals

•  Financial measures for 2019-2021 LTI awards were based on three years of performance; results were below threshold, so no payouts were earned

•  Given the complexity of goal setting in the current business environment, financial measures for 2021-2023 LTI awards are established and assessed independently for each of three one-year performance periods (2021, 2022, and 2023) with goals set early in each performance period

•  Drive long-term value creation for stockholders

•  Motivate and reward senior officers for achievement of strategic business objectives over a three-year period

•  Align the interests of senior officers with the long-term interests of the Company and stockholders

2022 Executive Incentive Plans

For the 2022 incentive plan designs, the Company continues to focus on pay-for-performance alignment by using multiple financial measures to strongly drive our key business objectives and stockholder value. Additional details regarding the 2022 incentive plan designs will be presented in our 2023 Proxy Statement.

Process for Determining Executive Compensation

Role of the Compensation and Talent Management Committee

The Committee designs and administers the Company’s executive compensation programs and policies, and regularly reviews the program and policy objectives, applicable new legal and regulatory practices, evolving best practices, and corporate governance trends. The Committee and members of the Board of Directors determine the compensation of

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Compensation Discussion and Analysis

the CEO. The CEO’s total compensation consists of base salary, STIP, and LTI award opportunities, and is the same design as the other named executive officers. The CEO does not participate in recommendations or discussions related to his own compensation. As part of its responsibility for executive compensation, the Committee annually reviews and determines the compensation of each of our senior officers, including the named executive officers listed in the Summary Compensation Table of this Proxy Statement, based on each individual’s performance including consideration of ethical behavior, achievement of planned goals, relevant market comparisons, the recommendations of the CEO, and other factors. The Committee reviews the costs and short- and long-term benefits of the compensation arrangements it considers and approves for senior officers.

The responsibilities of the Committee are defined in its charter, which can be found on the Company’s website at kellyservices.com.

Role of the Independent Compensation Consultant

Pay Governance LLC is the Committee’s independent compensation consultant (the “Consultant”). The Committee considers analysis and guidance from the Consultant when making compensation decisions on plan design; the merits of various incentive plan performance measures; senior officer pay levels, including that of the CEO and our other executive officers, relative to peer group and other market data; composition of peer group companies; stock ownership requirements; and other pay practices. In addition, the Consultant updates the Committee on market trends and best practices in executive compensation and as requested, provides data and guidance on other items such as Director compensation. The Committee uses its own independent judgment to make all decisions related to the compensation of the Company’s senior officers.

During 2021, the Consultant regularly attended Committee meetings and communicated with the Chairman of the Board, and the Committee Chairman outside of Committee meetings. The Committee regularly meets with the Consultant in private session (without members of management). As directed by the Compensation and Talent Management Committee, the Consultant also met with the Senior Vice President and Chief People Officer (“Chief People Officer”), Vice President and Corporate Secretary (“Corporate Secretary”), and members of the Executive Compensation, Finance, and Corporate Governance teams of the Company. The Consultant maintains a direct reporting relationship to the Committee on all compensation matters.

The Committee conducts an annual assessment of the Consultant’s independence, using factors established by Nasdaq. The Consultant provided no services to the Company in 2021 other than services to the Committee. The Committee reviewed and affirmed the independence of the Consultant as the Compensation Consultant to the Committee and concluded the work performed by the Consultant did not raise a conflict of interest.

Role of Management

The Committee consults with the CEO and the Chief People Officer to obtain feedback with respect to the strategic direction of our executive compensation programs.

The CEO makes recommendations for each of the executive officers about elements of their total compensation. His recommendations are based on the assessment of each executive officer’s performance, as well as the performance of their respective business or function and other factors. The Committee takes into consideration the recommendations of the CEO when determining the compensation of the other executive officers.

In addition, the CFO provides periodic financial updates and information to the Committee to aid in establishing incentive plan goals and determining payout amounts.

The Committee consults with the Corporate Secretary and the Consultant on matters related to executive and director stock ownership requirements and Director compensation.

Comparator Data

The Committee uses third-party survey data for comparably sized general industry companies and available data from a select group of peer companies in determining the competitive positioning of our compensation programs. Comparator data is also used to establish the individual compensation opportunities of each of our senior officers, including the named executive officers.

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Compensation Discussion and Analysis

Each senior officer’s performance is reviewed (see Senior Officer Performance Reviews and Succession Planning below) and compensation decisions are made on an annual basis (or as a senior officer’s duties and responsibilities change). Base salaries, target STIP, and target long-term incentive opportunities are benchmarked against a group of comparable executive positions in general industry companies of similar revenue size as reflected in multiple third-party surveys. We seek to establish target total direct compensation opportunities (defined as base salary, target STIP, and target long-term incentive) for our named executive officers that are near a competitive range of the median of the market data. Compensation ultimately earned from these opportunities can vary from the targeted levels based on Company, business unit, and individual performance. Various other factors are taken into consideration and in certain circumstances, we may target pay above or below the competitive median. Individual target total direct compensation may be above or below the median depending on Company performance, cost considerations, the role’s scope of responsibilities, individual experience and performance, and any succession, retention, or internal equity considerations. The Company has taken a conservative approach to target long-term incentive opportunities generally below market median for senior officers. This approach is in support of the Company’s efforts to reduce costs in connection with its investment strategy and its goal to become more profitable.

In setting 2021 target compensation, a competitive executive compensation analysis was performed which included both an analysis of third-party survey data prepared internally by the Company’s executive compensation group, and a peer group review of CEO pay prepared by the Consultant. Third-party general industry survey data from Aon, Mercer, and WTW were used to prepare the survey analysis. Specific companies that participated in the third-party surveys were unknown and not a factor in the Committee’s deliberations. The Consultant reviewed the survey analysis for the Committee.

The Consultant worked with the Committee and management to develop a group of peer companies to be used for market comparison purposes in terms of CEO pay levels and executive pay practices. We do not believe many companies compete directly with us in all areas of our business or are of similar size. However, in order to have a reference group of publicly traded comparators, the Consultant identified a group of relevant companies that compare to Kelly in at least some areas of our business. The resulting group of twelve comparator companies consists solely of staffing and HR-focused companies with generally similar annual revenues and recent market cap. The majority are multi-national/global companies headquartered in U.S. The following group of companies includes direct peers and a balanced mix of some significantly smaller and larger companies in similar industries and was unchanged from last year. The peer group was used by the Committee and management as another reference point when assessing 2021 executive pay practices and CEO pay levels:

2021 Peer Group
• ABM Industries Incorporated	• Barrett Business Services, Inc.	• ManpowerGroup Inc.

• Adecco Group AG	• Heidrick & Struggles International, Inc.	• Randstad NV

• AMN Healthcare Services, Inc.	• Insperity, Inc.	• Robert Half International Inc.

• ASGN Inc.	• Kforce Inc.	• TrueBlue, Inc.

The Committee considers peer group and general industry survey data as a point of reference, not the sole factor in determining senior officers’ compensation. The third-party survey data and peer group analysis represent “Market Data” when referenced throughout this Compensation Discussion and Analysis. The Committee considers all of the resources provided as part of a holistic process that also includes officer performance and the recommendations of the Company’s CEO regarding total compensation for senior officers.

Tally Sheets

In addition to Market Data and for use as background information, the Executive Compensation group provides the Committee with comprehensive tally sheets for each executive officer, summarizing up to four years of historical target and actual total compensation data and long-term incentive grant detail that includes grant date fair value as well as the intrinsic value of outstanding award opportunities. The Committee reviews tally sheets for the executive officers and believes they are a useful multi-year reference tool, along with other perspectives, when considering whether compensation decisions reflect the Company’s executive compensation philosophy and performance.

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Compensation Discussion and Analysis

Senior Officer Performance Reviews and Succession Planning

Annually, the Committee conducts a comprehensive senior officer performance review that includes succession planning and identification of officer developmental opportunities. The Chief People Officer prepares detailed executive performance review information for each of the senior officers, including named executive officers (other than the CEO). The performance reviews are used to identify, evaluate, and develop the Company’s talent, including a framework to assess future leadership needs, and a succession planning and talent development system. Periodic sessions are held to discuss talent and development among multiple levels of the organization, increasing transparency and understanding of key talent across leadership teams and business units. Development plans are crafted to identify future opportunities for emerging leaders, including stretch assignments, formal training, experiential learning opportunities and formal coaching.

The performance review information for each of the senior officers other than the CEO, includes key annual initiatives, performance results, and development opportunities. The CEO reviews the performance of the other senior officers and presents their individual performance assessments, development plans, and succession strategies to the Committee. During the individual performance assessments, the Committee asks questions, renders advice, and makes recommendations on matters that include individual development needs, succession planning, and retention.

In third quarter 2021, the Committee engaged an outside consultant to conduct a 360 assessment of the Company’s CEO. Participants in the review included: the CEO, select members of the Board, and select members of management who are direct reports to the CEO. The evaluation process included interviews held with the independent consultant. Responses and comments from the evaluation were anonymized and presented to the Chief People Officer and the Committee. The consultant presented a summary of the results to the Committee in executive session. The Company’s Chairman of the Board and the Committee Chair shared the results of the 360 feedback with the CEO following the meeting. The CEO used the 360 feedback and the advice of the Chairman and Committee to help create his development plan.

In addition to the 360 development feedback, in the fourth quarter 2021 the CEO presented his performance self-evaluation which included a review of performance of the organization against strategy and business plans. This evaluation, coupled with the 360 feedback was used to determine his development plan.

Senior officers are not present during the discussion of their performance by the Committee. The Committee uses each executive’s individual performance assessment, the compensation analysis discussed in the previous section, and the recommendations of the CEO, to determine compensation for the senior officers.

The Board approves the Company’s succession plan annually, including updates, and in connection with the performance assessments. The plan documentation includes all executives at the senior officer level, as well as their potential successors from within the Company in the event of an unexpected disability or departure of a senior officer. Documentation includes detailed executive performance review information as discussed above, readiness assessments and a review of the health and diversity of succession pipelines.

Compensation Programs: Decisions and Actions in 2021

Base Salary

Base salaries for senior officers, including the named executive officers are competitive with Market Data to ensure that the Company can attract and retain the executives necessary to successfully lead and manage the organization. Base salaries generally fall within a range (+/- 15%) around the median of salaries in the Market Data, as individual base salaries will vary based upon the factors described below. Based on Market Data available at the time of the review in November 2020, we determined that the base salaries of our named executive officers were within this competitive range of the market medians for comparable roles. Base salary is only one component of target total direct compensation and may be affected by other components to ensure that target total direct compensation meets compensation objectives.

The Committee reviews the base salaries of senior officers, including the named executive officers, on an annual basis (or as a senior officer’s duties and responsibilities change). Base salaries are determined by the Committee for each of the senior officers based on various factors, including the scope and responsibilities of the role, an individual’s experience and performance in the role, their current level of pay compared to Market Data, internal pay equity, the recommendations of the CEO, and consideration of the Company’s salary adjustment budget.

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Compensation Discussion and Analysis

The Company’s annual total compensation review and target pay adjustment process for all employees, including the senior officers, typically occurs during the first quarter to coincide with the timing of any potential incentive award payouts. The timing alignment of compensation elements is intended to reinforce the Company’s pay-for-performance philosophy and provide each employee with their “total compensation” overview. In November 2020, the Committee conducted its annual market review of base salaries of the senior officers, including named executive officers.

In 2021 Ms. Browning and Mr. Dupree received base salary adjustments for their expanded roles. With the continuing impact of the pandemic, it was decided to not provide a base salary increase for all executive officers.

In consideration of the factors noted above, the following base salaries for the named executive officers were approved by the Committee in 2021:

Named Executive Officer	2020 Base Salary	2021 Base Salary	Adjustment %
Peter W. Quigley	$840,000	$840,000	0.0%
Olivier G. Thirot	$588,000	$588,000	0.0%
Tammy L. Browning	$325,000	$375,000	15.4%
Dinette Koolhaas	$535,240	$535,240	0.0%
Timothy L. Dupree	$341,000	$375,000	10.0%

Notes:

•	Amounts represent base salaries in effect on December 31 of each applicable year.

•	Ms. Browning’s base salary increase was effective January 1, 2021.

•	Mr. Dupree’s base salary increase was effective March 1, 2021.

•

Amounts reported for Ms. Koolhaas are converted from Swiss Francs to U.S. Dollars at an exchange rate of 1 CHF = 1.094 USD. This is calculated using the IRS Yearly Average Currency Exchange Rate for Switzerland for 2021 of 0.914 (1 CHF ÷ 0.914 = $1.094).

Annual Cash Incentive

The Committee believes that the named executive officers should have a meaningful percentage of their total compensation earned through annual “at risk” performance-based incentives. The percentage of target total compensation at risk under the terms of the STIP increases significantly as the individual executive’s responsibilities and influence on overall corporate performance results increase. The STIP design encourages executives to meet and exceed the Company’s short-term goals that align with overall corporate strategy and improve stockholder value.

The STIP target opportunity is established as a percentage of each individual’s actual base salary earnings and is targeted near the median Market Data, but may vary based upon individual factors, internal equity, and other considerations. For 2021 STIP payments for all participants were capped at 150% of the target incentive award opportunity. This represents a decrease in the maximum opportunity of 200% in 2020. This was a temporary adjustment given the continued challenges faced due to the pandemic (the 2022 STIP returned to the historical practice of a 200% maximum). In November 2020, the Committee reviewed the target incentive opportunity for each of the named executive officers and found that all were appropriately positioned relative to the Market Data.

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Compensation Discussion and Analysis

The following table shows the 2020 and 2021 STIP target opportunities, as a percent of base salary, for our named executive officers:

Named Executive Officer	2020 STIP Target %	2021 STIP Target %

Peter W. Quigley	110%	110%

Olivier G. Thirot	80%	80%

Tammy L. Browning	55%	55%

Dinette Koolhaas	55%	55%

Timothy L. Dupree	55%	55%

In the months leading up to year-end, the Committee reviews and determines the objectives, performance measures, and other terms and conditions of the STIP for the following plan year. For 2021, the Committee approved the use of Earnings from Operations to comprise the corporate component of the STIP. The Committee selected this financial measure for the STIP because it aligned with business objectives and value creation, provided balance, ensured a strong pay-performance linkage, and line of sight for senior officers, including the named executive officers.

Payout for threshold performance under the corporate component of STIP is set at 25% of a named executive officer’s target payout opportunity, with zero payout earned for performance below threshold. Achievement of target performance results in target payouts for the named executive officers. Performance above target earns incentive payouts above target and up to the maximum of 150% of target for 2021.

Performance measures used for purposes of funding STIP are the same as defined in the Company’s GAAP financial statements, excluding at the discretion of the Committee consideration of special items such as: changes in accounting principles, gains or losses on acquisitions or divestitures, changes in budget due to acquisitions or divestitures, restructuring expenses, and other unusual items, which are defined as such and quantified in the financial statements and/or footnotes to the Company’s Annual Report on Form 10-K. Adjustments would apply only to unbudgeted items.

In February 2021, the Committee determined and approved threshold, target, and maximum performance goal levels for the 2021 STIP. Due to concerns regarding achievability of performance-based incentives at expected 2021 performance levels, a shift in the performance/payout schedules was implemented. The threshold goals were set at levels for which the Committee believed it was appropriate to start earning incentives. At expected performance levels, it was determined that an 80% payout was affordable for achieving budgeted EFO. Target award opportunities remained unchanged. Maximum goals were set at significant stretch levels, which the Committee believed warranted the earning of 150% of target payouts. For the 2021 STIP, payouts for Messrs. Quigley and Thirot were based 100% on Corporate measures. Payouts for Mss. Browning and Koolhaas and Mr. Dupree were based 50% on Corporate measures and 50% on individual business segment measures. Straight line interpolation occurs for achievement of performance between the specified EFO goals shown below. Participants also had an individual performance component which is funded from the Corporate EFO result. The individual performance payout can be adjusted upward or downward based on each leader’s performance against established Objectives, Goals, Strategies, Measures (“OGSMs”) and other financial and non-financial considerations. The goals at threshold, intermediate target, and maximum for the 2021 STIP, as well as resulting performance for the measure of the corporate component were as follows:

Corporate Component		2021 Performance Goals				2021 Adjusted Performance	2021 Payout
	Weighting	Threshold 25%	Intermediate 80%	Target 100%	Maximum 150%

EFO	100%	$49.40	$71.40	$88.70	$110.80	$52.60	34.7%

$ in millions		Weighted Opportunity Based on Financial Results 34.7%

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Compensation Discussion and Analysis

Tammy L. Browning

Ms. Browning’s STIP opportunity was based 50% on the corporate measures and 50% on the business unit measure for which she was accountable.

Performance results for each of Ms. Browning’s measures are as follows:

Corporate Component and Business Unit Performance Measures		2021 Performance Goals				2021 Adjusted Actual Results	Payout (% of Target)
	Weighting	Threshold	Intermediate	Target	Maximum

Corporate Component Performance Measures	50.0%	$49.40	$71.40	$88.70	$110.80	$52.60	34.7%

Business Unit Gross Profit ($)	50.0%	$106.98	$118.00	$130.70	$148.50	$141.40	130.2%

$ in millions	100.0%	Weighted Opportunity Based on Financial Results 82.5%

Dinette Koolhaas

Ms. Koolhaas’ STIP opportunity was based 50% on the corporate measures and 50% on the business unit measure for which she was accountable.

Performance results for each of Ms. Koolhaas’ measures are as follows:

Corporate Component and Business Unit Performance Measures		2021 Performance Goals				2021 Adjusted Actual Results	Payout (% of Target)
	Weighting	Threshold	Intermediate	Target	Maximum

Corporate Component Performance Measures	50.0%	$49.40	$71.40	$88.70	$110.80	$52.6	34.7%

Business Unit Gross Profit ($)	50.0%	$122.10	$135.70	$149.30	$169.60	$148.80	99.3%

$ in millions	100.0%	Weighted Opportunity Based on Financial Results 67.0%

Timothy L. Dupree

Mr. Dupree’s STIP opportunity was based 50% on the corporate measures and 50% on the business unit measure for which he was accountable.

Performance results for each of Mr. Dupree’s measures are as follows:

Corporate Component and Business Unit Performance Measures		2021 Performance Goals				2021 Adjusted Actual Results	Payout (% of Target)
	Weighting	Threshold	Intermediate	Target	Maximum

Corporate Component Performance Measures	50.0%	$49.40	$71.40	$88.70	$110.80	$52.6	34.7%

Business Unit Gross Profit ($)	50.0%	$304.70	$338.50	$372.40	$423.10	$310.00	33.6%

$ in millions	100.0%	Weighted Opportunity Based on Financial Results 34.2%

Based on financial results and the assessment of Mr. Dupree’s individual performance, reflecting his leadership in turning around Kelly’s largest business unit, P&I, and other factors, the Committee approved a payout of 69% of target.

Under the terms of the STIP, the Committee retains the right in its discretion to adjust a STIP award based on Company, business unit, or individual performance. The Committee has no discretion to increase a STIP award for named executive officers, outside of the aforementioned parameters. STIP awards made in 2021 to named executive officers are subject to the Company’s Clawback Policy.

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Compensation Discussion and Analysis

Based on these performance results, at its February 15, 2022 meeting, the Committee reviewed and approved payments to the named executive officers in accordance with the STIP provisions as follows:

Named Executive Officer	2021 Base Salary Earnings	2021 STIP Target as % of Salary	2021 STIP Payout at Target	2021 Payout as a Percentage of Target	2021 STIP Payout

Peter W. Quigley	$840,000	110%	$924,000	34.7%	$320,628

Olivier G. Thirot	$588,000	80%	$470,400	38.3%	$180,000

Tammy L. Browning	$374,231	55%	$205,827	82.5%	$170,000

Dinette Koolhaas	$537,197	55%	$295,458	67.0%	$198,000

Timothy L. Dupree	$369,115	55%	$203,013	69.0%	$140,000

•	2021 STIP Payout amounts rounded to the nearest thousand.

•

Mr. Thirot’s final payout percentage of 38.3% includes the assessment of his individual performance reflecting his leadership in a challenging pandemic-impacted year, an increase based on his individual component.

•	For consistency, Ms. Koolhaas’ amounts shown in USD using the 2021 budgeted exchange rate of 1.098. The actual exchange rate reflects the then-current rate.

•	Mr. Dupree’s final payout percentage of 69.0% includes an increase based on his individual component.

Long-Term Incentives

The EIP provides for long-term incentives that reward executives for achieving the Company’s long-term growth and profitability goals. Long-term incentive compensation is also intended to help the Company retain key employees, and provide those employees shared financial interests with the Company’s stockholders and positively influence their job performance and longer-term strategic focus. The EIP allows for grants of equity and non-equity awards to key employees.

The Committee believes that compensation programs for the Company’s senior officers should include strong alignment between pay and performance, with a significant portion of “at risk” pay. As a result, since 2015 the Committee has provided regular long-term incentives for senior officers, including the named executive officers with grant levels based 75% on performance shares (at target) and 25% on restricted stock in order to create award opportunities that heavily emphasize performance. The typical incentive mix emphasizes performance-contingent awards delivered through performance shares and places a lower weighting on restricted shares.

Typical Long-Term Incentive Mix

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Compensation Discussion and Analysis

On average, target LTI awards granted to senior officers have historically been and currently remain below market median. The target LTI award amounts for each senior officer, including the named executive officers, are based on an established value for each officer level. The number of shares granted to each named executive officer is based on the grant value and closing stock price on the date of grant and can be found in the “Grants of Plan-Based Awards” table, later in this document.

Under the terms of the EIP, the Committee retains the right in its discretion to reduce an LTI award based on individual performance. The Committee has no discretion to increase an LTI award for named executive officers. LTI grants and any performance-based awards made under the EIP are subject to the Company’s Clawback Policy.

Performance Shares

Performance shares provide senior officers with the opportunity to earn shares, from zero to 200% of their target opportunity, based on achievement of pre-established measures and goals. For achievement of threshold performance, 50% of target performance shares would be earned; for achievement of target performance, 100% of target performance shares would be earned; and for achievement of maximum performance or higher, 200% of target performance shares would be earned under the typical long-term incentive design. Threshold goals are typically set at levels the Committee believes appropriate to start earning incentives. Target goals are set at budgeted levels, which are considered “challenging but achievable”. For 2021 goals only, expected/budgeted performance will result in a below-target (80%) payout, which has been added as an intermediate point in the payout schedule. Maximum goals are set at significant stretch levels which the Committee believes warrant the earning of two times target payout. Straight line interpolation occurs for achievement of performance between threshold and target, and between target and maximum. Performance awards are granted in the form of Performance Share Units, which are not eligible for dividends or dividend equivalents.

For the 2021-2023 grant of performance shares, the two financial measures, revenue growth and EBITDA margin, will have one-year goals established for each of the three performance periods (2021, 2022, 2023) that are set in the beginning of each performance period. This design provides the ability to set meaningful goals in the unpredictable pandemic climate. In February 2021, the Committee approved goals at threshold, intermediate target, and maximum levels of performance for each of the measures for 2021. At the end of the 2021 performance period in early 2022, results for each of the two financial measures, will determine achievement and earning, if any, of shares. For the 2022 performance period, goals will be approved in early 2022 with results being reviewed in early 2023. Any earned shares will vest 50% upon Committee approval and 50% upon the third anniversary of the grant (February 2024).

The following target number of performance shares were awarded for each performance measure to the named executive officers in 2021:

Target Number of 2021-2023 Performance Shares Awarded
Name	Financial Measures		Total Number of Performance Shares @ Target
	Revenue Growth	EBITDA Margin

Peter W. Quigley	29,971	29,971	59,942

Olivier G. Thirot	15,164	15,164	30,328

Tammy L. Browning	4,349	4,349	8,698

Dinette Koolhaas	4,790	4,790	9,580

Timothy L. Dupree	3,954	3,954	7,908

The 2021 threshold goals were set at levels for which the Committee believed it was appropriate to start earning incentives; the intermediate level was set at the expected/budgeted level, which the Committee considered were “challenging but achievable”; maximum goals were set at significant stretch levels for which the Committee believed the earning of two times target payout was warranted. Straight line interpolation occurs for achievement of performance between the stated goals.

In the event of a senior officer’s termination of employment due to death, disability, normal retirement, or termination not for cause, the officer will receive a prorated award of performance shares based on actual results achieved, if any. Normal retirement is defined as age 62 with at least five years of service, or a combination of age plus years of service

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Compensation Discussion and Analysis

equal to 70, with a minimum age of 60. In order to be eligible for a prorated award due to termination by the Company not for cause, a senior officer must have been employed for at least one year after the date the grants were approved by the Committee. The prorated amount is based on the number of whole months in the performance period that were worked by the senior officer prior to termination divided by 36. In the case of termination not for cause in connection with a change in control, performance shares vest immediately at target amounts.

Restricted Stock

The Committee considers restricted stock to be an effective vehicle to support the Company’s long-term compensation objectives:

•	Alignment with stockholder interests

•	Facilitate retention through an extended pro rata vesting structure

•	Support meaningful stock ownership

At its February 16, 2021 meeting, the Committee approved restricted stock grants for senior officers, including the named executive officers, which vest ratably over four years, as detailed in the Summary Compensation Table and the Grants of Plan Based Awards Table. This grant of restricted shares represents 25% of each senior officer’s target long-term incentive grant. The Company believes that restricted stock is an important component of total compensation for our named executive officers and the four-year, pro rata vesting feature supports the Company’s retention objective. Any remaining unvested portion of restricted stock awards is forfeited upon voluntary termination, normal retirement, and involuntary termination for cause or not for cause, unless termination not for cause is in connection with a change in control. In the case of termination not for cause in connection with a change in control, all restricted stock shares or units vest immediately. Restricted stock is prorated in the event of termination due to death or disability.

As described in our 2021 proxy, on December 7, 2020 the Committee approved performance-contingent restricted stock grants for senior officers, including the named executive officers, which if the specified EFO goal is met vest ratably over four years. These grants of restricted stock made to our senior officers had an EFO performance hurdle that had to be achieved for 2021 in order for shares to become earned and eligible for vesting. This award opportunity, which was reduced to be one-half of the annual LTI award opportunity, was the only regular LTI grant made to the named executive officers in 2020, which was in lieu of the regular LTI grants that are typically made in the first quarter of the year. The EFO goal was achieved in 2021. As a result, during its February 15, 2022 meeting, the Committee approved the shares for vesting. The first tranche of shares became vested upon approval.

Special Awards

During their December 17, 2021 special session, the Committee approved performance contingent restricted stock grants (KEEP Awards) for senior officers, including the named executive officers, and certain other senior leaders, as detailed in the Summary Compensation Table and the Grants of Plan Based Awards Table. These grants of restricted stock have three financial measure hurdles that must be achieved in order for shares to become earned and eligible for vesting. The grants are split evenly between Company conversion rate, specialty gross profit mix, and Company gross profit and can be earned independently. The measures were selected to reflect goals that when achieved will reflect improved earnings and business mix positioning relative to our peers. Achievement of the goals requires sustained growth and must be achieved for two consecutive quarters. If goals are not achieved within one year of projected achievement date, the portion of the award associated with that goal will be canceled. Earned awards will cliff vest three years after achievement which supports the Company’s retention objective. Any remaining unvested portion of restricted stock awards are forfeited upon voluntary termination, normal retirement, and involuntary termination for cause, unless termination not for cause is in connection with a change in control. In the case of termination not for cause in connection with a change in control, all restricted stock shares or units vest immediately. This award opportunity is prorated in the event of termination due to death or disability, or if employed at least one year after grant date, following involuntary termination without cause.

In 2021, there were special recognition grants made to two named executive officers, Ms. Browning and Mr. Dupree for their expanded roles. The Committee approved a grant of restricted stock valued at approximately $200,000 for each of them as noted in the Grants of Plan-Based Awards. These shares cliff vest on the third anniversary date of the grant, October 15, 2021.

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Compensation Discussion and Analysis

2019-2021 Long-Term Incentive Performance Results

As outlined in the Company’s 2020 Proxy Statement, 2019-2021 performance shares become earned based on two financial measures and a Relative TSR modifier. The two financial performance measures for the 2019-2021 award, average conversion rate improvement and gross profit growth, were established to have three-year goals. The Committee established and approved goals for the performance measures during the February 2019 meeting. At the end of the performance period 2019-2021 (i.e., in early 2022), goals and results were assessed for each of the two financial measures, to determine achievement and earning, if any, of shares. The relative TSR measure of the performance shares is a modifier that could increase or decrease payouts by 25% based on performance against the S&P 600. Upon achievement of at least a threshold level of performance for each measure, shares would be earned subject to approval by the Committee in early 2022. Performance results achieved for the awards based on 2019-2021 financial measures did not reach the threshold level for either the average conversion rate improvement or gross profit growth measure, therefore no shares were earned for either financial measure, and the TSR modifier was not a factor. Aggregate funding for all performance measures of the 2019-2021 LTI performance awards was 0% of target. The final performance results for the 2019-2021 performance period are provided in the following chart:

Financial Performance Measures		2019-2021 Performance Goals			2019- 2021 Actual Results	Payout as % of Target
	Weighting	Threshold 50%	Target 100%	Maximum 200%

Average Conversion Rate	50.0%	114bp	154bp	240bp	-122bp	0.00%

Gross Profit Growth	50.0%	5.2%	6.7%	9.4%	-2.711%	0.00%

Relative TSR Modifier		-25%	0%	+25%	-25%	0.00%

				Weighted Payout:		0.00%

As a result of the above level of achievement for each of the performance measures of the 2019-2021 LTI award, no performance shares were approved for vesting by the Committee.

2021-2023 Long-Term Incentive Performance Results

As described above, the 2021-2023 performance shares have two financial measures, revenue growth and EBITDA margin, which have three one-year goals set in the beginning of each performance year. In February 2021, the Committee approved goals at threshold, target, intermediate, and maximum levels of performance for each of the measures for the 2021 portion of the award opportunity. During its February 15, 2022 meeting, the Committee approved the results for the 2021 performance year. Earned shares vested 50% upon Committee approval and 50% upon the third anniversary of the grant (February 2024). Aggregate funding for all performance measures during the 2021 performance year was 29.69% of target. The final performance results for the 2021 performance year are provided in the following chart:

Financial Performance Measures		2021 Performance Goals				2021 Year 1 Actual Results	Payout as % of Target
	Weighting	Threshold 50%	Intermediate 80%	Target 100%	Maximum 200%

Revenue Growth	50.0%	$4,824.30	$5,043.00	$5,213.90	$5,668.40	$4,892.70	59.38%

EBITDA Margin	50.0%	1.95%	2.10%	2.37%	2.57%	1.71%	0.00%

$ in millions					Weighted Payout:		29.69%

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Compensation Discussion and Analysis

As a result of the above level of achievement for each of the performance measures for year 1 of the 2021-2023 LTI award, the Committee approved the following number of earned performance shares for each named executive officer.

	Financial Measure: Revenue Growth		Financial Measure: EBITDA Margin		Total # of Year 1 Performance Shares Earned
	Payout as % of Target: 59.38%		Payout as % of Target: 0.00%
Name	Year 1 Target # of Shares	Year 1 # of Shares Earned	Year 1 Target # of Shares	Year 1 # of Shares Earned

Peter W. Quigley	9,990	5,932	9,990	0	5,932

Olivier G. Thirot	5,054	3,002	5,054	0	3,002

Tammy L. Browning	1,450	862	1,450	0	862

Dinette Koolhaas	1,596	948	1,596	0	948

Timothy L. Dupree	1,318	782	1,318	0	782

Retirement Benefits

Highly compensated employees in the U.S. are not eligible to participate in the Company’s qualified 401(k) plan. In order to provide a competitive total compensation package, the Company has established the Management Retirement Plan (the “MRP”). The MRP is a U.S. nonqualified defined contribution/deferred compensation plan available to all highly compensated employees, including the named executive officers, as outlined by Section 414(q)(1)(B)(i) of the Code. Employees who are working in the U.S. while on an international assignment are not eligible to participate in the MRP. All participants in the MRP can elect to defer from 2% to 25% of their annual base earnings and 2% to 50% of their annual cash incentive earnings. Matching contributions by the Company equal 50% of the first 10% of base salary and annual cash incentives deferred by a participant. Other than the MRP, there are no other retirement income plans available to the Company’s highly compensated employees in the U.S. The MRP provides all participants, including the named executive officers, with a tax gross-up of Medicare taxes incurred on contributions to the plan. The Medicare tax gross-up provides for parity with other employees who are eligible to participate in the Company’s tax-qualified 401(k) plan and therefore do not pay Medicare tax on Company contributions.

Mr. Thirot’s Retirement Benefits

From January 1, 2017 through December 26, 2021, Mr. Thirot participated in the MRP and retains a benefit from both his contributions and contributions the Company made on his behalf to the plan. Due to his relocation back to Switzerland effective December 27, 2021, Mr. Thirot is no longer contributing nor is the Company making contributions on his behalf to any U.S.-based retirement plans. As a resident of Switzerland, he now participates in the Swiss Social Insurance System (“Swiss System”) that provides retirement, disability, and death benefits. Mr. Thirot’s Swiss retirement benefit includes contributions that he makes to the fund, as well as Company contributions that are made to the fund on his behalf. Mr. Thirot previously participated in the Swiss System from his date of hire with the Company in 2008 through the end of 2016 when all contributions to that plan ceased due to his localization to the U.S. and subsequent participation in the MRP.

Ms. Koolhaas’ Retirement Benefits

As a resident of Switzerland, Ms. Koolhaas participates in the Swiss Social Insurance System (“Swiss System”) that provides retirement, disability, and death benefits. Her retirement benefit includes contributions that she makes to the fund, as well as Company contributions that are made to the fund on her behalf. Ms. Koolhaas does not participate in any U.S.-based retirement plans.

Health and Welfare Benefits

The health and welfare plans, including Company-provided life insurance, provided to U.S.-based named executive officers are the same plans available to all regular staff employees.

Mr. Thirot’s Health and Welfare Benefits

Mr. Thirot is required by Swiss law to carry health care coverage. However, the Company’s Swiss entity does not provide health care coverage to its employees nor do we provide Mr. Thirot with a health care allowance. Under the Swiss System, Mr. Thirot’s spouse is eligible to receive benefits in the event of his death from sickness or accident. He no longer participates in any U.S. health and welfare benefit programs.

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Compensation Discussion and Analysis

Ms. Koolhaas’ Health and Welfare Benefits

Ms. Koolhaas receives a health care allowance as part of her Swiss compensation that is intended to help defray the cost of obtaining health care coverage for herself and her family in Switzerland. Residents in Switzerland are required to carry health care coverage, however it is not common for Swiss companies to provide this benefit to their employees. The Company’s Swiss entity does not provide health care coverage to its employees. Under the Swiss System, Ms. Koolhaas’ spouse is eligible to receive benefits in the event of her death from sickness or accident. She is not a participant in any U.S. health and welfare benefit programs.

Perquisites

A modest level of perquisites is available to named executive officers:

Perquisite	Benefit	Usage in 2021

Executive Physical	To ensure senior officers monitor their health and general well-being, an annual physical examination is provided at the Company’s expense. Senior officers may also use their own physician to perform the required tests and evaluations, in lieu of using the selected facilities. For those senior officers, expenses were processed through their employee health care coverage and not through the executive physical program.	No named executive officer utilized the formal executive physical program in 2021.

Vacation Facility	Two Company-owned condominiums are available on a limited basis to employees at the Vice President level and above.	One named executive officer used the vacation facility in 2021.

The aggregate amount of perquisites provided in 2021 for each of the named executive officers, except for Mr. Thirot and Ms. Koolhaas, was less than $10,000 and therefore only the perquisites for Mr. Thirot and Ms. Koolhaas are reported in the Summary Compensation Table.

Senior Executive Severance Plan

To encourage the retention of certain key executives of the Company and thereby promote the stability and continuity of management, the Senior Executive Severance Plan (“Severance Plan”) was established by the Company and approved by the Committee effective March 31, 2017. During its March 23, 2021 meeting, the Committee approved expanding the Severance Plan to include other senior officers. For 2021, the named executive officers participating in the Severance Plan were, Messrs. Quigley, Thirot (through December 26, 2021), and Dupree and Ms. Browning. The Severance Plan provides severance benefits in the event a participant’s employment is terminated under certain circumstances as explained and illustrated in Potential Payments Upon Termination or Change in Control (below). The Plan does not provide excise tax gross-ups to participants under Section 280G of the Code.

The Company’s EIP provides for the immediate vesting of restricted stock and performance awards upon a qualified termination in connection with a change in control (e.g., “double trigger”), which is also explained in Potential Payments Upon Termination or Change in Control.

Under the terms of the Severance Plan covering the eligible named executive officers, each would be entitled to severance payments and benefits in the event that he or she experiences a “qualifying termination” (i.e., any termination of the participant by the Company other than for cause, disability or death, or for good reason by a participant in connection with a change in control as is defined in the Severance Plan). A change in control will not automatically entitle an eligible named executive officer to severance benefits or equity acceleration; instead, the executive must also lose his or her job, or suffer a significant adverse change to employment terms or conditions in order to be eligible for benefits under the Severance Plan. In the event of a termination for any reason, eligible named executive officers would be entitled to any earned compensation owed but not yet paid as of the date of termination. Eligible named executive officers would also be entitled to payment of vested benefits, if any. Details of the Severance Plan are provided in the Potential Payments Upon Termination or Change in Control section of this Proxy Statement.

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Compensation Discussion and Analysis

Mr. Thirot’s Severance Benefit

Mr. Thirot was a participant in the Severance Plan through December 26, 2021. Under the terms of Mr. Thirot’s new Swiss employment agreement, effective December 27, 2021, he is eligible for similar severance benefits to a Tier 2 participant of the Severance Plan. Mr. Thirot is no longer a participant in the Severance Plan due to provisions that exclude participation by executives with employment agreements or who are located outside the U.S.

Ms. Koolhaas’ Severance Benefit

Under the terms of Ms. Koolhaas’ Swiss employment agreement, if she is terminated by the Company, other than for willful misconduct, she will be provided with either twelve months’ notice or twelve months of salary in lieu of notice, at the Company’s discretion.

Governance of Executive Compensation Programs

Annual Say on Pay Vote

The frequency of the Company’s Say on Pay vote is annual and, as such, the Committee considers the shareholder advisory vote on executive compensation as disclosed in the Company’s Proxy Statement each year. In 2021, 99.95% of the shares represented at the meeting approved the Say on Pay proposal. The Committee considered this result as a factor in its decision to maintain the general design of the Company’s compensation programs.

Executive Stock Ownership and Retention Requirements

The Committee implemented minimum stock ownership and retention requirements to encourage meaningful stock ownership by the Company’s executives that aligns their interests more closely with stockholders’ interests. The Committee periodically reviews the Executive Stock Ownership Requirements to ensure the design is consistent with current market practice and those of our peers, as determined by research performed by the Consultant. The requirements are expressed as a multiple of base salary for each level of senior officer, as shown in the table below.

2021 Minimum Stock Ownership Requirements
Multiple of Base Salary
CEO 6x	EVP 3x	Other Senior Officers 1.5x-2x

Under the ownership requirements, senior officers are required to hold all (100%) of the after-tax shares acquired upon equity award vesting until compliance with the requirements is achieved. Shares counted toward achievement of ownership requirements include: directly owned shares, shares held by family or trusts, and 60% of unvested restricted stock awards, restricted stock units, and earned unvested performance shares. Although there is not a fixed compliance period, it is expected that new senior officers will likely reach the requirements within five years from their start date. The Committee reviews each executive’s progress towards and compliance with the share ownership requirements on an annual basis. If the required level of ownership is not achieved within a reasonable period of time or an executive falls out of compliance with the requirements, the Committee can eliminate or adjust the amount of any future equity awards. Stock ownership levels must be maintained as long as the executive is employed by the Company as a senior officer and is subject to the terms of the Executive Stock Ownership Requirements.

As of March 28, 2022, all named executive officers were on-track to reach their stock ownership requirement. Stock ownership requirements for executive officers were not lowered for 2020 or 2021, despite the compensation reductions taken during a portion of 2020 and continued impact of COVID-19 on the Company’s business.

Incentive Compensation Recovery (“Clawback”) Policy

The Company’s Clawback policy applies to awards granted under the STIP and EIP on or after January 1, 2011 to officers of the Company who are subject to Section 16 of the Securities Exchange Act of 1934. In early 2019, the application of the “Clawback” Policy was broadened to include all senior officers. These officers are required to repay or forfeit, to the fullest extent permitted by law and as directed by the Committee, any performance-based annual or long-term incentive compensation, based on the achievement of financial results that were subsequently restated due to the Company’s material non-compliance with the financial disclosure requirements of the federal securities laws, provided the amount of incentive compensation that would have been received or earned would have been lower had the financial results been

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Compensation Discussion and Analysis

properly reported. If necessary, we plan to modify our policy to comply with the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act, when the SEC or Nasdaq implements rules and regulations. The Clawback Policy is included as part of the Company’s updated Insider Trading Policy and Section 16 Compliance Procedures.

Hedging and Pledging of Shares

The Company’s Insider Trading Policy and Section 16 Compliance Procedures strictly prohibit the Company’s directors and all employees, including the named executive officers, from engaging in hedging, monetization or other derivative or speculative transactions in securities of the Company. This includes short sales, failing to deliver Company securities sold, put or call options, equity swaps, collars, forward sale contracts, exchange funds, holding Company securities in a margin account, or pledging Company securities as collateral for a loan. The EIP does not allow the pledging, sale, assignment, or transfer of shares in any manner, except if the Committee determines that a transfer will not violate any requirements of the SEC or IRS. The Committee may permit an inter vivos transfer by gift to, or for the benefit of, a family member of the grantee.

Tax Considerations: Deductibility of Executive Compensation

Prior to 2018, Section 162(m) of the Code placed a limit of $1 million on the amount of nonperformance-based compensation that could be deducted for tax purposes for the CEO and the other three highest paid executives (excluding the CFO) listed in the Summary Compensation Table. The Company’s incentive compensation programs were generally designed to qualify for the performance-based exception to this limit. Beginning in 2018, effective with the Tax Cuts and Jobs Act that was enacted in December 2017, the corporate tax deduction previously available for performance-based compensation above $1 million for named executive officers has been eliminated. This means that pay to each named executive officer in excess of $1 million will no longer be tax deductible. Now that the performance-based exception is no longer available, the Company will no longer include reference to Section 162(m) related limitations or provisions or stockholder approval for this purpose. However, management and the Committee currently intend to retain as good governance, certain practices that had been in place previously for Section 162(m) purposes. These practices include: specification of guidelines for the adjustment of special items, establishing performance goals within the first ninety days of a performance period, and requiring the Committee’s certification of results prior to the payout of any award.

Compensation and Talent Management Committee Report

Prior to and at the Compensation and Talent Management Committee meeting held on March 22, 2022, the Committee members reviewed and discussed the Compensation Discussion and Analysis presented in this Proxy Statement. Based on its review and subsequent discussions with management, the Committee approved the Compensation Discussion and Analysis and directed management to include it in this Proxy Statement.

This report is submitted by the Compensation and Talent Management Committee of the Board of Directors.

THE COMPENSATION AND TALENT MANAGEMENT COMMITTEE

ROBERT S. CUBBIN, CHAIR

GERALD S. ADOLPH

JANE E. DUTTON

LESLIE A. MURPHY

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2021 Executive Compensation Tables

Summary Compensation Table 2021

Name and Principal Position	Year	Salary(1) ($)	Bonus(2) ($)	Stock Awards(3)(4) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation(5)(6) ($)	Total ($)

Peter W. Quigley President and Chief Executive Officer	2021	840,000	—	2,734,149	—	320,628	—	43,831	3,938,608
	2020	689,232	—	839,987	—	—	—	21,474	1,550,693
	2019	640,231	—	1,053,933	—	187,720	—	44,112	1,925,996

Olivier G. Thirot Executive Vice President and Chief Financial Officer	2021	588,000	—	1,732,281	—	180,000	—	45,225	2,545,506
	2020	524,677	—	424,963	—	—	—	45,195	994,835
	2019	565,200	—	828,740	—	206,185	—	39,744	1,639,869

Tammy L. Browning Senior Vice President and President Outsourcing & Consulting Group	2021	374,231	—	902,541	—	170,000	—	24,215	1,470,987
	2020	304,000	90,000	105,631	—	—	—	4,550	504,181

Dinette Koolhaas(7) Senior Vice President and President International	2021	535,240	—	505,786	—	198,000	—	34,138	1,273,163
	2020	499,323	—	134,275	—	—	—	33,872	667,470

Timothy L. Dupree Senior Vice President and President Professional and Industrial	2021	369,115	—	758,438	—	140,000	—	3,846	1,271,399

(1)	Represents 2021, 2020, and 2019 actual base salary earnings. Mss. Browning and Koolhaas were not named executive officers in 2019. Mr. Dupree was not a named executive officer in 2020 or 2019.

(2)	Represents a cash payment made to Ms. Browning in early 2021 as noted in the Annual Cash Incentive section of this Proxy Statement.

(3)

The grant date fair values reported for 2021 are determined by multiplying the number of shares granted by the Market Value (“MV”) on the grant date. MV for Restricted Stock is determined by the closing price on the date of grant. MV for Performance Shares and Restricted Stock Units is determined by the closing stock price on the date of grant, discounted because these shares are not eligible for dividends until earned and/or vested. The MV for the Restricted Stock granted to all named officers on February 16, 2021 is $21.02 and to Ms. Browning and Mr. Dupree on October 15, 2021 is $19.68. The MV for Performance Shares and Restricted Stock Units granted to all named officers on February 16, 2021 is $20.20 and on December 17, 2021 is $16.81.

(4)

The maximum number of shares and award value for Performance Share awards for the 2021-2023 performance period is 200% of target shares granted. The table below shows the maximum number of shares and value for Performance Share awards based on achievement of financial measures using the values of $20.20 for shares granted February 16, 2021.

Name	Maximum Number of Performance Shares	Maximum Value of Performance Shares

Peter W. Quigley	119,884	$2,421,657

Olivier G. Thirot	60,656	$1,225,251

Tammy L. Browning	17,396	$351,399

Dinette Koolhaas	19,160	$387,032

Timothy L. Dupree	15,816	$319,483

(5)

Amounts for named executive officers include company matching contributions to the Management Retirement Plan (“MRP”), and Medicare tax gross-ups on those MRP contributions. (See table below.) The amount reported for Mr. Thirot includes the following carryover costs associated with his international assignment from Switzerland to the U.S.: tax preparation fee of $2,867, professional services of $9,928, and support expenses related to his transfer to Switzerland of $1,838. The total value of perquisites provided to each named executive officer (other than Mr. Thirot and further below, Ms. Koolhaas) in 2021 was less than $10,000 and, in accordance with reporting regulations, were not required to be included in this table.

Name	Company Matching MRP Contributions	MRP Medicare Gross-ups	International Assignment Carryover Cost	Total All Other Compensation

Peter W . Quigley	$42,000	$1,831	—	$43,831

Olivier G. Thirot	$29,400	$1,192	$14,633	$45,225

Tammy L. Browning	$23,212	$1,003	—	$24,215

Timothy L. Dupree	$3,691	$155	—	$3,846

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2021 Executive Compensation Tables

(6)

The amount reported for Ms. Koolhaas includes her representation allowance, supplemental health care allowance, and supplemental contribution to the government-mandated occupational pension benefit program paid through Swiss payroll.

Name	Representation Allowance	Supplemental Health Care	Supplemental Pension Contributions	Total All Other Compensation

Dinette Koolhaas	$19,692	$5,908	$8,538	$34,138

(6)

Amounts reported for Ms. Koolhaas are converted from Swiss Francs to U.S. Dollars at an exchange rate of 1 CHF = 1.094 USD. This is calculated using the IRS Yearly Average Currency Exchange Rate for Switzerland for 2021 of 0.914 (1 CHF ÷ 0.914 = $1.094).

Grants of Plan-Based Awards 2021(1)

Name	Grant Date(2)	Approval Date(3)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(4)			Estimated Future Payouts Under Equity Incentive Plan Awards(5)			All Other Stock Awards: Number of Shares of Stock or Units(6) (#)	Grant Date Fair Value of Stock and Option Awards(7) ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Peter W. Quigley	STIP		231,000	924,000	1,386,000
	2/16/2021					29,971	59,942	119,884		1,210,828
	2/16/2021								19,980	419,980
	12/17/2021						65,636			1,103,341

Olivier G. Thirot	STIP		117,600	470,400	705,600
	2/16/2021					15,164	30,328	60,656		612,626
	2/16/2021								10,108	212,470
	12/17/2021						53,967			907,185

Tammy L. Browning	STIP		51,457	205,827	308,740
	2/16/2021					4,349	8,698	17,396		175,700
	2/16/2021								2,900	60,958
	10/15/2021								10,164	200,028
	12/17/2021						27,713			465,856

Dinette Koolhaas	STIP		73,865	295,458	443,187
	2/16/2021					4,790	9,580	19,160		193,516
	2/16/2021								3,192	67,096
	12/17/2021						14,585			245,174

Timothy L. Dupree	STIP		50,753	203,013	304,520
	2/16/2021					3,954	7,908	15,816		159,742
	2/16/2021								2,636	55,409
	10/15/2021								10,164	200,028
	12/17/2021						20,420			343,260

(1)	The Company has not granted stock options since 2004, including 2021. Accordingly, this column has been eliminated from the table.

(2)

Long-term incentive grants to named executive officers, consisting of Restricted Stock Units and Performance Shares, were approved by the Committee at its February 16, 2021 meeting. Performance contingent based Restricted Stock Units, as described in the Compensation Discussion & Analysis, were approved by the Committee at its December 17, 2021 meeting.

(3)	On September 22, 2021, the Committee approved Restricted Stock Awards to Ms. Browning and Mr. Dupree, with an effective date of October 15, 2021.

(4)

Shown are the Threshold, Target and Maximum payouts for which each executive was eligible under our Annual Incentive Plan with respect to fiscal 2021 performance. Amounts actually earned with respect to these awards are included in the Summary Compensation Table as Non-Equity Incentive Plan compensation. Further detail regarding actual 2021 awards appears in the Compensation Discussion & Analysis.

(5)

Performance Shares granted in 2021 are earned based upon achievement of two financial measures. These two measures are equally weighted. Achievement of a threshold level of performance on any measure results in 50% of the target shares being earned. Achievement of the maximum level of performance on any measure results in 200% of the target shares being earned by the named executive officer. Achievement between these levels is interpolated on a straight-line basis. Performance contingent Restricted Stock Units were granted to each of the named executive officer on December 17, 2021. When performance goals are earned shares will cliff vest (100%) on the third anniversary of performance achievement.

(6)

Restricted Stock Awards/Units granted February 16, 2021 vest ratably on each of the first four anniversaries of the date of grant (25% per year). Restricted Stock Awards granted to Ms. Browning and Mr. Dupree on October 15, 2021 cliff vest on the third anniversary of the date of grant.

(7)

The grant date fair values reported for 2021 are determined by multiplying the number of shares granted by the Market Value (“MV”) on the grant date. MV for Restricted Stock is determined by the closing price on the date of grant. MV for Performance Shares and Restricted Stock Units is determined by the closing stock price on the date of grant, discounted because these shares are not eligible for dividends until earned and/or vested. The MV for the Restricted Stock granted to all named officers on February 16, 2021 is $21.02 and to Ms. Browning and Mr. Dupree on October 15, 2021 is $19.68. The MV for Performance Shares and Restricted Stock Units granted to all named officers on February 16, 2021 is $20.20 and on December 17, 2021 is $16.81.

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2021 Executive Compensation Tables

Outstanding Equity Awards at Fiscal Year End 2021(1)

Name	Grant Year	Stock Awards
		Number of Shares or Units of Stock That Have Not Vested(2)(3) (# )	Market Value of Shares or Units of Stock That Have Not Vested(4) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(5) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(4) ($)

Peter W. Quigley	2021	25,912	434,544	105,598	1,770,878
	2020	37,184	623,576	—	—
	2019	5,250	88,043	—	—
	2018	1,719	28,828	—	—

Olivier G. Thirot	2021	13,110	219,855	74,187	1,244,116
	2020	18,812	315,477	—	—
	2019	4,088	68,556	—	—
	2018	1,719	28,828	—	—

Tammy L. Browning	2021	13,926	233,539	33,511	561,979
	2020	4,676	78,417	—	—
	2019	1,636	27,436	—	—
	2018	326	5,467	—	—

Dinette Koolhaas	2021	4,140	69,428	20,973	351,717
	2020	5,944	99,681	—	—
	2019	1,524	25,557	—	—
	2018	641	10,750	—	—

Timothy L. Dupree	2021	13,582	227,770	25,692	430,855
	2020	4,904	82,240	—	—
	2019	1,524	25,557	—	—
	2018	427	7,161	—	—

(1)

The Company did not grant stock options during the 2021 fiscal year. All previously outstanding granted stock options for the named executive officers expired during the 2014 fiscal year. As a result, there are no outstanding options to report and, accordingly, these columns have been eliminated from the table.

(2)	All outstanding Restricted Stock Awards/Units vest ratably over four years. The number of outstanding shares has been determined as of January 2, 2022, the last day of the Company’s fiscal year 2021.

(3)

No Performance Shares were earned based upon the 2019-2021 level of achievement for the financial measures, and as such are not reflected in these totals. The 2020 totals include Restricted Stock Units earned upon achievement of the performance hurdle. Performance results for the first year of the 2021-2023 LTI are reflective in these totals, which is detailed above in the “2021-2023 Long-Term Incentive Performance Results” section.

(4)	The market value is determined based on the closing market price of our common shares on the last trading day of the 2021 fiscal year, December 31, 2021 ($16.77).

(5)

Performance Shares granted in 2021 are earned based upon achievement of selected financial measures over three one-year periods. If the minimum or threshold performance is not attained, the performance shares will be forfeited. The table includes the 2021 Performance Shares years two and three at target.

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2021 Executive Compensation Tables

Option Exercises and Stock Vested 2021

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)

Peter W. Quigley	—	—	6,673	144,777

Olivier G. Thirot	—	—	5,845	123,271

Tammy L. Browning	—	—	1,644	36,047

Dinette Koolhaas	—	—	2,653	55,959

Timothy L. Dupree	—	—	2,178	46,633

(1)	Value Realized on Vesting is calculated by multiplying the shares vested times the stock closing price on the day of vesting.

Nonqualified Deferred Compensation 2021

Name	Executive Contributions in Last Fiscal Year(1) ($)	Registrant Contributions in Last Fiscal Year(2) ($)	Aggregate Earnings in Last Fiscal Year(3) ($)	Aggregate Withdrawals/ Distributions(4) ($)	Aggregate Balance at Last Fiscal Year End(5) ($)

Peter W. Quigley	84,000	42,000	422,291	—	2,774,971

Olivier G. Thirot	58,800	29,400	12,381	—	879,536

Tammy L. Browning	46,423	23,212	25,992	—	289,114

Timothy L. Dupree	7,382	3,691	24,939	—	250,800

(1)

Executives may defer a percentage of their base salary (up to 25%) and incentive earnings (up to 50%) for retirement. These amounts, as applicable, are reported as a part of the salary or incentive earnings found in the Summary Compensation Table.

(2)

Registrant Contributions in Last Fiscal Year above represent Company matching contributions (50% of the first 10% of salary and annual incentive deferrals), and they are also reported as All Other Compensation in the Summary Compensation Table. All the named executive officers who participate in the MRP have met the three-year vesting requirement for the Company match.

(3)

Represents actual earnings (or loss) from the investment of the prior year aggregate balance plus the earnings on current year executive and Company contributions. The aggregate earnings are based on investment options that are also offered to employees who participate in the Company’s tax-qualified 401(k) plan. As these earnings are not “above market” interest payments or preferential earnings, they are not included in the Summary Compensation Table.

(4)

Participants may elect to receive distributions after separation from service, the later of a specified age and separation of service or a scheduled in-service distribution. Amounts may be paid as a lump sum, monthly installments for up to 20 years, or a combination of the two as elected by the participant.

(5)

Amounts reported in this column include the following amounts that have been reported in the Summary Compensation Table for fiscal years 2013-2021: Peter W. Quigley ($941,744); Named in the proxies for fiscal years 2015-2021: Olivier G. Thirot ($782,800); Named in the Proxy for fiscal years 2020-2021: Tammy L. Browning ($57,987).

Potential Payments Upon Termination or Change in Control 2021

Summary of Potential Payments

This section describes the potential additional payments and benefits under our compensation and benefit plans and arrangements to which the named executive officers would be entitled upon termination of employment under certain circumstances. Named executive officers would also be entitled to vested benefits and generally available benefits under our various plans and arrangements, as discussed after the Potential Payments Upon Termination or Change in Control table. The Company does not maintain employment agreements with our named executive officers, other than where it is customary outside of the U.S., as in the case of Mr. Thirot (effective with his relocation to Switzerland in late 2021) and Ms. Koolhaas. The table following the narrative discussion summarizes the amounts payable upon termination under certain circumstances to our named executive officers, assuming that the executive’s employment terminated on January 2, 2022, the last day of our fiscal year.

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2021 Executive Compensation Tables

Senior Executive Severance Plan

The Company implemented the Senior Executive Severance Plan (“Severance Plan”) for a limited number of executive officers in March 2017. Described below and illustrated in the table, Potential Payments Upon Termination or Change in Control, are the different elements payable under the Severance Plan if a named executive officer who was a party to the Severance Plan would experience a qualifying termination. All continuation amounts would be paid over the salary continuation period in compliance with Section 409A of the Code. Messrs. Quigley, and Dupree, and Ms. Browning were covered in the Severance Plan for 2021. Ms. Koolhaas is covered by the terms of her employment agreement as summarized below. Mr. Thirot was covered by the Severance Plan through December 26, 2021 and is covered by the terms of his new employment agreement beginning December 27, 2021.

If one of the eligible named executive officers were to have experienced a qualifying termination under the Severance Plan in 2021, the named executive officer would have been entitled to severance benefits based on the type of qualified termination and whether they were a Tier 1, Tier 2, or, as previously discussed under the Senior Executive Severance Plan section, a newly added Tier 3 participant. Mr. Quigley was the only Tier 1 participant in the Severance Plan. Mr. Thirot was a Tier 2 participant in the Severance Plan through December 26, 2021, and his new employment agreement effective December 27, 2021 provides him with similar severance benefits. Ms. Browning and Mr. Dupree were Tier 3 participants in the Severance Plan. A “qualified termination” is any termination of a participant’s employment: by the Company other than for cause, disability or death; or for “good reason” by a participant in connection with a change in control.

For a qualified termination that occurs not in connection with a change in control, a Tier 1 participant would receive severance payments in the form of base salary continuation for a period of 24 months, a Tier 2 participant would receive severance payments in the form of base salary continuation for a period of 18 months, and a Tier 3 participant would receive severance payments in the form of base salary continuation for a period of 12 months. In addition, Tier 1, Tier 2, and Tier 3 participants would receive a prorated portion of their annual incentive compensation for the fiscal year in which the termination occurred, based on the actual performance results for the year. The pro rata annual incentive payout will be determined based on the number of days in the fiscal year the eligible named executive officer was actually employed during such plan year divided by 365. Prorated annual incentive awards are paid at the same time that incentive compensation for the same year is paid to the other senior officers of the Company, following certification by the Committee that applicable performance goals have been attained. Salary continuation amounts would be paid by the Company in installments over the severance period and in accordance with the Company’s standard payroll practice, subject to the requirements of Section 409A.

For a qualified termination that occurs in connection with a change in control, a Tier 1 participant would receive a single lump sum severance payment equal to two times the sum of the participant’s annual base salary and target annual incentive compensation. A Tier 2 participant would receive a single lump sum severance payment equal to one and one-half times the sum of the participant’s annual base salary and target annual incentive compensation. A Tier 3 participant would receive a single lump sum severance payment equal to one times the sum of the participant’s annual base salary and target annual incentive compensation. In addition, Tier 1, Tier 2, and Tier 3 participants would receive a prorated portion of their annual incentive compensation. If the qualifying termination occurred in the same year as the change in control, a prorated portion of the participant’s annual incentive compensation is paid based on achievement of a target level of performance. If the qualifying termination occurred in the two years following a change in control, a prorated portion of the participant’s annual incentive compensation is paid based on the actual performance results achieved for the year. Any pro rata annual incentive payout will be determined based on the number of days in the fiscal year the eligible named executive officer was actually employed during such plan year divided by 365. Prorated annual incentive awards are paid in a lump sum at the same time that incentive compensation for the same year is paid to the other senior officers of the Company, following certification by the Committee that applicable performance goals have been attained. Participants are subject to a best-net cutback for 280G excise tax calculations with no excise tax gross-ups provided under the Severance Plan.

Subject to the participant’s timely election of continued coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), the Company would provide comparable medical (including prescription drug), dental, vision, and hospitalization benefits to the eligible named executive officer and his or her eligible dependents for the severance period, provided the named executive officer continues to pay the applicable employee rate for such coverage and the named executive officer remains eligible for COBRA coverage. The severance period for a Tier 1 participant is 24 months, for a Tier 2 participant is 18 months, and for Tier 3 participant is 12 months.

The eligible named executive officer will be entitled to receive reimbursement for professional outplacement services actually incurred during the initial 12-month period following termination, not to exceed $10,000.

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2021 Executive Compensation Tables

The eligible named executive officers, as a condition to receiving payments under the Severance Plan, are required to sign a general release of claims relating to their employment. In addition, they are required to agree not to directly or indirectly, individually or in any capacity or relationship, engage in any business or employment, or aid or endeavor to assist any business or legal entity, that is in direct competition with the business of the Company for the 12 months following termination.

During the 12 months following termination, the eligible named executive officers must also agree to not induce any employee of the Company to terminate employment with the Company, nor knowingly offer employment to any person who is or who was employed by the Company unless such person has ceased to be employed by the Company for a period of at least six months.

Named executive officers covered under the Severance Plan may not disparage, slander, or injure the business reputation or goodwill of the Company.

Named executive officers must maintain as secret and confidential all protected information such as trade secrets, confidential and proprietary business information of the Company, and any other information of the Company, including but not limited to customer lists, sources of supply, processes, plans, materials, pricing information, internal memoranda, marketing plans, internal policies, and products and services which may be developed from time to time by the Company and its agents or employees, including the named executive officer.

Noncompliance with any of the above may result in the loss of severance benefits.

Mr. Thirot’s Severance Benefit

Mr. Thirot was a participant in the Severance Plan through December 26, 2021. Under the terms of Mr. Thirot’s new Swiss employment agreement, effective December 27, 2021, he is eligible for similar severance benefits to a Tier 2 participant of the Severance Plan. Mr. Thirot is no longer a participant in the Severance Plan due to provisions that exclude participation by executives with employment agreements or who are located outside the U.S.

Ms. Koolhaas’ Severance Benefit

Under the terms of Ms. Koolhaas’ Swiss employment agreement, if she is terminated by the Company, other than for willful misconduct, she will be provided with either 12 months’ notice or 12 months of salary in lieu of notice (including continuation of supplemental health care and pension contribution), at the Company’s discretion.

Treatment of Long-Term Incentive Awards

Each equity-based award is conditioned upon the grantee’s acceptance of the terms of the EIP and the grant agreement, which includes restrictive covenants such as post-employment conditions not to solicit the Company’s employees or customers and not to compete against the Company for twelve months following any termination of employment, and indefinite covenants covering non-disparagement and confidentiality terms. Each of our named executive officer’s performance-based equity awards is subject to the Company’s Clawback Policy, which was described earlier in this document. Provisions for the treatment of long-term incentive awards upon various termination scenarios are outlined in the table below.

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2021 Executive Compensation Tables

Termination	Restricted Stock/Units (Time Vesting)	Performance Shares (Performance and Time Vesting)

Termination not for Cause in connection with a Change In Control	Immediate Vesting	Immediate Vesting at Target

Other Termination not for Cause	Forfeit	Prorated based on actual results (as determined at the end of the cycle), subject to employment for at least one year after the date grant was approved

Termination for Good Reason in connection with a Change in Control	Immediate Vesting	Immediate Vesting at Target

Termination for Cause	Forfeit	Forfeit

Voluntarily Quit	Forfeit	Forfeit

Retirement	Forfeit	Prorated based on actual results (as determined at the end of the cycle) for “Normal Retirement” defined as age 62 with 5 years of service or as a combination of age plus years of service equal to 70, with a minimum age of 60

Death or Disability	Prorated	Prorated based on actual results

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2021 Executive Compensation Tables

Based on the terms of the severance plans and treatment of LTI awards for each upon termination of employment as outlined above, the table below illustrates the amounts that each named executive officer would receive in each of the potential termination scenarios.

Event and Amounts	Peter W. Quigley ($)	Olivier G. Thirot ($)	Tammy L. Browning ($)	Dinette Koolhaas ($)	Timothy L. Dupree ($)
Involuntary Termination (For Cause)
No other payments due
Voluntary Termination
No other payments due
Death or Disability
Performance Shares (Equity-Based)(1)	99,480	50,344	14,422	15,898	13,114
Restricted Shares(2)	298,271	179,908	63,156	59,668	62,821
Total	397,751	230,252	77,578	75,566	75,935
Normal Retirement (Age 62 and 5 Years of Service or any Combination of Age + Service ≥ 70 with Minimum Age of 60)
Performance Shares (Equity-Based)(1)	n/a	n/a	n/a	n/a	n/a
Involuntary Termination (Not For Cause)
Cash Severance(3)	1,680,000	882,000	375,000	535,240	375,000
Pro-Rated Annual Incentive(4)	320,628	180,000	170,000	—	140,000
Performance Shares (Equity-Based)(1)	—	—	—	—	—
Restricted Shares(2)	—	—	—	—	—
Benefits Continuation(5)	21,647	—	—	14,446	11,592
Outplacement Services(6)	10,000	10,000	10,000	—	10,000
Total	2,032,275	1,072,000	555,000	549,686	536,592
Termination in Connection with a Change In Control - For Good Reason
Cash Severance(3)	3,528,000	1,587,600	581,250	—	581,250
Pro-Rated Annual Incentive(4)	924,000	470,400	206,250	—	206,250
Performance Shares (Equity-Based)(1)	1,005,227	508,601	145,865	—	132,617
Restricted Shares(2)	2,176,228	1,487,399	795,151	—	672,057
Benefits Continuation(5)	21,647	—	—	—	11,592
Outplacement Services(6)	10,000	10,000	10,000	—	10,000
Total	7,665,102	4,064,000	1,738,516	—	1,613,766
Termination in Connection with a Change In Control - Not For Cause
Cash Severance(3)	3,528,000	1,587,600	581,250	535,240	581,250
Pro-Rated Annual Incentive(4)	924,000	470,400	206,250	—	206,250
Performance Shares (Equity-Based)(1)	1,005,227	508,601	145,865	—	132,617
Restricted Shares(2)	2,176,228	1,487,399	795,151	434,108	672,057
Benefits Continuation(5)	21,647	—	—	14,446	11,592
Outplacement Services(6)	10,000	10,000	10,000	—	10,000
Total	7,665,102	4,064,000	1,738,516	983,794	1,613,766

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2021 Executive Compensation Tables

(1)

In the event of a named executive officer’s termination of employment due to disability, death, normal retirement (defined as age 62 with five years of service or any combination of age + service ≥ 70 with a minimum age of 60), or termination by the Company without Cause, at the end of the performance period and following approval by the Compensation and Talent Management Committee, the named executive officer (or the named executive officer’s beneficiary) would receive a pro rata portion of the equity-based Performance Award that would have otherwise vested if employment had continued until the end of the performance period, based on the portion of the performance period that the officer was employed and based on the performance level achieved. Amounts shown for termination due to death or disability, reflect actual shares earned for the 2021, Year 1, PSU grant. For termination by the Company without Cause, the named executive officer must have been employed for at least one year following the date of each grant in order to be eligible to receive prorated performance shares. Amounts not shown in the table above include 2019-2021 performance shares as performance for this award was below threshold for the two financial measures resulting in no shares being earned. No performance shares were granted in 2020. Upon a Change in Control, if awards are not assumed, converted, or replaced by the resulting entity, all vesting restrictions on outstanding Performance Awards shall lapse, with any applicable performance goals deemed to be satisfied as if “target” performance had been achieved and all such Awards become fully vested and exercisable, effective as of the date of such Change in Control. The value under the pro rata settlement or Change in Control settlement (assuming the December 31, 2021 stock value of $16.77) is shown in the table.

(2)

In the event of a named executive officer’s termination of employment due to disability or death, the named executive officer (or the named executive officer’s beneficiary) would receive a pro rata settlement of unvested restricted shares outstanding at the time of termination. For each grant of restricted stock awards/units, the number of shares settled would equal the total number of restricted shares originally granted times the ratio of days employed since the grant date divided by total number of days in the vesting period less the number of restricted shares already settled on the anniversary dates of the grant. Upon a Change in Control, if awards are not assumed, converted, or replaced by the resulting entity, all vesting restrictions on outstanding Restricted Share awards/units shall lapse, and all such Awards become fully vested and exercisable, effective as of the date of such Change in Control. The value under the prorated settlement or Change in Control settlement (assuming the December 31, 2021 stock value of $16.77) is shown in the table.

(3)

Per the Severance Plan, for involuntary termination by the Company without cause, the value of cash severance includes base salary continuation for Mr. Quigley for 24 months, and Ms. Browning and Mr. Dupree for 12 months. For payments under Change in Control, with qualifying termination, Mr. Quigley would receive a lump sum payment equal to 2 times the sum of his annual base salary and target annual incentive; and Ms. Browning and Mr. Dupree would receive a lumpsum payment equal to one times the sum of base salary and target annual incentive. Per Mr. Thirot’s Swiss employment agreement, for involuntary termination by the Company without cause, the value of cash severance includes base salary continuation for Mr. Thirot for 18 months. For payments under Change in Control, with qualifying termination, Mr. Thirot would receive a lump sum payment equal to 1.5 times the sum of base salary and target annual incentive.

(4)

In the event of an involuntary termination by the Company without cause and not in connection with a change in control, Messrs. Quigley, Thirot, and Dupree, and Ms. Browning were eligible to receive a pro rata portion of their annual Incentive Compensation for such fiscal year, based on the actual performance results for such year. In the event of an involuntary termination by the Company without cause or termination by the named executive officer for good reason, either occurring in connection with a change in control, Messrs. Quigley, Thirot, and Dupree and Ms. Browning were eligible to receive a pro rata portion of their annual Incentive Compensation for such fiscal year, paid at the target level. The value of pro rata target incentive with respect to year of termination represents the calculated target incentive for the named executive officers if they had terminated on December 31, 2021.

(5)

The value of the health care benefit provided is calculated as the Company-paid portion of the medical plan cost, times the number of months eligible according to the applicable severance plan. Coverage can include medical, dental, and vision (assumes no change in Health Plan or coverage type) and assumes a 10% health care coverage cost increase in second year (as applicable). named executive officers participating in the Senior Executive Severance Plan continue to pay the employee rate for COBRA coverage during the severance period. Named executive officers participating in the General Severance Plan are not required to pay the employee portion of COBRA during the severance period as the Company covers the full COBRA cost. Mr. Thirot and Ms. Browning were not participants in the Company’s health care plans during 2021. For Ms. Koolhaas, amounts in this column include continuation of supplemental health care and pension contributions.

(6)

Represents the maximum allowed benefit for reimbursement of outplacement services for participants in the applicable Severance Plan. Mr. Thirot is eligible for outplacement services under the terms of his employment agreement and the amount shown represents the maximum allowed benefit. Ms. Koolhaas is not covered by a plan that provides for outplacement services.

The named executive officers would also be entitled to the vested benefits included in the Outstanding Equity Awards at Fiscal Year-End table and the Nonqualified Deferred Compensation table. In addition, the amounts shown in the table above do not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment or certain types of termination of employment. These include accrued salary and vacation pay, and life insurance benefits.

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CEO Pay Ratio

As required by Section 953(b) of Dodd-Frank and Item 402(u) of Regulation S-K, we are providing the required information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Quigley, our President and Chief Executive Officer as follows:

For fiscal 2021, our last completed fiscal year:

•	The median of the annual total compensation of all employees of our company (other than our CEO), was $8,850

•	The annualized total compensation of our CEO, was $3,938,608

•	Based on this information, the ratio of the annual total compensation for our CEO to the median of the annual total compensation of all employees is 445 to 1

The pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below. The SEC rules for determining the employee population and identifying the median employee provide companies with flexibility surrounding the elements of compensation to be included and various methodologies for gathering the employee population for inclusion in the analysis. The pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices, and may utilize different methodologies, exclusions, estimates, samplings, and assumptions in calculating their own pay ratios.

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee, the methodology that we used and the material assumptions and adjustments that we used to identify the median and determine annual total compensation are outlined below:

•

Our workforce consists of regular employees (employees who provide services to the Company) and those employees for whom we find employment as temporary workers. While services may be provided inside the facilities of our customers, we remain the employer of record for our temporary employees. We retain responsibility for employee assignments, the employer’s share of all applicable payroll taxes and the administration of the employee’s share of these taxes. In most cases, we determine the compensation for our temporary employees.

•

Our median employee in 2020 was a temporary employee, and as such we determined to not use that same employee in determining our 2021 CEO pay ratio. Due to the variance in assignment lengths, the number of assignments worked in a year, and potentially the compensation rate for each assignment, it is unlikely that the median employee in 2020 would be the median employee again in 2021. As a result, we conducted a similar compensation data gathering exercise for 2021 as we had for 2020 to determine the median employee.

•

We selected December 31, 2021, which is a date within the last three months of fiscal 2021, as the date we would use to both gather compensation for the year and identify our median employee. We did this to ensure we had a full year of earnings for our temporary employees as we are not able to estimate what earnings for that group would be under a partial year scenario.

•	As of December 31, 2021, our employee population totaled 124,541 and consisted of all regular and temporary employees that were actively on assignment and being paid as of that date.

Category	U.S.	Non-U.S.	Total
Regular	4,551	2,878	7,429
Temporary	76,324	40,787	117,111
TOTAL	80,875	43,665	124,540

•	The vast majority of our employees, about 94%, are temporary employees who work anywhere from one week to fifty-two weeks in a calendar year.

•	Approximately 35% of our employee population is located in twenty countries outside of the U.S.

•

To identify the “median employee” we collected actual base salary earnings and overtime paid for the 12-month period ending December 31, 2021. We used actual base salary earnings and overtime paid as our consistently applied compensation measure. Based on our demographics and the likelihood that our median employee would come from our temporary workforce, we believe this to be the appropriate compensation measure most effectively applied to our employee population.

•	In making this determination, the compensation for all regular employees hired after January 1, 2021 was annualized.

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CEO Pay Ratio

•

Compensation for temporary workers, pursuant to SEC rules, was not annualized, but all earnings for the 12-month period were collected and included all assignments that a temporary employee would have been paid for throughout the year.

•	We did not utilize either the Data Privacy Exemption or the De Minimis Exemption.

•	We did not make any cost-of-living adjustments in identifying the median employee.

•

For purposes of making the determination, employee compensation from locations outside the U.S. was converted to U.S. dollars using the Company’s exchange rates in effect on January 1, 2021, consistent with our current financial reporting.

Using this methodology, we determined that our median employee was a temporary employee located in the U.S. with base salary and overtime earnings in the amount of $8,850. This temporary employee worked approximately nineteen weeks during 2021. Our median employee did not receive any other compensation or benefits required under Item 402(u) to be included in the employee’s annual total compensation.

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Proposal 3 – Ratification of The Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for the 2022 Fiscal Year

On an annual basis, the Audit Committee approves and appoints the independent registered public accounting firm. During its February 15, 2022 meeting, PricewaterhouseCoopers LLP (“PwC”) was appointed to audit the consolidated financial statements of the Company for the year ending January 1, 2023. This firm has served as the Company’s independent registered public accounting firm since 1960 and is considered to be well qualified. The reappointment process for the independent registered public accounting firm includes an annual assessment that takes into consideration, but is not limited to, a review of the following:

1. Quality of services and sufficiency of resources provided by the auditor

• Knowledge and skills to meet the Company’s audit requirements

• Partner rotation (every 5 years)

• Appropriate audit engagement partner

• Engagement letter compliance

• Industry experience

• Results of consultations

• Audit cost (fee negotiations included)

• Long tenure and familiarity with the Company’s accounting policies

2. Communication and interaction during the engagements

• Professional and open dialog

• Accessibility

• Current accounting developments conversations

3. Independence, objectivity, and professional skepticism

• Assessment of audit evidence

• Internal Audit reliance

The Board of Directors seeks ratification of the appointment of PwC. The representatives of the firm are expected to be present at the Annual Meeting and will be available to respond to all appropriate questions.

Audit and Non-Audit Fees

The Audit Committee is responsible for the compensation (including negotiations) of the independent registered public accounting firm and requires pre-approval of all audit and non-audit services prior to engagement by the Company. In conjunction with the pre-approval, the Committee considers whether non-audit services are consistent with the rules and regulations of the SEC on auditor independence. The authority of the Audit Committee is detailed in its charter, which is posted on the Company’s website at kellyservices.com.

The table below displays the fees incurred from the audit and non-audit services provided by PwC.

	2020 ($)	2021 ($)
Audit Fees	3,921,900	3,853,200
Audit Related Fees	19,000	3,400
Tax Fees	111,300	70,900
All Other Fees	17,300	17,200
Total	4,069,500	3,944,700

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Proposal 3: Ratification of the Appointment of PricewaterhouseCoopers LLP

Audit Fees: Audits and quarterly reviews of our consolidated financial statements, statutory audits, issuance of consent, and assistance with review of documents filed with the SEC.

Audit Related Fees: Services associated with international regulatory reporting.

Tax Fees: Tax and transfer pricing consulting.

All Other Fees: Accounting research and human resources benchmarking.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2022 fiscal year.

Report of the Audit Committee

Management is responsible for the preparation, presentation and integrity of Kelly’s financial statements, for its accounting and financial reporting principles, and for the establishment and effectiveness of internal controls and procedures designed to ensure compliance with generally accepted accounting principles and applicable laws and regulations. The independent registered public accounting firm is responsible for performing an independent audit of Kelly’s financial statements and of its internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (the “PCAOB”) and expressing an opinion as to the conformity of Kelly’s financial statements with generally accepted accounting principles and the effectiveness of its internal control over financial reporting. The independent registered public accounting firm has free access to the Committee to discuss any matters it deems appropriate.

In performing its oversight role, the Committee has considered and discussed the audited financial statements of Kelly for the fiscal year ended January 2, 2022 with each of management and PwC, the independent registered public accounting firm. The Committee has also discussed with PwC the matters required to be discussed by applicable requirements of the PCAOB. The Committee has received the written disclosures of the PCAOB regarding the auditors’ independence and has discussed with PwC its independence.

Based on the reports and discussions described in this Report, the Committee recommended to the Board that the audited financial statements of Kelly for 2021 be included in the 2021 Annual Report on Form 10-K.

THE AUDIT COMMITTEE

LESLIE A. MURPHY, CHAIR

GERALD S. ADOLPH

ROBERT S. CUBBIN

TERRENCE B. LARKIN

81

KELLY SERVICES, INC.

999 West Big Beaver Road

Troy, Michigan 48084-4716

April  18, 2022

QUESTIONS AND ANSWERS ABOUT THE PROXY STATEMENT AND THE ANNUAL MEETING

Q)	WHERE ARE WE HOLDING THE ANNUAL MEETING?

A)

The 2022 Annual Meeting of Stockholders will be held virtually. To access the live audio webcast of the meeting, stockholders of record will need to visit kellyservices.com for instructions and use their 16-digit Control Number provided in the Notice to log in to this website. If your shares are held beneficially in the name of a bank, broker, or other holder of record (sometimes referred to as holding share “in street name”), you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Beneficial holders will need to obtain a “legal proxy” from their broker, bank, or other holder of record that holds your shares if they want to vote during the virtual meeting. Beneficial holders will need to send our transfer agent, Computershare, the legal proxy before the meeting and they will then issue via email, an authorized control number.

Q)	WHO IS MAKING THE SOLICITATION IN THIS PROXY STATEMENT?

A)

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Kelly Services, Inc. for use at the Annual Meeting of Stockholders of the Company to be held virtually on May 18, 2022 for the purposes set forth in the Notice of Annual Meeting of Stockholders. The approximate date on which this Proxy Statement and enclosed form of proxy are first being sent to Class B stockholders of the Company is April 18, 2022.

Q)	WHO WILL BEAR THE COST OF THE PROXY SOLICITATION?

A)

The cost of soliciting proxies will be borne by the Company. The solicitation of proxies will be made primarily by mail. The Company may also make arrangements with brokerage houses, custodians, banks, nominees, and fiduciaries to forward solicitation material to beneficial owners of Class B stock held of record by them and to obtain authorization to execute proxies. The Company may reimburse such institutional holders for reasonable expenses incurred by them in connection therewith.

A copy of the Company’s Annual Report and Annual Report on Form 10-K as of January 2, 2022, the close of the Company’s latest fiscal year, has been mailed or otherwise made available to each stockholder of record. The expense of preparing, printing, assembling, and mailing the accompanying form of proxy and the material used in the solicitation of proxies will be paid by the Company. In addition, the Company may reimburse brokers or nominees for their expenses in transmitting proxies and proxy material to principals.

Q)	WHO IS ENTITLED TO VOTE?

A)

Only stockholders of record of our Class B Common Stock, par value $1.00 per share, at the close of business on March 28, 2022, the record date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting. Class B Common Stock is the only class of the Company’s securities with voting rights.

At the close of business on March 28, 2022, the number of issued and outstanding voting securities (exclusive of treasury shares) was 3,357,146 shares of the Class B Common Stock. Class B stockholders on the record date will be entitled to one vote for each share held of record.

Q)	HOW DO I VOTE?

A)	We encourage Class B stockholders to return their proxies promptly via the enclosed form of proxy in the enclosed postage prepaid envelope or vote via the Internet, QR code scan, or telephone.

Q)	HOW IS MY VOTE COUNTED?

A)

If a proxy in the accompanying form is properly executed, returned to the Company and not revoked, the shares represented by the proxy will be voted in accordance with the instructions set forth thereon. If no instructions are given with respect to the matters to be acted upon, the shares represented by the proxy will be voted in accordance

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Questions and Answers

with the recommendation of the Company’s Board of Directors on each of the proposals set forth in the accompanying Notice of Annual Meeting of Stockholders and on any other matters that properly come before the Annual Meeting in such manner as may be determined by the individuals named as proxies.

Q)	CAN I REVOKE MY PROXY AFTER I HAVE SUBMITTED IT?

A)

If the enclosed form of proxy is executed and returned by the stockholder, it may nevertheless be revoked by the person giving it by written notice of revocation to the Corporate Secretary of the Company or by submitting a later dated proxy, provided such notice or later dated proxy is received by 11:59 p.m., Central Time, on May 17, 2022. You also will be able to vote your shares online by attending the Annual Meeting by webcast.

Q)	WHAT CONSTITUTES A QUORUM?

A)

Pursuant to the Company’s Bylaws, the holders of 60% of the issued and outstanding shares of Class B Common Stock who are entitled to vote at a stockholders’ meeting, in person or represented by proxy, will constitute a quorum. Shares that are present and entitled to vote on any of the proposals to be considered at the Annual Meeting will be considered to be present at the Annual Meeting for purposes of establishing the presence or absence of a quorum for the transaction of business.

Q)	WHAT IS A BROKER NON-VOTE?

A)

A “broker non-vote” occurs if a broker or other nominee indicates on the enclosed proxy that it does not have discretionary authority as to certain shares to vote on a particular proposal, but otherwise has authority to vote at the Annual Meeting. Abstentions and shares subject to broker non-votes will be considered as present for purposes of determining the presence or absence of a quorum at the Annual Meeting.

Q)	HOW IS IT DETERMINED IF A MATTER HAS BEEN APPROVED?

A)

Under our Bylaws, directors are elected by plurality vote and the nominees who receive the greatest number of votes at the Annual Meeting will be elected. Withheld votes and broker non-votes will not be taken into account for purposes of determining the outcome of the election of directors.

The affirmative vote of a majority of the Class B shares present in person or by proxy at the Annual Meeting and entitled to vote on such proposal will be required to approve Proposal 2 and Proposal 3. Abstentions will have the effect of negative votes with respect to these proposals. Broker non-votes will not be taken into account for purposes of these proposals.

Q)	WHAT HAPPENS IF ADDITIONAL MATTERS (OTHER THAN THE PROPOSALS DESCRIBED IN THIS PROXY STATEMENT) ARE PRESENTED AT THE ANNUAL MEETING?

A)

If any other matters do properly come before the Annual Meeting, all proxies signed and returned by holders of the Class B Common Stock, if not limited to the contrary, will be voted thereon in accordance with the best judgment of the persons voting the proxies.

Q)	HOW CAN I COMMUNICATE WITH THE BOARD?

A)

Stockholders may communicate with the Board in writing, addressed to the Board of Directors and mailed to the Corporate Secretary, Kelly Services, Inc., 999 West Big Beaver Road, Troy, Michigan 48084-4716. All written stockholder communications will be summarized and reported to the Board at its regularly scheduled meetings.

Q)	WHAT IS THE DEADLINE TO SUBMIT STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR THE COMPANY’S 2023 ANNUAL MEETING OF STOCKHOLDERS?

A)

If a Class B stockholder intends to present a proposal for inclusion in the proxy materials to be distributed by us in connection with the Company’s 2023 Annual Meeting of Stockholders in reliance on Rule 14a-8 under the Exchange Act, the proposal must be submitted in writing and received by the Corporate Secretary no later than December 19, 2022. The proposal must also meet the other requirements of the rules of the SEC relating to stockholder proposals.

83

Questions and Answers

Our Bylaws contain an advance notice of stockholder business and nominations requirement, which generally prescribes the procedures that a stockholder of the Company must follow if the stockholder intends at an annual meeting of stockholders to nominate a person for the election to the Board or to propose other business to be considered by stockholders. These procedures include, among other things, that the stockholder give timely notice to the Corporate Secretary of the nomination or other proposed business, that the notice contain specified information, and that the stockholder comply with certain other requirements. If a stockholder’s nomination or proposal is not in compliance with the procedures set forth in our Bylaws, the Company may disregard such nomination or proposal. Generally, in the case of an annual meeting of stockholders, a stockholder’s notice in order to be timely must be delivered in writing to the Corporate Secretary, at the Company’s principal executive office, not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the date of the proceeding year’s annual meeting. To be timely for the 2023 Annual Meeting of Stockholders, the notice must be received by the Corporate Secretary no earlier than January 18, 2023 and no later than February 17, 2023.

In each case, proposals made under Rule 14a-8 and nominations for director nominees and/or an item of business to be introduced at an annual meeting of stockholders must be submitted in writing and received by the Corporate Secretary, Kelly Services, Inc., 999 West Big Beaver Road, Troy, Michigan 48084-4716.

84

Kelly®

999 West Big Beaver Road
Troy, Michigan 48084-4716
248.362.4444
kellyservices.com

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card.
Online Go to www.envisionreports.com/kelyb or scan the QR code – login details are located in the shaded bar below.
Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/kelyb

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

— — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — —

A	Proposals – The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 and 3.
1.	Election of Directors:
		For	Withhold		For	Withhold		For	Withhold
	01 -D.R. Parfet	☐	☐	02 - P.W. Quigley	☐	☐	03 - G.S. Adolph	☐	☐
	04 - G.S. Corona	☐	☐	05 - R.S. Cubbin	☐	☐	06 - A. Duggirala	☐	☐
	07 - I.F. Johnson	☐	☐	08 - T.B. Larkin	☐	☐	09 - L.A. Murphy	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	Non-binding advisory vote on executive compensation.	☐	☐	☐	3.	Ratification of PricewaterhouseCoopers LLP as independent accountants for the 2022 fiscal year.	☐	☐	☐

4.	Transacting any other business as may properly come before the Meeting or any postponement or adjustments thereof.

					.

B	Authorized Signatures – This section must be completed for your vote to be counted. - Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

03LN1A

The 2022 Annual Meeting of Stockholders of Kelly Services, Inc. will be held on

May 18, 2022 at 11:00 a.m. Eastern Time, virtually via the internet at meetnow.global/M6ZVQ4M.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.

The material is available at: www.envisionreports.com/kelyb

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/kelyb

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Notice of Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting – May 18, 2022

The undersigned hereby names, constitutes and appoints Vanessa P. Williams and James M. Polehna, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Kelly Services, Inc. Class B Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held May 18, 2022 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS.

(Continued to be marked, dated and signed, on the other side.)

C	Non-Voting Items

Change of Address – Please print new address below.	Comments – Please print your comments below.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

— — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — —

A	Proposals – The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1.	Election of Directors:									+
		For	Withhold		For	Withhold		For	Withhold
	01 - D.R. Parfet	☐	☐	02 - P.W. Quigley	☐	☐	03 - G.S. Adolph	☐	☐
	04 - G.S. Corona	☐	☐	05 - R.S. Cubbin	☐	☐	06 - A. Duggirala	☐	☐
	07 - I.F. Johnson	☐	☐	08 - T.B. Larkin	☐	☐	09 - L.A. Murphy	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	Non-binding advisory vote on executive compensation.	☐	☐	☐	3.	Ratification of PricewaterhouseCoopers LLP as independent accountants for the 2022 fiscal year.	☐	☐	☐

4.	Transacting any other business as may properly come before the Meeting or any postponement or adjustments thereof.

					.

B	Authorized Signatures – This section must be completed for your vote to be counted. - Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

⬛	∎	1 U P X 5 3 7 6 0 7	+

03LN2A

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.

The material is available at: www.edocumentview.com/kelyb

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

— — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — —

Proxy - Kelly Services, Inc.

Notice of Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting – May 18, 2022

The undersigned hereby names, constitutes and appoints Vanessa P. Williams and James M. Polehna, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Kelly Services, Inc. Class B Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held May 18, 2022 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS.

(Continued to be marked, dated and signed, on the other side.)